EXHIBIT 4.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF June 1, 2006

by and among

UNITED AGRI PRODUCTS, INC.

UNITED AGRI PRODUCTS CANADA INC.

UAP DISTRIBUTION, INC. and

LOVELAND PRODUCTS, INC.

as Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent, L/C Issuer and a Lender,

GE CANADA FINANCE HOLDING COMPANY

as Canadian Agent,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders,

GECC CAPITAL MARKETS GROUP, INC.

as Co-Lead Arranger and Co-Book Runner,

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Co-Lead Arranger, Co-Book Runner and Syndication Agent,

COOPERATIEVE CENTRALE

RAIFFEISEN-BOERELEENBANK B.A.,

“RABOBANK INTERNATIONAL” NEW YORK BRANCH

as Co-Documentation Agent

and

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH

BUSINESS FINANCIAL SERVICES INC.

as Co-Documentation Agent

SECTION 1. AMOUNTS AND TERMS OF LOANS		2

1.1	Loans	2
1.2	Interest and Applicable Margins	10
1.2A	Swap Related Reimbursement Obligations	14
1.3	Fees, Costs and Expenses	15
1.4	Payments	16
1.5	Prepayments	17
1.6	Maturity	20
1.7	Eligible Accounts	20
1.8	Eligible Inventory	22
1.9	Loan Accounts	24
1.10	Yield Protection; Illegality	25
1.11	Taxes	26
1.12	Borrower Representative	27
1.13	Conversion to Dollars	28
1.14	Judgment Currency; Contractual Currency	28
1.15	Canadian Revolving Loan Refunding	29
1.16	Joint and Several Obligations	30

SECTION 2. AFFIRMATIVE COVENANTS		30

2.1	Compliance With Laws and Contractual Obligations	30
2.2	Insurance; Damage to or Destruction of Collateral	31
2.3	Inspection; Lender Meeting	32
2.4	Organizational Existence	33
2.5	Environmental Matters	33
2.6	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	34
2.7	Conduct of Business	34
2.8	Maintenance of Accounts	35
2.9	Canadian Pension and Benefit Plans	35
2.10	Supplier Rebates	36
2.11	Further Assurances	36
2.12	Interest Rate Agreements	37

SECTION 3. NEGATIVE COVENANTS		37

3.1	Indebtedness	37
3.2	Liens and Related Matters	39
3.3	Investments	41
3.4	Contingent Obligations	43
3.5	Restricted Payments	44
3.6	Restriction on Fundamental Changes	46

3.7	Disposal of Assets or Subsidiary Stock	50
3.8	Transactions with Affiliates	50
3.9	Conduct of Business	51
3.10	Fiscal Year	51
3.11	Press Release; Public Offering Materials	51
3.12	Subsidiaries	52
3.13	Bank Accounts	52
3.14	Hazardous Materials	52
3.15	ERISA and Canadian Pension and Benefit Plans	53
3.16	Sale-Leasebacks	53
3.17	Prepayments of Other Indebtedness	53
3.18	[Intentionally Omitted]	53
3.19	Incurrence of Funded Debt	53

SECTION 4. FINANCIAL COVENANTS/REPORTING		53

4.1	[Intentionally Omitted]	53
4.2	Minimum Fixed Charge Coverage Ratio	54
4.3	Financial Statements and Other Reports	54
4.4	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	57

SECTION 5. REPRESENTATIONS AND WARRANTIES		58

5.1	Disclosure	58
5.2	No Material Adverse Effect	58
5.3	No Conflict	58
5.4	Organization, Powers, Capitalization and Good Standing	58
5.5	Financial Statements and Projections	59
5.6	Intellectual Property	60
5.7	Investigations, Audits, Etc.	60
5.8	Employee Matters	60
5.9	Solvency	61
5.10	Litigation; Adverse Facts	61
5.11	Use of Proceeds; Margin Regulations	61
5.12	Ownership of Property; Liens	61
5.13	Environmental Matters	62
5.14	ERISA And Canadian Pension And Benefit Plans	63
5.15	Brokers	64
5.16	Deposit and Disbursement Accounts	64
5.17	Agreements and Other Documents	64
5.18	Insurance	65
5.19	Taxes and Tax Returns	65

SECTION 6. DEFAULT, RIGHTS AND REMEDIES		66

6.1	Event of Default	66

6.2	Suspension or Termination of Commitments	68
6.3	Acceleration and other Remedies	68
6.4	Performance by Agents	69
6.5	Application of Proceeds	69

SECTION 7. CONDITIONS TO LOANS		71

7.1	Conditions to Initial Loans	71
7.2	Conditions to All Loans	72

SECTION 8. ASSIGNMENT AND PARTICIPATION		73

8.1	Assignment and Participations	73
8.2	Agent	75
8.3	Set Off and Sharing of Payments	81
8.4	Disbursement of Funds	81
8.5	Disbursements of Advances; Payment	82

SECTION 9. MISCELLANEOUS		84

9.1	Indemnities	84
9.2	Amendments and Waivers	85
9.3	Notices	86
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative	88
9.5	Marshaling; Payments Set Aside	88
9.6	Severability	88
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights	88
9.8	Headings	88
9.9	Applicable Law	88
9.10	Successors and Assigns	88
9.11	No Fiduciary Relationship; Limited Liability	88
9.12	Construction	89
9.13	Confidentiality	89
9.14	CONSENT TO JURISDICTION	89
9.15	WAIVER OF JURY TRIAL	90
9.16	Survival of Warranties and Certain Agreements	90
9.17	Entire Agreement	90
9.18	Counterparts; Effectiveness	90
9.19	Replacement of Lenders	90
9.20	Delivery of Termination Statements and Mortgage Releases	92
9.21	English Language	92
9.22	Patriot Act Notice	92

SECTION 10. CROSS-GUARANTY		93

10.1	Cross-Guaranty	93
10.2	Waivers by U.S. Borrowers	93

10.3	Benefit of Guaranty	93
10.4	Waiver of Subrogation, Etc.	94
10.5	Election of Remedies	94
10.6	Liability Cumulative	94
10.7	Canadian Borrower and Its Subsidiaries	95

SECTION 11. RESTATEMENT OF EXISTING CREDIT AGREEMENT		95

11.1	Restatement of Existing Credit Agreement	95

INDEX OF APPENDICES

Annexes
Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	Pro Forma
Annex E	-	Lenders’ Bank Accounts

Exhibits
Exhibit 1.1(a)(i)	-	Notice of Revolving Credit Advance
Exhibit 1.1(a)(iii)(1)	-	Revolving Note
Exhibit 1.1(a)(iii)(2)	-	Revolving Note (Canadian)
Exhibit 1.1(b)(i)	-	Term Note
Exhibit 1.1(c)	-	Swing Line Note
Exhibit 1.2(e)	-	Notice of Continuation/Conversion
Exhibit 2.6(a)	-	Form of Landlord Agreement
Exhibit 2.6(b)	-	Form of Bailee Letter
Exhibit 2.6(c)	-	Form of Mortgagee Waiver
Exhibit 2.11(b)	-	Form of Mortgage/Deed of Trust
Exhibit 4.3(d)	-	Form of Borrowing Base Certificate
Exhibit 4.3(k)	-	Compliance and Excess Cash Flow Certificate
Exhibit 8.1	-	Assignment Agreement

Disclosure Schedules
Schedule 1.1(a)(iv)	-	Accounting Periods of each Fiscal Year
Schedule 2.7	-	Corporate and Trade Names
Schedule 3.1	-	Indebtedness
Schedule 3.2	-	Liens
Schedule 3.3	-	Investments
Schedule 3.4	-	Contingent Obligations
Schedule 3.8	-	Affiliate Transactions
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Capitalization
Schedule 5.6	-	Intellectual Property
Schedule 5.7	-	Investigations and Audits
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.14(a)	-	ERISA
Schedule 5.14(b)	-	Canadian Benefit Plans and Canadian Pension Plans
Schedule 5.16	-	Deposit and Disbursement Accounts
Schedule 5.18	-	Insurance

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 1, 2006 and entered into by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation (“UAP”), UAP DISTRIBUTION, INC., a Delaware corporation (“UAP Distribution”), LOVELAND PRODUCTS, INC., a Colorado corporation (“Loveland Products” and together with UAP and UAP Distribution are sometimes referred to herein as the “U.S. Borrowers” and individually as a “U.S. Borrower”), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (“Canadian Borrower”) (U.S. Borrowers and Canadian Borrower are sometimes referred to herein as the “Borrowers” and individually as a “Borrower”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as the initial L/C Issuer and as Agent and GE CANADA FINANCE HOLDING COMPANY, an entity organized under the federal laws of Canada, in its individual capacity “GE Canada”) as Canadian Agent.

RECITALS:

WHEREAS, on November 29, 2004 Agent, Canadian Agent and Lenders entered into an Amended and Restated Credit Agreement (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) with UAP and Canadian Borrower providing for Revolving Loans of up to $500,000,000 and Borrowers have certain Loans and Letters of Credit outstanding thereunder (“Existing Loans”) which amended and restated that certain Credit Agreement, dated as of November 24, 2003 among UAP and Canadian Borrower, the other Credit Parties, Agent, Canadian Agent and Lenders;

WHEREAS, Borrowers desire that (i) the Revolving Loan Commitment be increased to $675,000,000, (ii) the terms governing the Existing Loans be amended and restated in accordance herewith, (iii) Agent and Lenders extend a term loan facility to U.S. Borrowers in the aggregate principal amount of $175,000,000 and (iv) the terms of the Existing Credit Agreement be amended and restated as set forth herein;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence a payment and reborrowing of all or any such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement and that from the date hereof, the Existing Credit Agreement be of no further force and effect except to evidence the incurrence of the Obligations thereunder, the representations and warranties made thereunder and the obligations, covenants and liabilities of the parties thereto prior to the Closing Date; and

WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are hereby incorporated herein by reference

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and, taken together with this Agreement, shall constitute a singe agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agents agree as follows:

SECTION 1.

AMOUNTS AND TERMS OF LOANS

1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

(a) Revolving Loans.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees, severally and not jointly, to make available to U.S. Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “U.S. Revolving Credit Advance”) requested by Borrower Representative on behalf of the U.S. Borrowers hereunder. The Pro Rata Share of the U.S. Revolving Loan of any Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment. U.S. Revolving Credit Advances may be repaid and reborrowed from time to time until the Commitment Termination Date; provided, that the amount of any U.S. Revolving Credit Advance to be made at any time shall not exceed U.S. Borrowing Availability. The U.S. Revolving Loan shall be repaid in full on the Commitment Termination Date. If at any time the outstanding U.S. Revolving Loan (including the Swing Line Loan and, if applicable, the Overadvance) exceeds the U.S. Borrowing Base, plus the Maximum Overadvance or if the outstanding U.S. Revolving Loan (including the Swing Line Loan but excluding, if applicable, the Overadvance) exceeds the U.S. Borrowing Base (such excess, a “U.S. Overadvance”), Revolving Lenders shall not be obligated to make U.S. Revolving Credit Advances and no additional Letters of Credit shall be issued. The U.S. Revolving Loan must be repaid and/or Letters of Credit cash collateralized in an amount sufficient to eliminate any such U.S. Overadvance (a “U.S. Pay Down”) within 15 days following notice by Agent to Borrower Representative that such U.S. Overadvance has occurred or will occur as a result of the imposition of Reserves or changes in the criteria set forth in Sections 1.7 or 1.8 which make less credit available. In all other cases, such U.S. Pay Down must occur immediately. Notwithstanding any provision hereof to the contrary, no Revolving Lender (other than Agent with respect to the Overadvance) shall be obligated to make any U.S. Revolving Credit Advance if such Revolving Lender’s Pro Rata Share of the U.S. Revolving Loan exceeds or would exceed such Revolving Lender’s Pro Rata Share of the U.S. Borrowing Base.

(ii) Subject to the terms and conditions hereof, Canadian Agent agrees to make available to Canadian Borrower from time to time until the Commitment Termination Date advances (each a “Canadian Revolving Credit Advance”) requested by Borrower Representative on behalf of Canadian Borrower hereunder in Dollars or Canadian Dollars. Canadian Revolving Credit Advances may be repaid and reborrowed from time to time until the Commitment Termination Date; provided, that the amount of any Canadian Revolving Credit

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Advance to be made at any time shall not exceed Canadian Borrowing Availability. The Canadian Revolving Loan shall be repaid in full on the Commitment Termination Date. If at any time the outstanding Canadian Revolving Loan exceeds the Canadian Borrowing Base (such excess, a “Canadian Overadvance”), Canadian Agent shall not be obligated to make Canadian Revolving Credit Advances. The Canadian Revolving Loan must be repaid in an amount sufficient to eliminate any such Canadian Overadvance (a “Canadian Pay Down”) within 15 days following notice by Canadian Agent to Borrower Representative that such Canadian Overadvance has occurred or will occur as a result of the imposition of Reserves or changes in the criteria set forth in Sections 1.7 or 1.8 which make less credit available. In all other cases, such Canadian Pay Down must occur immediately.

(iii) Revolving Loans which are Index Rate Loans may be requested in any amount with one (1) Business Day’s prior written notice required for funding requests of Revolving Loans (other than Swing Line Loans) equal to or greater than $5,000,000 or the Dollar Equivalent thereof. For funding requests for (x) such Revolving Loans (other than Swing Line Loans) less than $5,000,000 or the Dollar Equivalent thereof and (y) Swing Line Loans of up to $25,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which the Revolving Loan or Swing Line Loan is to be made. All LIBOR Loans require three (3) Business Days’ prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(i) (“Notice of Revolving Credit Advance”). Notwithstanding the foregoing, Borrowers may borrow Revolving Loans on the Closing Date by delivery of a funding request by Borrower Representative one (1) Business Day prior to the Closing Date; provided that such Revolving Loans shall only be Index Rate Loans. Each U.S. Borrower shall execute and deliver to each Revolving Lender which requests such execution and delivery a note to evidence the Revolving Loan Commitment of that Revolving Lender. Canadian Borrower shall execute and deliver to Canadian Agent a note to evidence the Canadian Revolving Loan. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(iii)(1) and (2) (each a “Revolving Note” and, collectively, the “Revolving Notes”).

(iv) Subject to the terms and conditions hereof and the terms of the GE Capital Fee Letter, each Revolving Lender agrees, severally and not jointly, to make available to U.S. Borrowers during Period #8 through Period #11 of each Fiscal Year (as specified on Schedule 1.1(a)(iv) hereto) prior to the Commitment Termination Date, its Pro Rata Share of overadvances (“Overadvances”) requested by Borrower Representative on behalf of U.S. Borrowers hereunder. Overadvances shall constitute U.S. Revolving Credit Advances and may be repaid and reborrowed from time to time until the Commitment Termination Date. Overadvances (i) shall not exceed $150,000,000 (which amount shall be reduced to (1) $145,000,000 on the first anniversary of the Closing Date, (2) $140,000,000 on the second anniversary of the Closing Date, (3) $130,000,000 on the third anniversary of the Closing Date, and (4) $115,000,000 on the fourth anniversary of the Closing Date); provided that the aggregate amount of Overadvances together with other outstanding Funded Debt shall not cause the Specified Leverage Ratio (calculated assuming such Overadvance was funded on the last day of the Specified Leverage Ratio Measuring Period) to exceed the Applicable Leverage Ratio (the “Maximum Overadvance”), (ii) shall only be drawn against if the outstanding balance of the U.S. Revolving Loan would otherwise equal or exceed the U.S. Borrowing Base, (iii) subject to Section 6.5, shall be paid prior to payment of the principal balance of the remainder of the U.S.

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Revolving Loan and the Canadian Revolving Loan and (iv) subject to Section 6.5, shall be paid in full on the first day of Period #12 of each Fiscal Year and on the Commitment Termination Date.

(b) Term Loan.

(i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the “Term Loan”) on the Closing Date to U.S. Borrowers in the original principal amount of its Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(i) (each a “Term Note” and collectively the “Term Notes”), and, except as provided in Section 1.9, U.S. Borrowers shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of U.S. Borrowers to pay the amount of the applicable Term Lender’s Term Loan Commitment, together with interest thereon as prescribed in Section 1.2.

(ii) U.S. Borrowers shall repay the principal amount of the Term Loan in twenty three (23) consecutive quarterly installments on the first day of January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2006, as follows:

Payment Dates	Installment Amounts
October 1, 2006	$437,500
January, 1, 2007	$437,500
April 1, 2007	$437,500
July 1, 2007	$437,500
October 1, 2007	$437,500
January, 1, 2008	$437,500
April 1, 2008	$437,500
July 1, 2008	$437,500
October 1, 2008	$437,500
January, 1, 2009	$437,500
April 1, 2009	$437,500
July 1, 2009	$437,500

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October 1, 2009	$437,500
January, 1, 2010	$437,500
April 1, 2010	$437,500
July 1, 2010	$437,500
October 1, 2010	$437,500
January, 1, 2011	$437,500
April 1, 2011	$437,500
July 1, 2011	$437,500
October 1, 2011	$437,500
January, 1, 2012	$437,500
April 1, 2012	$437,500

The final installment due on June 1, 2012 shall be in the amount of $164,937,500 or, if different, the remaining principal balance of the Term Loan.

(iii) Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Term Loan Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

(iv) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(c) Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender shall make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make U.S. Revolving Credit Advances under Section 1.1(a), provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any U.S. Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) U.S. Borrowing Availability (“Swing Line Availability”). Until the Commitment Termination Date, U.S. Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower

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Representative on behalf of the applicable U.S. Borrower to Agent in accordance with Section 1.1(a). Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make U.S. Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. U.S. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(ii) Each U.S. Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of each U.S. Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such U.S. Borrower together with interest thereon as prescribed in Section 1.2.

(iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of each U.S. Borrower (and each U.S. Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender but excluding GE Canada) to make a U.S. Revolving Credit Advance to each U.S. Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the applicable U.S. Borrower’s Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 6.1(f) and 6.1(g) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a U.S. Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those U.S. Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable U.S. Borrower.

(iv) If, prior to refunding a Swing Line Loan with a U.S. Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender (excluding GE Canada) shall, on the date such U.S. Revolving Credit Advance was to have been made for the benefit of any applicable U.S. Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such U.S. Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender (excluding GE Canada) shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

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(v) Each Revolving Lender’s obligation to make U.S. Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any U.S. Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Swing Line Lender shall be entitled to recover, on demand, from each Revolving Lender (excluding GE Canada) the amounts required pursuant to Sections 1.1.(c)(iii) or 1.1(c)(iv), as the case may be. If any Revolving Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(d) Letters of Credit. The U.S. Revolving Loan Commitment may, in addition to advances under the U.S. Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable U.S. Borrower, for the issuance of Letters of Credit. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Revolving Lenders, each Revolving Lender (excluding GE Canada) shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

(i) Maximum Amount. The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $50,000,000 (the “L/C Sublimit”).

(ii) Reimbursement. U.S. Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 10), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer. U.S. Borrowers hereby authorize and direct Agent, at Agent’s option, to debit U.S. Borrowers’ account (by increasing the outstanding principal balance of the U.S. Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by U.S. Borrowers with the proceeds of a U.S. Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the U.S. Revolving Loans which are Index Rate Loans plus, at the election of Agent or Requisite Revolving Lenders, an additional two percent (2.00%) per annum. Each Revolving Lender agrees to fund its Pro Rata Share of any U.S. Revolving Loan made pursuant to this Section 1.1(d)(ii). In the event Agent elects not to debit U.S. Borrowers’ account and U.S. Borrowers fail to reimburse an L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly

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notify each Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Revolving Lender’s Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by U.S. Borrowers or satisfied through a debit of U.S. Borrowers’ account. Each Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by U.S. Borrowers to satisfy any of the conditions set forth in Section 7.2. If any Revolving Lender fails to make available to the L/C Issuer the amount of such Revolving Lender’s Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(d)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Index Rate.

(iii) Request for Letters of Credit. Borrower Representative shall give Agent at least three (3) Business Days’ prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby and the U.S. Borrower for whose account such Letter of Credit is to be issued. If Agent informs U.S. Borrower that the L/C Issuer cannot issue the requested Letter of Credit directly, Borrower Representative may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower Representative. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

(iv) Expiration Dates of Letters of Credit. The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods; provided, that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Revolving Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default; provided, that in the case of a direction by Agent or Requisite Revolving Lenders, the L/C Issuer

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receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

(v) Obligations Absolute. The obligation of U.S. Borrowers to reimburse the L/C Issuer, Agent and Revolving Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which U.S. Borrowers, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Revolving Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Revolving Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(d)(v), constitute a legal or equitable discharge of U.S. Borrowers’ obligations hereunder. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to U.S. Borrowers to the extent of any direct damages (as opposed to consequential damages, with U.S. Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by U.S. Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

(vi) Obligations of L/C Issuers. Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by U.S. Borrowers that the absolute and unconditional obligation of U.S. Borrowers to Agent and Revolving Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to U.S. Borrowers to the extent of any direct damages (as opposed to consequential damages, with U.S. Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by U.S. Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

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(e) Funding Authorization.

(i) The proceeds of all U.S. Revolving Credit Advances (including Overadvances) and Swing Line Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower Representative below with respect to the U.S. Revolving Loan (the “U.S. Disbursement Account”):

Bank:	Bank of America
ABA No.:	111000012
Account No.:	3752198636
Reference:	UAP Distribution, Inc.

(ii) The proceeds of all Canadian Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Canadian Agent by wire transfer to the account designated by Borrower Representative to Canadian Agent in writing with respect to the Canadian Revolving Loan (the “Canadian Disbursement Account”).

Borrower Representative shall provide Agents with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

1.2 Interest and Applicable Margins.

(a) Borrowers shall pay interest (i) with respect to the U.S. Revolving Credit Advances (including the Overadvances), to Agent, for the ratable benefit of Lenders, (ii) with respect to the Canadian Revolving Credit Advances, to Canadian Agent, (iii) with respect to the Swing Line Advances, to Agent, for the benefit of the Swing Line Lender and (iv) with respect to the Term Loan, to Agent, for the ratable benefit of the Term Lenders, in each case in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances (excluding Overadvances) which are designated as Index Rate Loans (and for all other interest-bearing Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances (excluding Overadvances) which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, (ii) with respect to Revolving Credit Advances which are Overadvances and which are designated as Index Rate Loans, the Index Rate plus the Applicable Overadvance Index Margin per annum or, with respect to Revolving Credit Advances which are Overadvances and which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Overadvance LIBOR Margin per annum, (iii) with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

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The Applicable Margins are as follows:

Applicable Revolver Index Margin	0.00%
Applicable Revolver LIBOR Margin	1.25%
Applicable Overadvance Index Margin	1.00%
Applicable Overadvance LIBOR Margin	2.25%
Applicable Term Loan Index Margin	0.75%
Applicable Term Loan LIBOR Margin	2.00%
Applicable Unused Line Fee Margin	0.25%

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and all computations of interest shall be made by Agents on the basis of a 360-day year (provided that interest in the case of Index Rate Loans shall be calculated on the basis of a 365-day year), in each case for the actual number of days occurring in the period for which such Fees and interest are payable. The Index Rate is a floating rate determined for each day. Each determination by Agents of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(d) So long as an Event of Default has occurred and is continuing under Section 6.1(a), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, the Overadvances) and the Swing Line Advances and the Term Loan, Agent (or, in either case, upon the written request of Requisite Lenders) confirmed by written notice from the Agent or Canadian Agent, as applicable, to Borrower Representative, subject to applicable law, the interest rates applicable to the Advances, the Term Loan and the Letter of Credit Fee shall each be increased by two percentage points (2%) per annum above the rates of interest or Letter of Credit Fee otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(e) Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Cost in accordance with Section 1.3(d) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than Swing Line Advances) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued LIBOR Loan shall

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commence on the first day after the last day of the LIBOR Period of the LIBOR Loan to be continued. Any LIBOR Loan or group of LIBOR Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 or the Dollar Equivalent thereof and integral multiples of $500,000 or the Dollar Equivalent thereof in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent or Canadian Agent as applicable, in either case, in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice in the form of Exhibit 1.2(e) (a “Notice of Conversion/Continuation”). No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, Overadvances) and the Term Loan, Agent or, in either case, Requisite Lenders have determined not to convert or continue any Loan as a LIBOR Loan as a result thereof. Borrower Representative may not select any interest period of more than 7 days until the earlier of (i) forty-five (45) days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

(f) Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent, on behalf of Lenders, or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, Overadvances), Swing Line Advances and the Term Loan, Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order

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that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent or Canadian Agent, as applicable, shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 6.5 and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

(g) If any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrower to make any payment of interest with respect to the Obligations or other amount payable to Canadian Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the Canadian Agent or the affected Lender under this Section 1.2(g); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Agent or the affected Lender which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if Canadian Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to the Canadian Agent or the affected Lender, to obtain reimbursement from the Canadian Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Agent or such Lender to Canadian Borrower. Any amount or rate of interest under the Obligations referred to in this Section 1.2(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Advances remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date (with reference to the Canadian Revolving Loan) and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Agent shall be conclusive for the purposes of such determination.

(h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(i) Interest, principal and Fees shall be payable solely in the currency in which the underlying Loan is made, except that the Unused Line Fee and Letter of Credit Fees shall be paid solely in Dollars.

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1.2A Swap Related Reimbursement Obligations.

(a) U.S. Borrowers agree to reimburse GE Capital in immediately available funds in the amount of any payment made by GE Capital under a Swap Related L/C (such reimbursement obligation, whether contingent upon payment by GE Capital under the Swap Related L/C or otherwise, being herein called a “Swap Related Reimbursement Obligation”). No Swap Related Reimbursement Obligation for any Swap Related L/C may exceed the amount of the payment obligations owed by U.S. Borrowers under the interest rate protection or hedging agreement or transaction supported by the Swap Related L/C.

(b) A Swap Related Reimbursement Obligation shall be due and payable by U.S. Borrowers within one (1) Business Day after the date on which the related payment is made by GE Capital under the Swap Related L/C.

(c) Any Swap Related Reimbursement Obligation shall, during the period in which it is unpaid, bear interest at the rate per annum equal to the LIBOR Rate plus one percent (1%), as if the unpaid amount of the Swap Related Reimbursement Obligation were a LIBOR Loan, and not at any otherwise applicable Default Rate. Such interest shall be payable upon demand. The following additional provisions apply to the calculation and charging of interest by reference to the LIBOR Rate:

(i) The LIBOR Rate shall be determined for each successive one-month LIBOR Period during which the Swap Related Reimbursement Obligation is unpaid, notwithstanding the occurrence of any Event of Default and even if the LIBOR Period were to extend beyond the Commitment Termination Date.

(ii) If a Swap Related Reimbursement Obligation is paid during a monthly period for which the LIBOR Rate is determined, interest shall be pro-rated and charged for the portion of the monthly period during which the Swap Related Reimbursement Obligation was unpaid. Section 1.3(d) shall not apply to any payment of a Swap Related Reimbursement Obligation during the monthly period.

(iii) Notwithstanding the last paragraph of the definition of “LIBOR Rate”, if the LIBOR Rate is no longer available from Telerate News Service, the LIBOR Rate shall be determined by GE Capital from such financial reporting service or other information available to GE Capital as in GE Capital’s reasonable discretion indicates GE Capital’s cost of funds.

(d) Except as provided in the foregoing provisions of this Section 1.2A, Section 1.3, and in Section 9, U.S. Borrowers shall not be obligated to pay to GE Capital any Letter of Credit Fee, or any other fees, charges or expenses, in respect of a Swap Related L/C or arranging for any interest rate protection or hedging agreement or transaction supported by the Swap Related L/C. GE Capital and its Affiliates shall look to the beneficiary of a Swap Related L/C for payment of any such letter of credit fees or other fees, charges or expenses and such beneficiary may factor such fees, charges, or expenses into the pricing of any interest rate protection or hedging arrangement or transaction supported by the Swap Related L/C.

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(e) If any Swap Related L/C is revocable prior to its scheduled expiry date, GE Capital agrees not to revoke the Swap Related L/C unless the Commitment Termination Date or an Event of Default has occurred.

(f) GE Capital or any of its Affiliates shall be permitted to (i) provide confidential or other information furnished to it by any of the Credit Parties (including, without limitation, copies of any documents and information in or referred to in the Closing Checklist, Financial Statements and Compliance and Excess Cash Flow Certificates) to a beneficiary or potential beneficiary of a Swap Related L/C and (ii) receive confidential or other information from the beneficiary or potential beneficiary relating to any agreement or transaction supported or to be supported by the Swap Related L/C. However, no confidential information shall be provided to any Person under this paragraph unless the Person has agreed to comply with the covenant substantially as contained in Section 9.13 of this Agreement.

1.3 Fees, Costs and Expenses.

(a) Fee Letter. Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of May 2, 2006 among Borrowers and GE Capital (the “GE Capital Fee Letter”), at the times specified for payment therein.

(b) Unused Line Fee. As additional compensation for the Revolving Lenders (excluding GE Canada), U.S. Borrowers shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the “Unused Line Fee”) for U.S. Borrowers’ non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the preceding month (or partial month) of the daily closing balance of the Revolving Loans (including, without duplication, Swing Line Loans) outstanding during the period for which such Fee is due.

(c) Letter of Credit Fee. U.S. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to Revolving Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the average daily undrawn face amount of all Letter of Credit Obligations outstanding during such month multiplied by a per annum rate equal to the Applicable Revolver LIBOR Margin from time to time in effect. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date. In addition, U.S. Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(d) LIBOR Breakage Cost. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower

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Representative’s delivery to Agents of a Notice of Conversion/Continuation in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, Overadvances) and the Term Loan, Agent, for the benefit of all Lenders that funded or were prepared to convert or continue any such LIBOR Loan, the LIBOR Breakage Cost (if any) incurred by such Lender.

(e) Expenses and Attorneys’ Fees. U.S. Borrowers agree to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agents in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. U.S. Borrowers agree to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors) incurred by Agent in connection with any amendment, waiver, consent with respect to the Loan Documents, Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, U.S. Borrowers agree to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agents. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(e) shall be deemed part of the Obligations when incurred, payable upon presentation of reasonable documentation of such amounts or summaries thereof and secured by the Collateral.

(f) Fronting Fees and Participation Fees. When and as interest is collected on the Canadian Revolving Loan and until the Canadian Revolving Loan is refunded in accordance with Section 1.15, Canadian Agent shall, subject to applicable law, retain a fee (the “Fronting Fee”) equal to 1/8th of one percent (0.125%) of the outstanding principal balance of the Canadian Revolving Loan, at such time, and Canadian Agent shall pay to each Lender (other than Agent) a participation fee (a “Participation Fee”) equal to such Lender’s Pro Rata Share of that portion of the interest collected equal to the sum of Applicable Margins then in effect with respect to the Canadian Revolving Loan for the relevant LIBOR Period or other interest payment period, plus any Default Rate then in effect, less such Lender’s Pro Rata Share of the Fronting Fee. If Canadian Borrower pays less than all of the interest then due and owing by it for any period, that portion of the interest equating to the Participation Fee shall be deemed to be the last portion of interest paid or to be paid.

1.4 Payments. All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to (i) with respect to the Canadian Revolving Loan, Canadian Agent or (ii) with respect to the U.S. Revolving Loan and the Term Loan, Agent, for the benefit of Agent and Lenders, as applicable,

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by wire transfer to the following account or such other place as Agent or Canadian Agent may from time to time designate in writing (collectively, the “Collection Account”):

(a)	with respect to the U.S. Revolving Loan and the Term Loan:

ABA No. 021-001-033

Account Number 502-328-54

Deutsche Bank Trust Company Americas

Jersey City, New Jersey

ACCOUNT NAME: GECC/CAF DEPOSITORY

Reference: CFN 5815 and United Agri Products, Inc.

(b)	with respect to the Canadian Revolving Loan:

Transit Number 00002

Bank Number 003

Account Number 10209329

Royal Bank of Canada

Toronto, Ontario

ACCOUNT NAME: GE Canada Finance Holding Company Receipts

Reference: Treasury Code M649, CFI1276 and United Agri Products Canada Ltd.

Good funds received by Agents before 2:00 p.m. (New York time) on a Business Day shall be deemed received on that Business Day. Good funds received by Agents after 2:00 p.m. (New York time) on a Business Day, shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

U.S. Borrowers hereby authorize Lenders to make U.S. Revolving Credit Advances or Swing Line Advances and Canadian Borrower hereby authorizes Canadian Agent to make Canadian Revolving Credit Advances, in each case on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses reimbursable hereunder and, solely with respect to U.S. Borrowers, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(f) or 6.3. All obligations hereunder of one or more U.S. Borrowers shall be the joint and several obligations of each and every U.S. Borrower.

1.5 Prepayments.

(a) Voluntary Reduction of the Revolving Loan Commitment and Voluntary Prepayment of Term Loan. U.S. Borrowers may at any time on at least five (5) days’ prior written notice to Agent voluntarily prepay all or part of the Term Loan without premium or penalty subject to the payment of LIBOR Breakage Costs in accordance with Section 1.3(d), if applicable; provided that (A) any such prepayments shall be in a minimum amount of $1,000,000

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and integral multiples of $500,000 in excess of such amount and (B) any partial prepayments of the Term Loan shall be applied to prepay the scheduled installments of the Term Loan in stated order of maturity. In addition, at any time, or at least five (5) days’ prior written notice by Borrower Representative to Agent, Borrowers may permanently reduce the Revolving Loan Commitment without premium or penalty subject to the payment of LIBOR Breakage Costs in accordance with Section 1.3(d), if applicable; provided, however, that (A) any such prepayment shall be in the minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount and (B) the Revolving Loan Commitment may not be permanently reduced to less than the outstanding balance of the Revolving Loan as of the date of such reduction (determined after giving effect to all prepayments and repayments made on such date). Any reduction of the Revolving Loan Commitment shall not result in a pro rata or any other reduction of the Canadian Sub-Limit, the L/C Sublimit or the Swing Line Commitment unless so designated by Borrower Representative; provided that any reduction of the Revolving Loan Commitment below the Canadian Sub-Limit, the L/C Sublimit or the Swing Line Commitment then in effect shall reduce the Canadian Sub-Limit, the L/C Sublimit or the Swing Line Commitment, as applicable, by a like amount. In addition, Borrowers may, at any time terminate the Revolving Loan Commitment on at least ten (10) Business Days’ prior written notice to Agents, which termination may be revoked or deferred by Borrowers; provided, that upon such termination, all Revolving Loans shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with this Agreement. Any reduction in the Revolving Loan Commitment shall be made on pro rata basis among the Lenders based on each Lender’s Revolving Loan Commitment. Any reduction in the Revolving Loan Commitment shall be made on a pro rata basis among the Lenders based on each Lender’s Pro Rata Share.

(b) Prepayments from Excess Cash Flow. Within one hundred (100) days after the end of each Fiscal Year commencing with the Fiscal Year ended February 25, 2007, U.S. Borrowers shall prepay the U.S. Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for such Fiscal Year. The calculation relevant to this Section 1.5(b) shall be based on the audited Financial Statements for Holdings and its Subsidiaries; provided, however, that if the Leverage Ratio as of the last day of the Fiscal Year is less than 3.5 to 1.0, no prepayment from Excess Cash Flow shall be required pursuant to this Section 1.5(b). Any prepayments from Excess Cash Flow paid pursuant to this Section 1.5(b) shall be applied in accordance with Section 1.5(d).

(c) Prepayments from Asset Dispositions. Except as otherwise provided in Section 1.5(e) hereof, immediately upon receipt of any Net Proceeds in excess of $7,500,000 in the aggregate during any Fiscal Year, U.S. Borrowers shall prepay the U.S. Loans in an amount equal to such Net Proceeds, except that U.S. Borrowers or their respective Domestic Subsidiaries may reinvest all Net Proceeds of any such Asset Disposition, within three hundred sixty (360) days, in productive assets (other than Inventory) of a kind then used or usable in the business of U.S. Borrowers. If U.S. Borrowers or their respective Domestic Subsidiaries do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without U.S. Borrowers or their respective Domestic Subsidiaries having reinvested the Net Proceeds of any such Asset Disposition, U.S. Borrowers shall prepay the U.S. Loans in an amount equal to such remaining Net Proceeds in accordance with Section 1.5(d).

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(d) Application of Proceeds. With respect to any prepayments made by U.S. Borrowers pursuant to Sections 1.5(b) and 1.5(c), subject to Section 6.5 hereof, such prepayments shall be applied as follows: first, in payment of the Term Loan in the stated order of maturity to the Scheduled Installments until the Term Loan has been prepaid in full; second, to the outstanding principal balance of the Overadvances until the same has been repaid in full but not as a permanent reduction of the amount of available Overadvance; third, to the outstanding principal balance of the Swing Line Loan until the same has been repaid in full but not as a permanent reduction of the Swing Line Commitment; fourth, to the U.S. Revolving Credit Advances until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment; provided that notwithstanding the order of application set forth above, the Net Proceeds of the sale of any Current Asset Collateral (as defined in Section 6.5 hereof) pursuant to Section 1.5(c) shall be applied first, to the outstanding principal balance of the Overadvances until the same has been repaid in full but not as a permanent reduction of the amount of available Overadvance; second, to the outstanding principal balance of the Swing Line Loan until the same has been repaid in full but not as a permanent reduction of the Swing Line Commitment; third, to the U.S. Revolving Credit Advances until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment and fourth, in payment of the Term Loan in the stated order of maturity to the Scheduled Installments until the Term Loan has been prepaid in full; provided further, that if an Asset Disposition subject to Section 1.5(c) involves the sale of Stock of any of UAP’s Subsidiaries (other than Canadian Borrower), a portion of the proceeds from that sale of Stock equal to the portion of the U.S. Borrowing Base attributable to the Accounts and Inventory of that Subsidiary of UAP shall be applied first, to the outstanding principal balance of the Overadvances until the same has been repaid in full but not as a permanent reduction of the amount of available Overadvance; second, to the outstanding principal balance of the Swing Line Loan until the same has been repaid in full but not as a permanent reduction of the Swing Line Commitment; third, to the U.S. Revolving Credit Advances until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment and fourth, the balance of those proceeds shall be applied in payment of the Term Loan in the stated order of maturity to the Scheduled Installments until the Term Loan has been prepaid in full. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Costs.

(e) Application of Prepayments from Insurance Proceeds. Prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied as follows, subject to Section 6.5 hereof: insurance proceeds from casualties or losses to cash or Inventory of the U.S. Borrowers or their respective Domestic Subsidiaries shall be applied first, to the Overadvances, second, to the Swing Line Loans of U.S. Borrowers and, third, to the U.S. Revolving Credit Advances of U.S. Borrowers; insurance from casualties or losses to Equipment, Fixtures and Real Estate of U.S. Borrowers or their respective Domestic Subsidiaries shall be applied to the Term Loan in the stated order of maturity to the Scheduled Installments. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

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(f) Letter of Credit Obligations. In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, U.S. Borrowers shall (1) deposit with Agent for the benefit of all Revolving Lenders cash in an amount equal to 103% of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to U.S. Borrowers.

1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agents, Agents shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

1.7 Eligible Accounts. All of the Accounts owned by each Credit Party and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agents shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to the Canadian Borrower and its Wholly-Owned Subsidiaries, shall have the right to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date). In addition, Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to Canadian Borrower and its Wholly-Owned Subsidiaries, reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment (based on its analysis of material facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date) subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Agent and Canadian Agent acknowledge that as of the Closing Date they do not know of any circumstance or condition with respect to the Accounts that would require the imposition of a Reserve which has not been imposed as of the Closing Date. Eligible Accounts shall not include any Account of any Credit Party:

(a) that does not arise from the sale of goods or the performance of services by such Credit Party in the ordinary course of its business;

(b) (i) upon which such Credit Party’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor

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through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) to the extent of customer allowances or to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice has not been sent to the applicable Account Debtor;

(f) that (i) is not owned by such Credit Party or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), on behalf of itself and the Lenders;

(g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h) that is the obligation of an Account Debtor that is the United States or Canadian government (including, without limitation, Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any state, province, county or municipality or department, agency or instrumentality thereof unless Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), in its sole discretion, has agreed to the contrary in writing and such Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) or any other applicable state, province, county or municipal law restricting the assignment thereof with respect to such obligation;

(i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), satisfactory to it as to form, amount and issuer;

(j) to the extent such Credit Party or any Subsidiary thereof is liable for goods sold, deposits made or services rendered by the applicable Account Debtor to such Credit Party or any Subsidiary thereof but only to the extent of the potential offset;

(k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

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(l) that is in default based on of any of the following criteria:

(i) the Account (other than an Extended Account) is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

(ii) the Account is an Extended Account and is not paid within 60 days following its due date;

(iii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

(iv) a petition or assignment or an application for an order to stay a proceeding is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state, provincial or foreign (including any Canadian federal or provincial) receivership, insolvency relief or other Insolvency Laws;

(m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

(n) with respect to Accounts of U.S. Borrowers, as to which Agent’s Lien thereon, on behalf of itself, Canadian Agent and Lenders or with respect to Accounts of Canadian Borrower, as to which Canadian Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien, subject to, in the case of Canadian Borrower and its Subsidiaries, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(p) to the extent such Account exceeds, together with other Accounts owing by that Account Debtor, any credit limit established by the Credit Parties’ credit policies; or

(q) that is payable in any currency other than Dollars or, with respect to any account of Canadian Borrower or any of its Wholly-Owned Subsidiaries, Canadian Dollars.

1.8 Eligible Inventory. All of the Inventory owned by each Credit Party and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agents shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to the Canadian Borrower and its Wholly-Owned Subsidiaries, shall have the right to establish or modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date). In addition, Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to Canadian Borrower and its Wholly-Owned Subsidiaries, reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit

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judgment (based on its analysis of material facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date), subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Agent and Canadian Agent acknowledge that as of the Closing Date they do not know of any circumstance or condition with respect to the Inventory that would require the imposition of a Reserve which has not been imposed as of the Closing Date. Eligible Inventory shall not include any Inventory of any Credit Party that:

(a) is not owned by such Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Credit Party’s performance with respect to that Inventory), except the Liens in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) on behalf of itself and the applicable Lenders and Permitted Encumbrances described in clauses (a), (b), (c) and (e) of such defined term;

(b) (i) is not located on premises owned, leased or rented by such Credit Party (or a consignee, bailee or warehouseman of a Credit Party) and set forth on Schedule 5.12 (as it may be updated from time to time by delivery of a new Schedule 5.12 by Borrower Representative to Agent), (ii) is stored at a leased location, unless (x) Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) has given its prior consent thereto, (y) a landlord waiver has been delivered to such Agent in accordance with Section 2.6, or (z) Reserves have been established with respect thereto pursuant to Section 2.6, (iii) is stored with a bailee or warehouseman unless an acknowledged bailee letter has been received by Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) in accordance with Section 2.6 or Reserves have been established with respect thereto pursuant to Section 2.6, (iv) is located at a location owned by a Credit Party subject to a mortgage in favor of a lender other than Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), unless a mortgagee waiver has been delivered to such Agent in accordance with Section 2.6 or Reserves have been established with respect thereto pursuant to Section 2.6, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000 or the Dollar Equivalent thereof;

(c) is placed on consignment by a Credit Party or is in transit, except for (i) Inventory in transit between domestic locations of Credit Parties and (ii) consigned Inventory as to which the applicable Credit Party has taken all steps necessary to perfect its ownership interest in such consigned Inventory against claims by the consignee and secured creditors of the consignee;

(d) is covered by a negotiable document of title, unless such document has been delivered to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), with all necessary endorsements, free and clear of all Liens except those in favor such Agent and the Lenders;

(e) is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

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(f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

(g) is not of a type held for sale in the ordinary course of such Credit Party’s business;

(h) is not subject to a first priority lien in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), on behalf of itself and the Lenders, subject to Permitted Encumbrances, or does not otherwise conform to the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(i) consists of any costs associated with “freight-in” charges;

(j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available, excluding any inventory products (including FIFRA regulated products, insecticides, herbicides, pesticides, fungicides and rodenticides) carried by the Credit Parties as of the Closing Date and new or additional inventory products consisting of “next generation” versions of such products or consistent with the general scope and type of such products;

(k) is not covered by casualty insurance reasonably acceptable to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent); or

(l) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies).

1.9 Loan Accounts. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances and the Term Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which

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election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.10 Yield Protection; Illegality. Except for taxes which shall be governed exclusively by Section 1.11:

(a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then U.S. Borrowers or Canadian Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent (or, in the case of Canadian Borrower, Canadian Agent)) pay to such Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower Representative and such Agent or Canadian Agent, as applicable, shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) Increased LIBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Commitments or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) (A) in the case of a Lender, U.S. Borrowers and (B) in the case of Canadian Agent, Canadian Borrower, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender or Canadian Agent, as applicable, together with interest accrued thereon, unless Borrower Representative within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then (i) in the case of a Lender, U.S. Borrowers or (ii) in the case of Canadian Agent, Canadian Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (or, in the case of Canadian Borrower, Canadian Agent), to Borrower Representative (together with the certificate referred to in the next sentence) pay to such Agent, for the account of all such

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affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Agent on behalf of all such affected Lenders to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

1.11 Taxes.

(a) No Deductions. Any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) shall be made in Dollars or Canadian Dollars, as applicable, free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding franchise or capital taxes and taxes to the extent imposed on Agent’s, Canadian Agent’s or a Lender’s income as a result of a present or former connection between such Agent or Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such excluded taxes, “Excluded Taxes”). If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender, Agent or Canadian Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions and withholdings, such Lender, Agent or Canadian Agent receives an amount equal to the sum it would have received had no such deductions been made.

(b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agents or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, does or shall subject Agent, Canadian Agent or any Lender to any tax of any kind whatsoever (other than Excluded Taxes) with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder (except for changes in the rate of tax on the overall net income of such Agent, Canadian Agent or such Lender) and the result of any of the foregoing is to increase the cost to either Agent, Canadian Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, (i) U.S. Borrowers in the case of Agent or a Lender or (ii) Canadian Borrower in the case of Canadian Agent, shall promptly pay to Agent, Canadian Agent or such Lender, as applicable, upon its demand, any additional amounts necessary to compensate Agent, Canadian Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent, Canadian Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent, Canadian Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.11(b), it shall promptly notify Borrower Representative of the event by reason of which Agent, Canadian Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent, Canadian Agent or such Lender to Borrower Representative (with a copy to Agent or Canadian Agent, as applicable) shall, absent manifest error, be final, conclusive and binding for all purposes.

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(c) Certificate of Exemptions. Each Lender shall provide to Borrower Representative and Agent, a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States or other applicable taxing authority certifying as to such Lender’s entitlement to a complete exemption with respect to payments to be made to such Lender under this Agreement and under the Notes (a “Certificate of Exemption”). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower Representative or Agent, from time to time thereafter, each Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent. If a Lender does not provide a Certificate of Exemption to Borrower Representative and Agent, within the time periods set forth in the preceding sentence, Borrowers shall withhold taxes from payments to such Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts (including amounts described in Section 1.11(a)) as a result of such withholding; provided, that all such withholding shall cease upon delivery by such Lender of a Certificate of Exemption to Borrower Representative and Agent. Notwithstanding anything to the contrary in this Section 1.11(c), the provisions of this Section 1.11(c) shall not apply to a Lender, and any payments to such Lender, that arise out of or relate to a refunding of the Canadian Revolving Loan as described in Section 1.15.

(d) Participation Fee. Notwithstanding anything to the contrary in this Agreement (including Section 1.11(c)), to the extent that any portion of the Participation Fee is payable to a Lender that is not a resident of Canada for purposes of the tax imposed pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto (a “Non-Resident Canadian Participant”), Canadian Agent shall deduct and remit such tax to the Receiver General for Canada within the time payable by law, and shall increase such portion of the Participation Fee as may be necessary so that after all required deductions of such tax are made, the Non-Resident Canadian Participant receives an amount equal to the sum it would have received had no such deductions been made. The Canadian Borrower shall forthwith on demand remit to the Canadian Agent the full amount of the aforesaid increase.

(e) Mitigation. If a Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 1.11 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower Representative, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender’s sole discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender; provided, that fees, charges, costs or expenses that are related to such change shall be borne by the Borrowers on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

1.12 Borrower Representative. Each U.S. Borrower and Canadian Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance

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with covenants) on behalf of Canadian Borrower and U.S. Borrowers under the Loan Documents. Agent, Canadian Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by each Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

1.13 Conversion to Dollars.

(a) All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of amounts in Canadian Dollars. In connection with all Dollar amounts set forth in this Agreement, and the U.S. Borrowing Base and Canadian Borrowing Base calculations, all Canadian Dollars shall be converted to Dollars in accordance with the following procedure:

(i) Conversions to Dollars shall occur in accordance with the prevailing exchange rate, as published in The Wall Street Journal on the date of conversion (or, if the date of conversion is not a day on which The Wall Street Journal is published, as published in the most recent edition of The Wall Street Journal) as the rate in effect on the Business Day prior to the date of publication. If The Wall Street Journal shall cease to publish exchange rates for Canadian Dollars, the Agent shall determine the prevailing exchange rate in its reasonable credit judgment.

(ii) For the purpose of determining whether repayments must be made under Section 1.1(a)(i) or 1.1(a)(ii) on a date other than the Commitment Termination Date, outstanding Loans denominated in Canadian Dollars and the Canadian Borrowing Base shall be marked to market on a (a) monthly basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) equals or exceeds $10,000,000, (b) weekly basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) equals or exceeds $5,000,000 but is less than $10,000,000, and (c) on a daily basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) is less than $5,000,000, in each case as of the last Business Day of such period and taking into account in each case the Dollar Equivalent of all Loans outstanding in Canadian Dollars and of the Canadian Borrowing Base.

(b) Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.

1.14 Judgment Currency; Contractual Currency.

(a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 1.14 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation

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Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.14 being hereinafter in this Section 1.14 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.14(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 1.14(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Section 1.14 means the rate of exchange at which Agents would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

(d) Any amount received or recovered by Agents in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that such Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify such Agent against any loss sustained by it as a result, including the cost of making any such purchase.

1.15 Canadian Revolving Loan Refunding.

(a) If any Event of Default has occurred and is continuing, Canadian Agent may, in its sole and absolute discretion, direct that the Canadian Revolving Loan owing to it be refunded by delivering a notice (with such detail as Agent shall request, a “Notice of Canadian Revolving Loan Refunding”) to Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the Lenders and, unless an Event of Default described in Section 6.1(f) or (g) shall have occurred, to Borrower Representative. Each such Notice of Canadian Revolving Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each Lender to fund its undivided Participating Interest in the outstanding Canadian Revolving

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Loan whereupon each Lender other than Agent shall fund its Pro Rata Share of the outstanding Canadian Revolving Loan. Each Lender other than Agent shall immediately transfer to Canadian Agent, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Canadian Revolving Loan then outstanding as advanced by Canadian Agent.

(b) Whenever, at any time after a Lender has funded its Pro Rata Share of the outstanding Canadian Revolving Loan, Canadian Agent receives any payment on account thereof, Canadian Agent will distribute to Agent for delivery to each Lender other than Agent its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by Canadian Agent is required to be returned, such Lender will return to Canadian Agent any portion thereof previously delivered by Canadian Agent to it. For purposes of Section 1.11, any interest distributed by Canadian Agent to a Lender shall be deemed to have been paid by the Canadian Borrower.

(c) Each Lender’s obligation to fund its Pro Rata Share of the outstanding Canadian Revolving Loan referred to in this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against Canadian Agent, any Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor, any Subsidiary or any other Lender, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

1.16 Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then Canadian Borrower’s Obligations (and the Obligations of Canadian Borrower’s respective Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

SECTION 2.

AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

2.1 Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection

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matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries, in either case, other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Credit Parties shall give prior written notice to Agent if they elect to discontinue any license, permit or qualification required under FIFRA or any similar state law that could reasonably be expected to have a Material Adverse Effect. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

2.2 Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the Closing Date or otherwise maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Credit Parties as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance of liabilities), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent (or, in the case of Canadian Borrower, Canadian Agent)) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent (or, in the case of Canadian Borrower, Canadian Agent) in the event of any non-renewal, cancellation or amendment of any such insurance policy (other than for non-payment of premium, in which case ten (10) days notice shall be given). If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent (or, in the case of Canadian Borrower, Canadian Agent) may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent (or, in the case of Canadian Borrower, Canadian Agent) reasonably deems advisable.

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Agent (or, in the case of Canadian Borrower, Canadian Agent) shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent (or, in the case of Canadian Borrower, Canadian Agent) shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by U.S. Borrowers to Agent (or, in the case of Canadian Borrower, Canadian Agent) and shall be additional Obligations hereunder secured by the Collateral. No Credit Party shall be required to obtain “war risk” or anti-terrorism insurance with respect to any aircraft owned or leased by it.

(b) Each Credit Party shall deliver to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), in form and substance reasonably satisfactory to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), endorsements to (i) all “All Risk” and business interruption insurance naming Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), on behalf of itself and Lenders, as additional insureds. Each Borrower shall promptly notify Agent (or, in the case of Canadian Borrower, Canadian Agent) of any loss, damage, or destruction to the Collateral in the amount of $500,000 or the Dollar Equivalent thereof or more, whether or not covered by insurance. Credit Parties (other than Canadian Borrower and its Subsidiaries) shall apply the proceeds of such casualty insurance in accordance with Section 1.5(e) unless reinvested or contractually committed to be reinvested within one year.

2.3 Inspection; Lender Meeting. Each Credit Party shall, upon five (5) Business Days’ notice, permit any authorized representatives of Agent (or, in the case of Canadian Borrower, Canadian Agent) to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and without undue disruption to the business of the Credit Parties as often as may be reasonably requested (a “Collateral Audit”); provided, that so long as no Event of Default has occurred and is continuing and Aggregate Borrowing Availability equals or exceeds $40,000,000, Agent shall not conduct more than two Collateral Audits per year. So long as an Event of Default has occurred and is continuing, such Collateral Audits may be conducted on one Business Day’s notice. Representatives of each Lender (at such Lender’s expense) will be permitted to accompany representatives of Agent or Canadian Agent, as applicable, during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower Representative will participate and will cause key management personnel of Borrower Representative and its Subsidiaries to participate in a meeting with Agent (or, in the case of Canadian Borrower, Canadian Agent) and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent (or, in the case of Canadian Borrower, Canadian Agent). In addition, Borrowers agree to reimburse Agents in connection with up to two Collateral Audits per year (or more if an Event of Default has occurred and is continuing or Aggregate Borrowing Availability is less than $40,000,000) for: (i) the actual out-of-pocket costs (including fees and expenses) of such Collateral Audit if a third party auditor is retained to conduct such audit or

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(ii) field audit charges of $800 per diem per auditor plus actual out-of-pocket expenses if Agent’s or Canadian Agent’s in-house auditors conduct such Collateral Audit; provided, that so long as no Default or Event of Default has occurred and is continuing, such Collateral Audit expenses (other than Collateral Audit expenses associated with Collateral Audits conducted with respect to any Permitted Acquisition pursuant to Section 3.6(b) hereof) shall not exceed $50,000 per year; provided, further that Canadian Borrower shall not be responsible for any such charges, fees and expenses incurred with respect to U.S. Borrowers.

2.4 Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect (a) its organizational existence and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all rights and franchises material to its business.

2.5 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain, in all material respects, the value and marketability of the Real Estate (based on continued commercial or industrial use as part of the Credit Parties’ business or a similar business to that conducted on the Closing Date) or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (c) notify Agent (or, in the case of Canadian Borrower, Canadian Agent) promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $1,000,000 or the Dollar Equivalent thereof; and (d) promptly forward to Agent (or, in the case of Canadian Borrower, Canadian Agent) a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000 or the Dollar Equivalent thereof, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. Subject to limitations imposed by Governmental Authorities, if Agent (or, in the case of Canadian Borrower, Canadian Agent) at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent’s (or, in the case of Canadian Borrower, Canadian Agent’s) written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’

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expense, as Agent (or, in the case of Canadian Borrower, Canadian Agent) may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent (or, in the case of Canadian Borrower, Canadian Agent) and shall be in form and substance reasonably acceptable to Agent (or, in the case of Canadian Borrower, Canadian Agent), and (ii) permit Agent (or, in the case of Canadian Borrower, Canadian Agent) or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent (or, in the case of Canadian Borrower, Canadian Agent) deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent (or, in the case of Canadian Borrower, Canadian Agent) for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder; provided, that Canadian Borrower shall not be responsible for the costs of any audits or tests incurred with respect to U.S. Borrowers. Borrowers further agree to reimburse Agent for the actual out-of-pocket costs (including fees and expenses) of a third party examiner retained to conduct one field examination per year (or more if a Default or Event of Default has occurred and is continuing) to determine Borrowers’ compliance with FIFRA; provided, that so long as no Default or Event of Default has occurred and is continuing, such audit expenses shall not exceed $50,000 per year or the Dollar Equivalent thereof; provided, further that Canadian Borrower shall not be responsible for any such charges, fees and expenses incurred with respect to U.S. Borrowers.

2.6 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Agent (or, in the case of Canadian Borrower, Canadian Agent). With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent (or, in the case of Canadian Borrower, Canadian Agent) has not received a landlord or mortgagee agreement or bailee letter reasonably satisfactory in form and substance as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Inventory at that location shall, in Agent’s (or, in the case of Canadian Borrower, Canadian Agent’s) discretion, be subject to such Reserves as may be established by Agent (or, in the case of Canadian Borrower and its Wholly-Owned Domestic Subsidiaries, Canadian Agent) in accordance with the Compendium of Commercial Finance Law published by the Commercial Finance Association, as updated from time to time. Subject to the preceding sentence, no landlord’s agreement or bailee letter, as appropriate, shall be required with respect to leased locations, storage and processing arrangements and processing and other locations at which Inventory with a book value of less than $10,000,000 in the aggregate is stored or processed. For purposes hereof, it is acknowledged that a landlord agreement substantially in the form of Exhibit 2.6(a), a bailee letter substantially in the form of Exhibit 2.6(b) or a mortgagee agreement substantially in the form of Exhibit 2.6(c), as applicable, shall be deemed to be satisfactory for purposes of complying with Section 2.6. Borrower Representative shall promptly notify Agent if any lease for a leased location where Eligible Inventory with a book value in excess of $500,000 is located is terminated or is threatened to be terminated.

2.7 Conduct of Business. Each Credit Party shall at all times maintain, preserve and protect all of its material assets and properties used or useful in the conduct of its business in its

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good faith judgment, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7 or otherwise disclosed to Agents from time to time pursuant to the Collateral Documents.

2.8 Maintenance of Accounts. If an Account owing to Canadian Borrower or its Wholly-Owned Subsidiaries includes a charge for any tax payable to any Governmental Authority, Canadian Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Canadian Borrower and to charge Canadian Borrower therefor, except for taxes that (i) are being contested in good faith with reasonable diligence and by appropriate proceedings and with respect to which Canadian Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Encumbrance. Notwithstanding the foregoing, if the Canadian Agent releases to Canadian Borrower an amount in respect of goods and services taxes and sales taxes that are included in each Account, Canadian Borrower shall immediately remit such amount to the proper taxing authority and, if requested by the Canadian Agent, provide the Canadian Agent with a receipt therefor. In no event shall Agents (or the fondé de pouvoir, as the case may be) or any Lender be liable for any taxes to any Government Authority that may be due by Borrowers.

2.9 Canadian Pension and Benefit Plans. For each existing Canadian Pension Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or Subsidiary, as applicable, shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(i) For each Canadian Pension Plan hereafter adopted by Canadian Borrower or any of its Subsidiaries which is required to be registered under the ITA or any other applicable laws, that Canadian Borrower or Subsidiary, as applicable, shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is registered under the ITA and such other applicable laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(ii) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or Subsidiary, as applicable, shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iii) Subject to any applicable privacy laws, each Borrower and each Subsidiary of such Borrower shall deliver to Canadian Agent, if requested by Canadian Agent, promptly after the filing thereof by such Borrower or Subsidiary, as applicable, with any

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applicable governmental authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of such Borrower or Subsidiary, as applicable.

(iv) Each Credit Party shall deliver to Canadian Agent promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan which could reasonably be expected to have an adverse effect on a Credit Party or the interests of Canadian Agent or the Lenders in the Obligations of such Credit Party or the Collateral or the priority of Canadian Agent’s Lien on the Collateral; and notification within 30 days of any increases having a cost to any Credit Party in excess of $250,000 per annum or the Dollar Equivalent thereof, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Credit Party was not previously contributing.

2.10 Supplier Rebates. Borrowers shall promptly notify Agents within 45 days of the end of each Fiscal Year (or if earlier, promptly upon the Borrowers’ chief financial officer or treasurer obtaining actual knowledge thereof) of any material net annual reduction (versus the projections for such annual period) in any Supplier Rebates in an aggregate amount in excess of $10,000,000.

2.11 Further Assurances.

(a) Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent, Canadian Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b) In the event any Credit Party acquires a fee interest in real property after the Closing Date, and such fee interest has a fair market value in excess of $5,000,000 or the Dollar Equivalent thereof at the time when it is acquired, such Credit Party shall deliver to Agent (or, in the case of Canadian Borrower, Canadian Agent) a fully executed mortgage or deed of trust over such real property in substantially the form attached hereto as Exhibit 2.11(b) (subject to any state law requirements) or in such other form as may be in form and substance satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment and, in addition to delivering such mortgage or deed of trust, for any real property in which any Credit Party acquires a fee interest which is used as a blending or manufacturing facility, such Credit Party shall also deliver to Agents (or, in the case of Canadian Borrower, Canadian Agent) such mortgagee title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment.

(c) Each Credit Party shall, within fifteen (15) Business Days after any Person becomes a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly

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permitted by the terms of this Agreement), (i) cause such Person to guaranty the Obligations (or, in the case of a Canadian Subsidiary, the Obligations solely of the Canadian Borrower) and to grant to Agent (or, in the case of Canadian Borrower, Canadian Agent), for the benefit of Agent (or, in the case of Canadian Borrower, Canadian Agent) and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations (or, in the case of a Canadian Subsidiary, the Obligations solely of the Canadian Borrower and (ii) pledge, or cause to be pledged, to Agent (or, in the case of pledges of Stock by Canadian Borrower or any of its Subsidiaries, Canadian Agent), for the benefit of Agent (or, in the case of pledges of Stock by Canadian Borrower or any of its Subsidiaries, Canadian Agent) and Lenders, all of the Stock of such Person to secure the Obligations (or, in the case of pledges of Stock by Canadian Borrower or any of its Subsidiaries, the Obligations solely of the Canadian Borrower); provided that if such Person is not a direct or indirect Domestic Subsidiary of U.S. Borrowers or Canadian Borrower, such Person shall not be obligated to guaranty the Obligations or grant to the Agent a security interest in the real, personal and mixed property of such Person to secure the Obligations and the pledge of such Person’s Stock to Agent shall be limited to 66% of the voting Stock and 100% of the non-voting Stock of such Person. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent, but all such documentation shall be substantially the same in form, scope and substance as the corresponding Loan Documents delivered as of the Closing Date. Furthermore, limitations on perfection of Liens on real estate consistent with those applied as of the Closing Date will continue to be applied.

2.12 Interest Rate Agreements. Within ninety (90) days after the Closing Date, U.S. Borrowers shall enter into, and shall thereafter maintain, Interest Rate Agreements providing for interest rate protection (1) for an aggregate amount of $87,500,000 of the principal amount of the outstanding Term Loans, (2) for a term expiring no earlier than two (2) years after the Closing Date and (3) with other terms and conditions reasonably satisfactory to Agent.

SECTION 3.

NEGATIVE COVENANTS

For purposes of this Section 3, each reference to Agent shall be deemed to refer to (i) in the case of Canadian Borrower, Canadian Agent and (ii) in the case of any other Credit Party, Agent. Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

3.1 Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

(a) the Obligations;

(b) Indebtedness consisting of intercompany loans and advances made by any Borrower to any Credit Party (other than Holdings) or by any such Credit Party to any other Credit Party; provided, that: (i) except in the case of Indebtedness described in Section 3.5(b)(ii), such intercompany loans shall not be evidenced by promissory notes; (ii) Borrowers shall record

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all intercompany transactions on their books and records in a manner reasonably satisfactory to Agent (or, if Canadian Borrower is payee, Canadian Agent); (iii) at the time any such intercompany loan or advance is made by such Borrower or Credit Party and after giving effect thereto, such Borrower or Credit Party shall be Solvent; and (iv) the aggregate balance of all such intercompany loans owing to U.S. Borrowers and their respective Wholly-Owned Domestic Subsidiaries by Canadian Borrower and its Domestic Subsidiaries together with the aggregate cash equity contributions by U.S. Borrowers to Canadian Borrower (net of distributions by Canadian Borrower to U.S. Borrowers) after the Closing Date and permitted by Section 3.3(l) shall not exceed $25,000,000 or the Dollar Equivalent thereof at any time;

(c) [Intentionally Omitted];

(d) Indebtedness not to exceed $50,000,000 or the Dollar Equivalent thereof (in addition to the Indebtedness described in clause (e) or (l) below) in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases or synthetic leases;

(e) Indebtedness outstanding on the Closing Date and listed on Schedule 3.1 (as reduced by any repayments thereof before, on or after the Closing Date), without giving effect to any subsequent extension, renewal or refinancing thereof;

(f) Indebtedness under (i) Interest Rate Agreements entered into to protect any Borrower or Subsidiary thereof against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement or (ii) other hedging agreements providing protection against fluctuations in currency values or commodity prices in connection with any Borrower’s or any of its Subsidiaries’ operations, so long as management of such Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such hedging agreement is a bona fide hedging activity (and is not for speculative purposes);

(g) Indebtedness of any Borrower or any of its Subsidiaries that may be deemed to exist in connection with acquisition agreements with respect to Permitted Acquisitions consisting of earn-outs, purchase price adjustments or indemnities;

(h) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (h) shall not at any time exceed $15,000,000;

(i) unsecured, subordinated high yield notes, the proceeds of which are used solely to repay (i) the Revolving Loans and which result in the reduction of the Revolving Loan Commitment on a dollar-for-dollar basis and/or (ii) the Term Loan;

(j) Permitted Acquisition Debt; provided that after giving effect to the incurrence thereof, on a pro forma basis, the Specified Leverage Ratio would have been no greater than the Applicable Leverage Ratio;

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(k) Indebtedness incurred in connection with sale-leasebacks permitted under Section 3.16;

(l) Indebtedness of any Borrower or any of its Subsidiaries under any commodity hedge agreement, foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks arising from fluctuations in commodity prices, currency values or interest rates, in each case whether contingent or matured, so long as such agreement is not speculative in nature;

(m) unsecured Subordinated Debt in an aggregate amount not to exceed $100,000,000, as long as the proceeds thereof, are, promptly upon the applicable Credit Party’s receipt thereof, used to pay all or a portion of the purchase price of a Permitted Acquisition;

(n) other unsecured Indebtedness in an aggregate amount not to exceed $100,000,000;

(o) Indebtedness incurred by Holdings and not guaranteed by any other Credit Party;

(p) Indebtedness described in Section 3.5(b)(ii);

(q) Indebtedness of any Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is repaid within three (3) Business Days;

(r) Indebtedness of any Borrower or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business; and

(s) refinancings, refundings, extensions and renewals of the foregoing that do not accelerate the amortization thereof, increase the principal amounts thereof, materially increase the interest rates applicable thereto, have additional guarantors thereof, or enhance the collateral therefor or priority thereof.

3.2 Liens and Related Matters.

(a) No Liens. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof, as set forth on Schedule 3.2 and renewals and extensions thereof permitted hereunder).

(b) No Negative Pledges; No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such

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Subsidiary to: (1) create or assume any Lien in favor of the Agents and the Lenders upon its properties or assets, whether now owned or hereafter acquired; (2) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary; (3) pay any Indebtedness owed to any Borrower or any other Subsidiary; (4) make loans or advances to any Borrower or any other Subsidiary; or (5) transfer any of its property or assets to any Borrower or any other Subsidiary; in each case except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rule, regulation or order, (ii) this Agreement and the other Loan Documents, (iii) provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or a Subsidiary of any Borrower entered into in the ordinary course of business, (iv) provisions restricting assignment of any contract entered into by any Borrower or any Subsidiary of any Borrower in the ordinary course of business or in connection with the Acquisition (including, without limitation, the Acquisition Agreement and the agreements, documents and instruments contemplated thereby) or any Permitted Acquisition, (v) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by any Borrower or any of its Subsidiaries in the ordinary course of business, (vi) customary provisions in joint venture agreements and other similar agreements applicable to the assets of, or equity interests in, joint ventures permitted by this Agreement, subject to Section 3.3(m) hereof, (vii) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the equity interests or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the equity interests or assets of such Subsidiary is permitted under this Agreement, (viii) the documentation governing the Senior Notes and the Senior Discount Notes, (ix) restrictions contained in agreements governing Indebtedness that do not restrict Agent’s and Lenders’ ability to obtain first priority perfected Liens on the assets of any Credit Party, subject to Permitted Encumbrances and do not restrict the payment of the Loans and the other Obligations, (x) restrictions on the transfer of assets securing purchase money obligations, industrial revenue bonds and Capital Lease Obligations otherwise permitted under this Agreement, (xi) restrictions on the transfer of assets pursuant to executory contracts for the sale, lease or other transfer thereof, (xii) for Permitted Encumbrances of the type specified in clause (f) of the definition thereof, (xiii) restrictions on cash or other deposits under contracts for the purchase of Inventory or Equipment entered into in the ordinary course of business, (xiv) restrictions or encumbrances on the granting of Liens in effect on the Closing Date with respect to Liens set forth on Schedule 3.2 hereto to the extent that such restrictions apply only to the property or assets subject to those Liens, (xv) other than with respect to Holdings, any restriction imposed by any agreement relating to Indebtedness permitted by Section 3.1(d) and (h) and secured by a Lien permitted by Section 3.2(a) to secure such Indebtedness to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (xvi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xvii) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions on the property subject to such license, lease or other contract and (xviii) any agreement in effect at the time a Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restriction does not apply to the Borrowers or any other Subsidiary or any of their respective assets.

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3.3 Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a) Investments in Cash Equivalents subject to Control Agreements in favor of Agent (or, in the case of Canadian Borrower, Canadian Agent);

(b) loans to other Credit Parties to the extent permitted under Section 3.1, and Holdings and its Subsidiaries may be holders of Indebtedness described in Section 3.5(b)(ii);

(c) Borrowers and their Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and for the purchase of common Stock and options not to exceed $5,000,000 or the Dollar Equivalent thereof in the aggregate at any time outstanding;

(d) Borrowers and their Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of any such Borrower or any such Subsidiary;

(e) Borrowers and their Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f) Interest Rate Agreements and other hedging agreements entered into in compliance with Section 3.1 shall be permitted;

(g) Investments in existence on the Closing Date and listed on Schedule 3.3 shall be permitted, without giving effect to any additions thereto or replacements thereof, it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently permitted under the other provisions of this Section 3.3;

(h) Holdings, any Borrower or any Subsidiary of Holdings or any Borrower may acquire and hold obligations of one or more officers or other employees of Holdings or any Borrower or any Subsidiary of Holdings or any Borrower in connection with such officers’ or employees’ acquisition of shares of Holdings common Stock, so long as no cash is actually advanced by Holdings or any Borrower or any Subsidiary of Holdings or any Borrower to such officers or employees in connection with the acquisition of any such obligations;

(i) any Borrower and any of its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions;

(j) Holdings, Borrowers and their Subsidiaries may own the Stock of their respective Subsidiaries in existence on the Closing Date (after giving effect to the Related Transactions) or created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 3.3);

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(k) Borrowers and their Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of such Borrower or such Subsidiary;

(l) (i) any Credit Party may make cash equity contributions to any other Credit Party that is a Wholly-Owned Domestic Subsidiary of the Person making such contribution and (ii) any Credit Party may make non-cash equity contributions to any other Credit Party that is a Wholly-Owned Subsidiary of the Credit Party making such contribution, so long as any security interest granted to the Agent for the benefit of Lenders in any assets so contributed (or in any deposit accounts or securities accounts in which such assets are held) shall remain in full force and effect and be perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken; provided, that the aggregate cash equity contributions by U.S. Borrowers to Canadian Borrower (net of distributions by Canadian Borrower to U.S. Borrowers) after the Closing Date together with the intercompany loans permitted under Section 3.1(b)(iv) shall not exceed $25,000,000 or the Dollar Equivalent thereof at any time;

(m) Investments (i) in joint ventures not to exceed $25,000,000 in the aggregate; provided, that Credit Parties shall promptly take all steps reasonably necessary to enable Agent to obtain first priority perfected Liens on such Investments including the Stock of any joint venture owned by a Credit Party and (ii) in joint ventures in the agricultural chemical industry which give Credit Parties the option to purchase the majority interests in such joint ventures; provided that (1) such purchased equity can and shall be pledged to Agent as additional collateral of the Obligations, (2) the initial Investments under this item (ii) shall be completed on or prior to the first anniversary of the Closing Date with follow-up Investments permitted after the first anniversary of the Closing Date in the same joint ventures and (3) the aggregate amount of such initial and follow-up Investments shall not exceed $20,000,000; plus, in the cases of items (i) and (ii) above, any proceeds actually received by the respective investor in respect of Investments theretofore made by it pursuant to this paragraph (m);

(n) Investments in promissory notes and other evidence of Indebtedness received as partial consideration for any Asset Dispositions and any other transaction that would be an Asset Disposition but for the operation of clause (b)(3) of the definition of Asset Disposition;

(o) Investments which may be made subject to the conditions applicable to Permitted Distributions set forth in Section 3.5(d); provided, that, the aggregate amount of such Investments (net of returns on such Investments), as of any date of determination, shall not exceed the amount of Permitted Distributions permitted pursuant to Section 3.5(d) as of such date, shall reduce the amount of Permitted Distributions which may be made pursuant to Section 3.5(d) and the amount of Subordinated Debt which may be prepaid pursuant to Section 3.17(iii) on a dollar-for-dollar basis, and the Credit Parties shall promptly take all steps reasonably necessary to enable Agent to obtain first priority perfected Liens on such Investments, including the Stock of any joint venture owned or acquired by a Credit Party; and

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(p) Investments in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $45,000,000 (plus any proceeds actually received by the respective investor in respect of Investments theretofore made by it pursuant to this paragraph (p)); provided, that the Credit Parties shall promptly take all steps reasonably necessary to enable Agent to obtain first priority perfected Liens on such Investments, including the Stock of any joint venture owned or acquired by a Credit Party.

3.4 Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a) Letter of Credit Obligations;

(b) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(c) those existing on the Closing Date and described in Schedule 3.4;

(d) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent (or, in the case of Canadian Borrower, Canadian Agent) mortgagee title insurance policies;

(e) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(f) those arising under Interest Rate Agreements or other hedging agreements entered into in compliance with Section 3.1;

(g) those incurred with respect to Indebtedness permitted by Section 3.1; provided, that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations and the Credit Parties other than Holdings shall not incur Contingent Obligations with respect to Indebtedness incurred by Holdings pursuant to Section 3.1(o);

(h) Contingent Obligations of (x) any Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted under this Agreement, (y) any Borrower or any of its Subsidiaries as a guarantor of any Capital Lease Obligation to which a joint venture is a party or any contract entered into by such joint venture in the ordinary course of business, provided that the maximum liability of such Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to this clause (y) is permitted as an Investment on such date pursuant to the requirements of this Agreement, and (z) any Borrower or any of its Subsidiaries, which Contingent Obligations may be deemed to exist in connection with agreements (including, without limitation, the Acquisition Agreement and the Related Transactions Documents) relating to the Acquisition or Permitted Acquisitions or transactions permitted under Section 3.7 (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustments and similar obligations);

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(i) Contingent Obligations with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Borrower or any of its Subsidiaries or in connection with judgments that do not result in an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (g) shall not at any time exceed $15,000,000 or the Dollar Equivalent thereof;

(j) any other Contingent Obligations not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $25,000,000 or the Dollar Equivalent thereof;

(k) Contingent Obligations of any Credit Party with respect to primary obligations of any other Credit Party other than Holdings; and

(l) refinancings, refundings, extensions and renewals and/or replacements of any of the above which do not accelerate the scheduled dates for payment thereof, increase the amounts thereof, materially increase any interest rate or fees applicable thereto, have additional guarantors thereof, or enhance the collateral therefor or priority thereof.

3.5 Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

(a) U.S. Borrowers may make payments and distributions (i) to Holdings that are used by Holdings to pay federal and state income taxes (including used by Holdings to compensate a Subsidiary for the use of a tax benefit by the Holdings tax group) then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business, professional fees, audit expenses and other expenses related to the maintenance of Holdings as a holding company and provide for all other operating costs of Holdings, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other customary out-of-pocket costs and expenses, including all costs and expenses with respect to filings with the SEC or (ii) that U.S. Borrowers or Holdings is required to pay pursuant to the terms of the Acquisition Agreement and the Ancillary Agreements (as such term is defined in the Acquisition Agreement), the Management Consulting Agreement (subject to Section 3.8(f)) or applicable law; provided, that such Borrower’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated or combined return with Holdings;

(b) (i) Wholly-Owned Subsidiaries of a Borrower may make Restricted Payments to such Borrower and/or to the parent company of the respective Subsidiary and (ii) Canadian Subsidiaries of Holdings may make Restricted Payments to Holdings or any of its Domestic Subsidiaries and/or to the direct or indirect parent company of the respective Canadian Subsidiary, including, without limitation, Restricted Payments in the form of promissory notes or other debt obligations with respect to which any Canadian Subsidiary of Holdings is the obligor;

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(c) Borrowers may make Restricted Payments to Holdings to permit Holdings to repurchase (and Holdings may repurchase) Stock of Holdings owned by employees of Holdings, Borrowers or their Subsidiaries whose employment has terminated; provided, that such Restricted Payments shall not exceed $2,500,000 in any Fiscal Year plus a carry-forward of unused amounts from prior years or $12,500,000 in the aggregate; provided further, that such amount in any calendar year and the aggregate amount may be increased by an amount not to exceed the cash proceeds of keyman life insurance policies received by Holdings, any Borrower or any of its Subsidiaries;

(d) Borrowers and Holdings may make Restricted Payments not expressly permitted by clauses (a) through (c) above (“Permitted Distributions”), provided, that at the time of and after giving effect to such Restricted Payment: (i) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Borrowers and Holdings since November 24, 2003 pursuant to this paragraph (d), is less than the sum, without duplication, of $25,000,000, plus up to (1) 50% of the Consolidated Net Income of Borrower Representative for the period (taken as one accounting period) from November 24, 2003 until the Closing Date, (2) 75% of the Consolidated Net Income of Borrower Representative for the period (taken as one accounting period) from the Closing Date to the date on which such Restricted Payment occurs or, if Consolidated Net Income is not reasonably determinable to such date, to the end of the Borrower Representative’s most recently ended fiscal period for which internal financial statements are available at the time of such Restricted Payment, (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (3) 100% of the aggregate net cash proceeds (including, without limitation or duplication, net of expenses incurred in connection with the Offering), and the fair market value of property other than cash, received by Holdings or the Borrowers since November 24, 2003 as a contribution to its common equity capital or from the issue or sale of Stock of Holdings or the Borrowers or from the issue or sale of debt securities of Holdings or the Borrowers that have been converted into or exchanged for such Stock (other than Stock (or debt securities) sold to a Subsidiary of Holdings), plus (4) the net cash proceeds (net of expenses), and the fair market value of property other than cash, received by any Credit Party from the sale or other disposition (other than to a Credit Party) of any Investment made under Section 3.3(o) since November 24, 2003 and repurchase and redemptions of such Investments by any Person (other than a Credit Party) and repayments of loans or advances that constituted such an Investment by any Person (other than a Credit Party) less (x) Investments pursuant to Sections 3.3(o), (y) Restricted Payments pursuant to Section 3.5(k), and (z) prepayments or repurchases of Subordinated Debt pursuant to Section 3.17 (excluding (I) such prepayments or repurchases (including accrued interest, redemption premiums, liquidated damages, and related expenses) funded directly or indirectly with proceeds of the Offering, and (II) purchases, redemptions, defeasements, or prepayments permitted by Section 3.17(ii)), (ii) Aggregate Borrowing Availability shall be no less than $40,000,000 after giving effect to such Restricted Payment, (iii) the outstanding aggregate principal amount of the Overadvances shall be less than or equal to $35,000,000 after giving effect to such Restricted Payment and (iv) no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Distribution;

(e) Any Subsidiary of any Credit Party that is not a Wholly-Owned Subsidiary may make Restricted Payments to its shareholders or partners generally, so long as the Borrower or the Subsidiary that owns the equity interest or interests in the Subsidiary making

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such Restricted Payments receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary making such Restricted Payments and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto);

(f) If the Senior Discount Notes are outstanding, Borrowers may make Restricted Payments to Holdings with respect to the cash interest payments due to holders of the Senior Discount Notes which Restricted Payments would reduce the amount available for dividends pursuant to Section 3.5(d);

(g) Holdings may make Restricted Payments prior to the extent it is required to issue cash in lieu of fractional shares to accommodated anti-dilution adjustments made to holders of its Stock;

(h) The Credit Parties may make Restricted Payments to minority shareholders of any Target (as defined in Section 3.6) in connection with a Permitted Acquisition; provided, that such payments are within the limits set forth in Section 3.6(b)(v);

(i) [Intentionally Omitted];

(j) On the Closing Date, and from time to time thereafter, (i) U.S. Borrowers may prepay, purchase and cancel, redeem and/or defease the Senior Notes and (ii) U.S. Borrowers may make Restricted Payments to Holdings to the extent the proceeds of such Restricted Payments shall solely be used by Holdings to prepay, purchase and cancel, redeem and/or defease the Senior Discount Notes and Holdings may prepay, purchase and cancel, redeem and/or defease with the proceeds of such Restricted Payments; and

(k) So long as (i) no Event of Default has occurred and is continuing or would result after giving effect thereto, (ii) Aggregate Borrowing Availability is no less than $40,000,000 after giving effect thereto and (iii) the outstanding aggregate principal amount of the Overadvances shall be less than or equal to $35,000,000 after giving effect thereto, the payment of dividends on any Borrower’s common stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings’ common stock) following the Offering of up to 7.5% per annum of the amount contributed to Borrowers by Holdings from the proceeds received by Holdings from the Offering.

3.6 Restriction on Fundamental Changes.

(a) The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (i) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in a manner which would adversely affect Agent and Lenders in any material respect unless required by law; provided, that, the Related Transactions, and any such amendments, waiver or modifications required in connection therewith shall be specifically permitted; (ii) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days’ prior written notice to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), any Wholly-Owned Subsidiary (other than Canadian Borrower) of a Borrower may be merged with or into

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such Borrower (provided, that such Borrower is the surviving entity) or be merged or consolidated with or into any other Wholly-Owned Subsidiary of such Borrower; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except, upon not less than five (5) Business Days’ prior written notice to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), any Wholly-Owned Subsidiary (other than Canadian Borrower) of a Borrower may liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) into such Borrower or any other Wholly-Owned Subsidiary of such Borrower; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any Person other than another Credit Party.

(b) Notwithstanding the foregoing, any Borrower or a Domestic Wholly-Owned Subsidiary thereof that is a Credit Party may acquire all or substantially all of the assets of any Person (a “Target”) or operating division of a Target or one hundred percent (100%) of the outstanding stock of any Target or cause any Target to be merged with it or liquidated, wound-up or dissolved into it subject to compliance with the following conditions (in each case, a “Permitted Acquisition”):

(i) Agent shall receive at least seven (7) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii) such Permitted Acquisition shall only involve assets comprising a business or those assets of a business of the type engaged in by Borrowers as of the Closing Date or otherwise permitted under Section 3.9;

(iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iv) no additional Indebtedness or Contingent Obligations shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (i) industrial revenue bonds, pollution control bonds and other tax-exempt financing, Capital Leases, and installment purchase Indebtedness, in each case secured solely by Fixtures, Equipment and/or Real Estate and any accessions thereto or proceeds thereof and related property, and not incurred in anticipation of such Permitted Acquisition (“Permitted Acquisition Debt”), (ii) Loans made hereunder and (iii) Indebtedness permitted by Sections 3.1(m) and (n);

(v) the sum of all amounts payable in connection with all Permitted Acquisitions (including, without duplication, all earn outs, working capital adjustments, transaction costs and all Permitted Acquisition Debt, and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed (1) $125,000,000 in the aggregate per year which amount shall be increased in any year by the positive amount (if any), equal to the difference of (A) $125,000,000 minus (B) the actual amount of the sum of all amounts payable in connection with all Permitted Acquisitions during such prior year; provided that no more than (A) $25,000,000 in the aggregate per year and (B) $50,000,000 in the aggregate during the term of this Agreement may be spent for International Acquisitions and Canadian Acquisitions

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collectively; provided that if the purchase price under any Permitted Acquisition is paid in full or in part by the issuance of common Stock of Holdings or incurrence of Indebtedness permitted by Sections 3.1(m) or (n), the amount of any such consideration shall be excluded from the calculation of the annual limits referenced under this clause (v);

(vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(vii) (A) prior to or within ten (10) Business Days after the closing of any U.S. Acquisition, Agent will be granted Liens in accordance with Section 2.11 in substantially all of the assets acquired pursuant thereto or in all or substantially all of the assets of the Target, all of the Stock of Target (in a stock purchase or merger resulting in a new Subsidiary) shall have been pledged to Agent, and Target (in a Stock purchase or merger resulting in a new Subsidiary) shall have become a Guarantor and a Credit Party hereunder;

(B) prior to or within ten (10) Business Days after the closing of any Canadian Acquisition, Canadian Agent will be granted Liens in accordance with Section 2.11 in substantially all of the assets acquired pursuant thereto or in all or substantially all of the assets of the Target, all of the Stock of Target (in a stock purchase or merger resulting in a new Subsidiary) shall have been pledged to Canadian Agent, and Target (in a Stock purchase or merger resulting in a new Subsidiary) shall have become a Guarantor (with respect to the Canadian Loans only) and a Credit Party hereunder; and

(C) prior to or within ten (10) Business Days after the closing of any International Acquisition, the Credit Party making such acquisition shall pledge to Agent 66% of the voting stock and 100% of the nonvoting Stock of the Target;

(viii) Concurrently with delivery of the notice referred to in clause (b)(i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent;

(A) a pro forma consolidated balance sheet, income statement, cash flow statement and Borrowing Availability summary of Holdings and its Subsidiaries (the “Acquisition Pro Forma”), based on the most recent monthly financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma and the Acquisition Projections (as hereinafter defined) shall reflect that (w) Borrowers would have been in compliance with Section 4.2 (as if Aggregate Borrowing Availability had been less than $40,000,000) after giving effect to such Permitted Acquisition and all Indebtedness incurred or assumed in connection therewith (as if such Permitted Acquisition had occurred on the first day of the relevant 12-month measuring period preceding the Permitted Acquisition), (x) Aggregate Borrowing Availability (including, without duplication, that portion of Aggregate Borrowing Availability provided by the Overadvance and including any portion of the Revolving Loans constituting utilization of the Overadvance) at any time during the

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365-day period preceding the consummation of such Permitted Acquisition would not have been less than $60,000,000 as if such Permitted Acquisition had occurred on the first day of such 365-day period), (y) Aggregate Borrowing Availability (including that portion of Aggregate Borrowing Availability provided by the Overadvance) is not projected to be less than $60,000,000 at any time during the 365-day period following the consummation of such Permitted Acquisition on a pro forma basis and (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition; provided, that if the aggregate purchase price for any Permitted Acquisition is less than $25,000,000, the Acquisition Pro Forma shall be limited to a pro forma summary of Aggregate Borrowing Availability for the preceding one-year period and the tests set forth in clause (w) above need not be met;

(B) updated projections of Aggregate Borrowing Availability covering the one-year period commencing on the date of such Permitted Acquisition on a month-by-month basis (the “Acquisition Projections”), taking into account such Permitted Acquisition;

(C) if such Permitted Acquisition includes owned or leased real estate, a phase I environmental audit with respect to the Target in scope and substance consistent with the environmental audits delivered prior to the Closing Date demonstrating that Target and its assets are not subject to any material Environmental Liabilities; provided, that a Phase One environmental audit shall be required only if the relevant Credit Parties are not adequately indemnified against such material Environmental Liabilities by a credit-worthy indemnitor as reasonably determined by Agent; and

(D) a certificate of the chief financial officer of Borrower Representative to the effect that: (x) the Acquisition Pro Forma fairly presents in all material respects the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition or, for Permitted Acquisitions with an aggregate purchase price less than $25,000,000, reasonable retrospective projections of Aggregate Borrowing Availability; and (y) the Acquisition Projections are reasonable projections of Aggregate Borrowing Availability;

(ix) at least five (5) days prior to the date of such Permitted Acquisition, Agent shall have received drafts of the acquisition agreement and related agreements and instruments, and the final versions of such acquisition agreement and related agreements and instruments shall not be materially more adverse to the Credit Parties, taken as a whole, than the drafts received, unless Agent receives updated drafts at least five (5) days prior to the date of such Permitted Acquisition; and

(x) at the time of such Permitted Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Accounts and Eligible Inventory until Agent has received a reasonably satisfactory Collateral Audit report and Appraisal with respect thereto, provided that prior to the

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scheduled consummation of a Permitted Acquisition, at the request of the Borrower Representative, the Agent will or will cause its representatives to perform and complete a Collateral Audit of the Target as soon as reasonably practicable after receipt of such request; provided further that if the total consideration to be paid for a Permitted Acquisition is less than or equal to $10,000,000 (and not in excess of $20,000,000 in the aggregate for all Permitted Acquisitions during any Fiscal Year) the Accounts and Inventory of the Target(s) shall be immediately included in Eligible Accounts and Eligible Inventory, if the Agent shall have received reasonably satisfactory supporting documentation and a Borrowing Base Certificate with respect to the Target(s) (whether or not a Collateral Audit has been completed). Further notwithstanding the foregoing, with respect to any single Permitted Acquisition for which the aggregate purchase price is less than $10,000,000, the conditions set forth in clauses (i), (viii) (except for sub-clauses (A), (B) and (C) of (viii)) and (ix) need not be complied with. For purposes of calculating the aggregate purchase price in connection with any Permitted Acquisition, any Stock of Holdings used as consideration shall be excluded.

3.7 Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of their respective property, business or assets, whether now owned or hereafter acquired, except for (a) transactions not constituting Asset Dispositions, (b) dispositions of equipment, fixtures and real property that are obsolete, uneconomic or no longer useful (in each case in the reasonable opinion of such Credit Party), (c) transactions between a Credit Party and another Credit Party, (d) transactions permitted under Section 3.16, (e) transactions the proceeds of which are used for Capital Expenditures within 360 days of such Asset Disposition and (f) other Asset Dispositions by any Credit Party (excluding sales of Accounts and Stock of any Subsidiary) if all of the following conditions are met: (i) the aggregate market value of Asset Dispositions in any Fiscal Year does not exceed $40,000,000 or the Dollar Equivalent thereof; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the consideration received is cash or Cash Equivalents for at least seventy-five percent (75%) of the sale price and promissory notes for the balance; (iv) after giving effect to the Asset Disposition, Borrowers are in compliance with all other terms and conditions of this Agreement; and (v) no Event of Default then exists or would result from such Asset Disposition.

3.8 Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8, (b) transactions pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which, to the extent such transactions involve payments or asset transfers in excess of $5,000,000 in a single transaction or series of transactions (other than transactions with Apollo Operating Companies), are fully disclosed to Agent (or, in the case of Canadian Borrower, Canadian Agent) and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such

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Credit Party or any of its Subsidiaries, (d) payment of customary director’s fees, (e) the Acquisition and transactions consummated pursuant to the Acquisition, (f) the payment to Apollo pursuant to the Management Consulting Agreement of management fees in connection with management services provided to Holdings and its Subsidiaries and advisory fees in connection with the Acquisition and Permitted Acquisitions and the reasonable out-of-pocket expenses of Apollo incurred in connection with management services or acquisition advice, in an aggregate amount not to exceed the amounts specified in the Management Consulting Agreement as in effect on the date hereof per Fiscal Year payable (i) in the case of management fees, quarterly on a pro rata basis, (ii) in the case of advisory fees, after the closing of the Acquisition or any Permitted Acquisition, and (iii) in the case of expenses, at the time when such expenses are incurred; provided, that no such payments may be made if an Event of Default has occurred and is continuing at the time of such payment or would occur as a result thereof; provided, however, that, if any portion of such management fees or advisory fees is not paid pursuant to the foregoing proviso, such management fees or advisory fees shall be payable to Apollo upon the waiver or cure of such Event of Default, (g) transactions between a Credit Party and another Credit Party and subject to the limitations herein regarding transactions between U.S. Borrowers and their respective Subsidiaries and Canadian Borrower and its Subsidiaries, (h) transactions between Affiliates and Holdings with respect to the Stock of Holdings not otherwise prohibited hereunder, (i) Restricted Payments permitted by Section 3.5, (j) any transaction or series of transactions in respect of which any Borrower delivers to Agent (or, in the case of Canadian Borrower, Canadian Agent) a letter addressed to the Board of Directors of such Borrower or Holdings from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (1) in the good faith determination of such Borrower or Holdings qualified to render such letter and (2) reasonably satisfactory to Agent, which letter states that such transaction or series of transactions is on terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate and (k) the Related Transactions.

3.9 Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses engaged in as of the Closing Date and businesses reasonably related thereto which would not materially adversely affect (i) the ability of Agents and Lenders to sell or otherwise dispose of the Collateral or (ii) the Credit Parties’ potential Environmental Liabilities.

3.10 Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years; provided, that upon thirty (30) days’ prior notice to Agent the Credit Parties may change their Fiscal Year (such change to be applicable to all Credit Parties included in consolidated financial reporting under GAAP); provided further, that (i) such change does not defer the delivery of audited financial statements required hereunder by more than one Fiscal Quarter and (ii) Borrowers shall deliver such financial information (including reconciliations if required under GAAP) as Agent may reasonably request with respect to such change in Fiscal Year.

3.11 Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that it will not issue any press release or similar public statement using the name of GE Capital or GE Canada or their Affiliates without at least two (2) Business Days’ prior notice to GE Capital or GE Canada and without the prior written consent of GE Capital

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(which consent shall not be unreasonably withheld or delayed and shall be deemed given if no objection is made within such two (2) Business Day period). For purposes of clarification, no such notice or consent is required with respect to any filing with any Government Authority required by applicable law. Each Credit Party consents to the publication by Agents or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agents or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

3.12 Subsidiaries. The Credit Parties may form new Subsidiaries subject to compliance with Section 2.11(c) hereof.

3.13 Bank Accounts. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank account without prior written notice to Agent (or, in the case of a Canadian bank account located at a bank branch in Canada (a “Canadian bank account”), Canadian Agent) and unless Agent (or, in the case of a Canadian bank account, Canadian Agent) and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent (or, in the case of a Canadian bank account, Canadian Agent) in such bank account, agrees to comply with instructions originated by Agent (or, in the case of a Canadian bank account, Canadian Agent) directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to limit any security interest the bank may have in the bank account on terms satisfactory to Agent (or, in the case of a Canadian bank account, Canadian Agent), in its reasonable credit judgment and consistent with similar agreements entered into as of the Closing Date with respect to bank accounts. All Credit Parties shall deposit all proceeds of Collateral only in bank accounts subject to such tri-party agreements and, shall not cause or permit their Subsidiaries to permit any checks to be outstanding against a Canadian bank account (other than disbursement accounts) at any time; provided, that this requirement and the requirements set forth in the foregoing sentence shall not apply to disbursement accounts to which customer payments are not deposited at any time located at a bank branch in the United States or Canada that are not subject to such tri-party agreements as of the Closing Date; and provided, further, that, the Credit Parties shall not, at any time, cause or permit cash to accumulate in such disbursement accounts in excess of the minimum amount required to cover outstanding checks and meet minimum balance requirements, including minimum balances required to be maintained for insurance accounts.

3.14 Hazardous Materials. The Credit Parties shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral for commercial or industrial uses substantially similar to those conducted on the Closing Date, other than such violations or Environmental Liabilities or adverse impacts that could not reasonably be expected to have a Material Adverse Effect.

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3.15 ERISA and Canadian Pension and Benefit Plans.

(a) Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect; and

(b) Credit Parties shall not permit an event under any Canadian Benefit Plan or Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Effect.

3.16 Sale-Leasebacks.

(a) The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, lease in-lease out transaction or similar transaction involving any of its assets, other than sale-leaseback transactions, lease in-lease out transactions and similar transactions resulting in the incurrence of not more than $50,000,000 of Indebtedness.

3.17 Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Debt except (i) with the proceeds of the issuance of Stock, (ii) with the proceeds of a refinancing permitted by Section 3.1(s), and (iii) if prepaid or repurchased subject to the conditions applicable to Permitted Distributions set forth in Section 3.5(d); provided, that the aggregate amount of such repurchases or prepayments, as of any date of determination, shall not exceed the amount of Permitted Distributions permitted pursuant to Section 3.5(d) and shall reduce the amount of Permitted Distributions which may be made pursuant to Section 3.5(d) and the amount of Investments permitted pursuant to Section 3.3(o) on a dollar-for-dollar basis.

3.18 [Intentionally Omitted]

3.19 Incurrence of Funded Debt. Holdings and its Subsidiaries on a consolidated basis shall not incur additional Funded Debt, including Indebtedness otherwise permitted by Section 3.1 hereof if the Specified Leverage Ratio (calculated assuming such newly incurred Indebtedness was outstanding on the last day of the Specified Leverage Ratio Measuring Period) would exceed the Applicable Leverage Ratio after giving effect to any such incurrence.

SECTION 4.

FINANCIAL COVENANTS/REPORTING

Borrowers covenant and agree that from and after the date hereof until the Termination Date, Borrowers shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1 [Intentionally Omitted].

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4.2 Minimum Fixed Charge Coverage Ratio. So long as Aggregate Borrowing Availability is less than $50,000,000, Holdings and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0, measured as of the last day of each month for the trailing twelve months then ended.

4.3 Financial Statements and Other Reports. Holdings and Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly and interim Financial Statements are not required to have footnote disclosures). Borrower Representative will deliver each of the Financial Statements and other reports described below to Agents (and each Lender in the case of the Financial Statements and other reports described in Sections 4.3(a), (b), (d), (f), (g), (h), and (k)) (it being understood that filing reports with the Securities and Exchange Commission or making such reports available on Borrower Representative’s website (www.uap.com) shall satisfy the requirements of this Section 4.3 to the extent such reports include the information specified herein).

(a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Holdings’ Fiscal Year), Borrower Representative will deliver (1) the consolidated balance sheets of Holdings and Borrower Representative, as at the end of such month, and the related consolidated statements of income, Stockholders’ equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Holdings and Borrower Representative to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.3(f) and (3) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

(b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, Borrower Representative will deliver (1) the consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, Stockholders’ equity and cash flow for such Fiscal Year, (2) unaudited consolidated balance sheets of UAP and its Subsidiaries, as at the end of such year, and the related unaudited consolidated statements of income, Stockholder’s equity and cash flow for such Fiscal Year, certified by a financial officer of Holdings that the financial statements delivered pursuant to this clause (2) were derived from the corresponding audited financial statements of Holdings and its Subsidiaries and the corresponding audited condensed financial statements of Holdings, (3) upon the reasonable request of the Agent, unaudited balance sheets of the other U.S. Borrowers, other than UAP, as at the end of such Fiscal Year, and the related statements of income, Stockholders’ equity and cash flow for such Fiscal Year, (4) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (5) a report with respect to the consolidated Financial Statements from a firm of certified public accountants selected by Borrowers and reasonably acceptable to Agents, which

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report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” as to going concern and scope of audit (as such term is defined in such Statement).

(c) Accountants’ Reports. Promptly upon receipt thereof, Borrower Representative will deliver, if such accountants consent to such delivery, copies of all significant reports submitted by Borrowers’ firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrowers or their Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d) Additional Deliveries. Borrower Representative shall deliver:

(i) To Agent, no later than seven (7) Business Days after the end of each Fiscal Month (or more frequently if requested by Agent while an Event of Default has occurred and is continuing) (together with a copy of any of the following reports requested by Agent in writing after the Closing Date), a Borrowing Base Certificate with respect to UAP and its Domestic Subsidiaries and Canadian Borrower, accompanied by items (A) through (C) below and such other supporting detail and documentation as shall be requested by Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment (in substantially the same form as Exhibit 4.3(d), with appropriate attachments) (the “Borrowing Base Certificate”); provided, that if Aggregate Borrowing Availability is less than $75,000,000 after the Closing Date, the Borrowing Base Certificates shall instead be delivered by Borrower Representative to Agent (or, in the case of Canadian Borrower, to Canadian Agent), at Agent’s (or, in the case of Canadian Borrower, Canadian Agent’s) request, no later than Noon (New York time) on Wednesday of each week (each of which shall be prepared by UAP and Canadian Borrower as of the last day of the immediately preceding week):

(A) with respect to each Credit Party, in conjunction with each Borrowing Base Certificate, a summary of Inventory by location and type with a supporting perpetual Inventory report;

(B) with respect to each Credit Party, in conjunction with each Borrowing Base Certificate, a monthly trial balance showing Accounts outstanding aged from due date as follows: current, 1 to 30 days past due and 31 to 60 days past due or more; and

(C) a collateral report indicating additions and reductions (cash and non-cash) with respect to accounts of each Borrower.

All Borrowing Base Certificate calculations shall be made in Dollars, in the case of calculations of the U.S. Borrowing Base, and in Canadian Dollars, in the case of the Canadian Borrowing Base; provided, that the Canadian Borrowing Base shall be converted to Dollars from time to time in accordance with Section 1.13 at the exchange rates most recently quoted by Agent in accordance with such Section 1.13.

(ii) If requested by Agent, to Agent, (or, in the case of Canadian Borrower, Canadian Agent) a list of any applications for the registration of any Patent,

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Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Industrial Design Office, the Canadian Patent Office, the Canadian Intellectual Property Office, the Canadian Copyright Office or any similar office or agency in the prior Fiscal Quarter.

(e) Appraisals; Inspections. Within 60 days prior to June 30th of each year and December 31st of each year, Borrower Representative (or in the case of Canadian Borrower, Canadian Agent) shall deliver to Agent an Appraisal of Borrowers’ Inventory; provided, that the mid-year Appraisal shall be a desktop appraisal so long as no Event of Default has occurred and is continuing.

(f) Projections. As soon as available and in any event no later than the last day of each of Holdings’ Fiscal Years, Borrower Representative will deliver Projections of Holdings and its Subsidiaries for the forthcoming fiscal year, month by month.

(g) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings, Borrowers or any of their Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Holdings, Borrowers or any of their Subsidiaries to the public concerning developments in the business of any such Person.

(h) Events of Default, Etc. Promptly upon any senior executive officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver copies of all notices given or received by such Borrower or Holdings or any of their Subsidiaries with respect to any such event or condition and a certificate of Borrower Representative’s chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings, Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); or (3) any event or condition that has had a Material Adverse Effect.

(i) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower Representative to Agent (or, in the case of Canadian Borrower, Canadian Agent) or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Agent (or, in the case of

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Canadian Borrower, Canadian Agent) and, subject to protecting privileges, provide such other information as may be reasonably available to them without violating any contractual confidentiality obligation applicable to the Credit Parties to enable Agent (or, in the case of Canadian Borrower, Canadian Agent) and its counsel to evaluate such matter. Notwithstanding Section 5(a)(viii) of the Security Agreement, each Grantor (as such term is defined in the Security Agreement) shall be required to notify Agent of any commercial tort claim only to the extent such claim involves a net amount in excess of $250,000 and only on a quarterly basis.

(j) Notice of Corporate and other Changes. Borrower Representative shall provide prompt written notice of any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(k) Compliance and Excess Cash Flow Certificate. Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.3(a) and (b), Borrowers will deliver a fully and properly completed Compliance and Excess Cash Flow Certificate (in substantially the same form as Exhibit 4.3(k) (the “Compliance and Excess Cash Flow Certificate”) signed by Borrower Representative’s chief executive officer or chief financial officer.

(l) USA Patriot Act. Borrower Representative will furnish promptly after the request by Agent or any Lender all documentation and other information that Agent or such Lender reasonably requests in order to comply with its ongoing obligations under the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

(m) Other Information. With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

4.4 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agents pursuant to Section 4.3 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided, that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

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SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agents and Lenders to enter into the Loan Documents, to make Advances and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, represent, warrant and covenant to Agents and each Lender that the following statements are, and immediately after giving effect to the Related Transactions will be, true, correct and complete with respect to all Credit Parties, as applicable:

5.1 Disclosure. No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agents or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents (other than the Projections, estimates and information of a general economic nature), taken as a whole, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made as of the date such information was furnished to Agents or Lenders and as of the Closing Date. Projections and estimates and information of a general economic nature delivered in connection with the Related Transactions and transactions contemplated hereby are based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

5.2 No Material Adverse Effect. Since February 26, 2006 there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.4 Organization, Powers, Capitalization and Good Standing.

(a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the jurisdiction of organization and all

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jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions, subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, Credit Parties are in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agents for the benefit of Agents and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c) Binding Obligation. This Agreement is, and the other Loan Documents and the Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Credit Parties thereto, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.5 Financial Statements and Projections. All Financial Statements concerning Holdings, Borrowers and their Subsidiaries which have been or will hereafter be furnished to Agents pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and audit and normal year-end adjustments.

(a) The consolidated balance sheets at February 26, 2006 and the related statement of income of Holdings and its subsidiaries, for the Fiscal Year then ended, audited by Deloitte & Touche LLP.

(b) The consolidated balance sheet at April 23, 2006 and the related statement of income of Holdings and its subsidiaries for the two (2) months then ended.

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The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.3(f) are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

5.6 Intellectual Property. As of the Closing Date, each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries. Schedule 5.6 includes a list as of the Closing Date of (i) the registration (or patent) for each registered item of Intellectual Property (or patent) owned by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, (ii) the application for the registration (or patent) for each item of Intellectual Property for which an application for registration (or patent) is pending and owned by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, and (iii) each license or other agreement under which the Intellectual Property of a third-party is licensed by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, other than normal and routine off-the-shelf software license agreements. Except as set forth on Schedule 5.6, as of the Closing Date, all such material Intellectual Property that is owned by the Credit Parties and their subsidiaries is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as set forth on Schedule 5.6, all such material Intellectual Property that the Credit Parties or their Subsidiaries are licensed to use or otherwise have the right to use is used pursuant to a valid license agreement in full force and effect. As of the Closing Date, no Credit Party has received any written notice or claim of infringement which could reasonably be expected to be materially adverse to the Credit Parties by or from any other Person with respect to any material Intellectual Property, with the exception of those claims set forth on Schedule 5.6.

5.7 Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation known to such Credit Party concerning the violation or possible violation of any law.

5.8 Employee Matters. As of the Closing Date, except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which

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could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters, except, in each case, for any non-compliance arising in the ordinary course of business that can be resolved in the ordinary course of business without material liability to any Credit Party or any of its Subsidiaries and without materially adversely affecting the business of any Credit Party or any of its Subsidiaries. As of the Closing Date, except as set forth on Schedule 5.8, neither Borrower nor any of its Subsidiaries is party to an employment contract requiring payments in excess of $200,000 per calendar year.

5.9 Solvency. Each of the Credit Parties and its Subsidiaries is Solvent.

5.10 Litigation; Adverse Facts. As of the Closing Date, except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

5.11 Use of Proceeds; Margin Regulations.

(a) No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

(b) Borrowers shall utilize the proceeds of the Loans solely for the prepayment and cancellation of the Senior Notes and the Senior Discount Notes, for Permitted Acquisitions, and for the financing of Borrowers’ working capital and general corporate needs and other uses of cash permitted herein.

5.12 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Schedule 5.12 constitutes materially all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. Each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and, to the extent requested in writing by Agent or Canadian Agent, copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent) have been delivered to Agent (or, in the case of Canadian Borrower, Canadian Agent). Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor or sublessor as of the Closing Date. Each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets as of the Closing Date, except where

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a failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that are reasonably likely to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate that is material to the business of the Credit Parties as of the Closing Date. As of the Closing Date, no material portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied or is currently being repaired or otherwise remedied. As of the Closing Date, all material permits required to have been issued to enable the Real Estate to be occupied pursuant to laws in all material respects and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13 Environmental Matters.

(a) Except as set forth in Schedule 5.13, as of the Closing Date: (i) the real property owned, leased or subleased by any Credit Party or any of its Subsidiaries is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to impact materially and adversely the value or marketability of such Real Estate (based on continued commercial or industrial use as part of the Credit Parties’ business or a similar business to that conducted on the Closing Date) and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate, except for such Releases that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $500,000 or the Dollar Equivalent thereof in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or

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expenses in excess of $500,000 or the Dollar Equivalent thereof in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, Canadian federal or provincial statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes, Canadian federal or provincial statutes; and (viii) the Credit Parties have provided to Agent (or, in the case of Canadian Borrower, Canadian Agent) (x) a list of all existing, non-privileged, Phase One or Phase Two environmental reports, environmental compliance reviews or audits, or documents of similar scope and content, material unresolved notices of violation, pending complaints, and pending orders pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their subsidiaries, and in each case (i) in the possession, custody or control of Apollo Management, L.P. as of November 23, 2003 or (ii) created since November 23, 2003 and (y) copies of any such environmental reports or documents requested by Agent.

(b) Each Credit Party hereby acknowledges and agrees that Agent (or, in the case of Canadian Borrower, Canadian Agent) (i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14 ERISA And Canadian Pension And Benefit Plans.

(a) As of the Closing Date, Schedule 5.14(a) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all Plans listed on Schedule 5.14(a), together with a copy of the latest form IRS/DOL 5500-Series for each such Plan have been delivered to Agent. Except for failures to comply which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the IRC and (ii) neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC. No Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Title IV Plan in excess of $500,000.

(b) As of the Closing Date, except as set forth in Schedule 5.14(a): (i) no Title IV Plan has an Unfunded Pension Liability in excess of $10,000,000; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur which could reasonably be expected to result in liability to a Credit Party in excess of $500,000; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan which could reasonably be expected to result in a Material Adverse Effect; (iv) no Credit Party

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or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect and (vi) except in the case of any eligible individual account plan as defined in ERISA Section 407(d)(3), Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan.

(c) As of the Closing Date, Schedule 5.14(b) lists all Canadian Benefit Plans and Canadian Pension Plans. As of the Closing Date, all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by any Credit Party have been made available to Agent and Canadian Agent. As of the Closing Date, (i) the Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status, (ii) all material obligations of any Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion, (iii) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans, (iv) there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans, (v) each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles), and (vi) neither Canadian Borrower nor its Domestic Subsidiaries employs any employees outside of Canada.

5.15 Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith other than to Credit Suisse as dealer manager in connection with the purchase of the Senior Notes and Senior Discount Notes through a tender offer.

5.16 Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any disbursement accounts, and Schedule 5.16 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agents or their counsel, accurate and complete copies (or summaries) of all of the

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following agreements or documents to which it is subject: to the extent requested by Agent, (i) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $2,500,000 or the Dollar Equivalent thereof per annum; (ii) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $2,000,000 or the Dollar Equivalent thereof per annum; (iii) licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; (iv) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and (v) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

5.18 Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

5.19 Taxes and Tax Returns.

(a) As of the Closing Date, (i) all Tax Returns required to be filed by the Credit Parties have been timely and properly filed and (ii) all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), have been paid except for any such filings, payments or accruals which would not have a Material Adverse Effect. No Governmental Authority has asserted any claim for taxes, or to any Credit Party’s knowledge, has threatened to assert any claim for taxes that would reasonably be expected to have a Material Adverse Effect, for which such Credit Party is not indemnified by ConAgra. All taxes required by law to be withheld or collected and remitted (including, without limitation, income, tax, Canada Pension Plan and Quebec Pension Plan contributions, unemployment insurance and workman’s compensation premiums) with respect to the Credit Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts which would not have a Material Adverse Effect.

(b) None of the Credit Parties has been notified that either the IRS, the Canada Customs and Revenue Agency or any other Governmental Authority has raised any adjustments or intends to raise such adjustments, in connection with any Tax Return of the Credit Parties, which adjustments would have a Material Adverse Effect.

(c) None of the Credit Parties is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement, excluding leases entered into in the ordinary course of business and sales contracts, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, Canadian Borrower is a registrant for the purposes of the Excise Tax Act (Canada) having registration number 87 543 1603 RT 001 and 88 639 9849 RC 001, respectively, and is not a financial institution within the meaning of the Excise Tax Act (Canada). As of the Closing Date, none of the Credit Parties (excluding Canadian

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Borrower) is a registrant for the purposes of the Excise Tax Act (Canada). As of the Closing Date, none of the Credit Parties (excluding Canadian Borrower) has made any election under the Excise Tax Act (Canada).

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (2) failure to pay, within five (5) Business Days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

(b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay or such breach, default or occurrence is to cause or to permit the holder or holders then to cause (with all applicable grace periods having expired), Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $20,000,000 or the Dollar Equivalent thereof or having an aggregate principal amount in excess of $20,000,000 or the Dollar Equivalent thereof to become or be declared due prior to their stated maturity or to take enforcement action with respect thereto; or

(c) Breach of Certain Provisions; Breach of Warranty. Failure of any Credit Party to (i) perform or comply with any term or condition contained in Section 2.4(a) as to Borrowers only, Sections 2.11(c), 3, 4.2 or 4.3(h)(1); or (ii) perform, keep or observe any of the provisions of Section 2.3 or Section 4.3(d)(i) solely with respect to Borrowing Base Certificates, and solely with respect to Section 2.3 and Section 4.3(d)(i), such failure shall remain unremedied for fifteen (15) days or more; or

(d) Borrowing Base Certificate; Breach of Warranty. Any information contained in any Borrowing Base Certificate or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent, Canadian Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

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(e) Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower Representative of notice from either Agent or Requisite Lenders of such default or (2) actual knowledge of a senior executive officer of any Borrower or any other Credit Party of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code or any other Insolvency Law, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any Insolvency Law; or (b) a decree or order of a court for the appointment of a receiver, interim receiver, receiver and manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, interim receiver, receiver and manager, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code or any other Insolvency Law, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) any Credit Party fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or (4) the board of directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $10,000,000 or the Dollar Equivalent thereof or (2) an amount in the aggregate at any time in excess of $10,000,000 or the Dollar Equivalent thereof (in either case to the extent not adequately covered by insurance in Agent’s (or, in the case of Canadian Borrower, Canadian Agent’s) sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

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(i) Dissolution. Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or

(j) Invalidity of Loan Documents. Any Credit Party denies that it has any further liability under any material provision of the Loan Documents to which it is party, or gives notice to such effect; or

(k) Change of Control. A Change of Control occurs.

6.2 Suspension or Termination of Commitments. Upon the occurrence of any Event of Default, Agents may, and at the request of Requisite Lenders, Agents shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment.

6.3 Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agents may, and at the request of the Requisite Lenders, Agents shall, by written notice to Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon (“Acceleration of the Obligations”), (c) terminate all or any portion of the obligations of Agents, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that U.S. Borrowers immediately deliver cash to Agent for the benefit of L/C Issuers (and U.S. Borrowers shall then immediately so deliver) in an amount equal to one hundred three percent (103%) of the aggregate outstanding Letter of Credit Obligations, (e) require that Credit Parties deliver to Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent) a fully executed Mortgage over each parcel of Supplemental Real Estate in form and substance satisfactory to Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent), together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent) (and Credit Parties shall use commercially reasonable efforts to deliver the foregoing within thirty (30) days) and (f) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations. Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or

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been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrowers. Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

6.4 Performance by Agents. So long as an Event of Default has occurred and is continuing, if any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent (or, in the case of Canadian Borrower, Canadian Agent) may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein to the extent necessary to protect the Collateral, the value thereof or the priority of Agents’ Liens therein. In such event, such Credit Party shall, at the request of Agent (or, in the case of Canadian Borrower, Canadian Agent), promptly pay any amount reasonably expended by Agent (or, in the case of Canadian Borrower, Canadian Agent) in such performance or attempted performance to Agent (or, in the case of Canadian Borrower, Canadian Agent), together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent (or, in the case of Canadian Borrower, Canadian Agent) shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5 Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agents from or on behalf of Borrowers, and Agent (or, in the case of Canadian Borrower, Canadian Agent) shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent (or, in the case of Canadian Borrower, Canadian Agent) may deem advisable notwithstanding any previous application by Agent (or, in the case of Canadian Borrower, Canadian Agent).

Following the final maturity of the relevant Loans or Acceleration of the Obligations,

(A) all payments representing the proceeds of any sale of, or other realization upon, all or any part of the Collateral consisting of Accounts, Inventory, General Intangibles (including payment intangibles) related to Accounts or Inventory, cash, Cash Equivalents and all proceeds (including, without limitation, insurance proceeds) thereof (collectively, the “Current Asset Collateral”) shall be applied: first, to all Fees, costs and expenses incurred by or owing to Agent (or, in the case of Canadian Borrower, Canadian Agent) and reimbursable by Credit Parties pursuant to this Agreement or the other Loan Documents (other than Fees, costs and expenses related to the Term Loan and the Fixed Asset Collateral); second, to accrued and unpaid Fees owing to Revolving Lenders and interest on the Obligations relating to the Revolving Loans and on the unpaid Swap Related Reimbursement Obligations (including any interest which but for the provisions of the Insolvency Laws, would have accrued on such amounts and including Fees and interest with respect to the Overadvance), ratably in proportion

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to such Fees and interest, as applicable; third, to the principal amount of the Revolving Loans (including the principal balance of Overadvances), the cash collateralization of the Letter of Credit Obligations as set forth above, and the unpaid Swap Related Reimbursement Obligations, ratably to the aggregate, combined principal balance of the Revolving Loans, Overadvances, the unpaid Swap Related Reimbursement Obligations and outstanding Letter of Credit Obligations, as applicable; fourth, to accrued and unpaid Fees and interest with respect to the outstanding principal balance of the Term Loan; fifth, the outstanding principal balance of the Term Loan and sixth, to any other Obligations of Borrowers;

(B) all payments representing the proceeds of any sale of, or other realization upon, all or any part of the Collateral excluding the Current Asset Collateral (collectively, the “Fixed Asset Collateral”) shall be applied: first, to all Fees, costs and expenses incurred by or owing to Agent (or, in the case of Canadian Borrower, Canadian Agent) and reimbursable by Credit Parties pursuant to this Agreement or the other Loan Documents (other than Fees, costs and expenses related to the Revolving Loan and the Current Asset Collateral); second, to accrued and unpaid Fees and interest with respect to the outstanding principal balance of the Term Loan and the unpaid Swap Related Reimbursement Obligations, ratably in proportion to the Fees and interest accrued as to the Term Loan and the unpaid Swap Related Reimbursement Obligations, as applicable; third, the outstanding principal balance of the Term Loan and the unpaid Swap Related Reimbursement Obligations, ratably to the aggregate, combined principal balance of the Term Loan and the unpaid Swap Related Reimbursement Obligations, as applicable; fourth, to accrued and unpaid Fees owing to Revolving Lenders and interest on the Obligations relating to the Revolving Loans (including any interest which but for the provisions of the Insolvency Laws, would have accrued on such amounts and including Fees and interest with respect to the Overadvance), ratably in proportion to such Fees and interest, as applicable; fifth, to the principal amount of the Revolving Loans (including the principal balance of Overadvances) and the cash collateralization of the Letter of Credit Obligations as set forth above, ratably to the aggregate, combined principal balance of the Revolving Loans, Overadvances and outstanding Letter of Credit Obligations, as applicable; and sixth, to any other obligations of Borrowers;

(C) notwithstanding clause (B) above, if any realization on Collateral results from the sale of Stock of a Credit Party, then a portion of the proceeds from that sale of Stock equal to the portion of the U.S. Borrowing Base attributable to the Accounts and Inventory of that Credit Party shall be applied in accordance with clause (A) above and the balance of those proceeds shall be applied in accordance with clause (B) above;

(D) notwithstanding clauses (A) through (C) above, all proceeds of the Collateral owned by Canadian Borrower or the Stock of Canadian Borrower shall be applied to the Canadian Revolving Loan and other Obligations owing by Canadian Borrower in such order as is determined by Canadian Agent; and

(E) In all cases, the unpaid Swap Related Reimbursement Obligations shall not exceed $10,000,000 in the aggregate.

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SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1 Conditions to Initial Loans. The effectiveness of this Agreement is subject to the execution and delivery hereof by Requisite Lenders and to the completion of the following conditions in a manner, unless specifically set forth otherwise, reasonably satisfactory to Agents in their sole discretion:

(a) Closing Checklist. Except as otherwise provided in the Post-Closing Matters Agreement, the Credit Parties shall deliver all documents listed on, take all actions set forth on and satisfy all other conditions precedent listed on the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agents and Lenders;

(b) Consummation of Related Transactions. The Related Transactions shall be consummated on the Closing Date (other than to the extent contemplated by the definition of Related Transactions) in accordance with the terms of the Related Transactions Documents;

(c) Corporate Structure; Solvency. The corporate structure of the Credit Parties shall not have been modified from the structure disclosed to Agents as of May 2, 2006 in any respect that is materially adverse to the interests of the Agents. Agents shall have received a joint officer’s certificate of the chief financial officer of Borrowers certifying that the Borrowers (giving effect to the Related Transactions) are Solvent;

(d) Approvals. Agents shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including, without limitation, all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions;

(e) EBITDA. EBITDA of Borrowers on a consolidated basis shall be at least $150,000,000 for the trailing twelve months most recently ended for which Financial Statements are available prior to the Closing Date, including adjustments reasonably satisfactory to Agent;

(f) Ratings. The senior secured Indebtedness of Borrowers shall be rated by S&P and by Moody’s;

(g) Litigation. Since February 26, 2006, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which could reasonably be expected to have a Material Adverse Effect; and

(h) Projections. Agent shall have received, in form and substance satisfactory to Agent, the updated Projections of Holdings and its Subsidiaries for the forthcoming five (5) Fiscal Years, month by month for the first Fiscal Year and on annual basis thereafter.

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7.2 Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (it being understood that the schedules to the Security Agreement expressly relate to the Closing Date), and (ii) Agent (or, in the case of Canadian Borrower, Canadian Agent) or Requisite Revolving Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) Agent (or, in the case of Canadian Borrower, Canadian Agent) or Requisite Revolving Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

(c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), (i) the outstanding amount of the aggregate U.S. Revolving Loan would cause U.S. Borrowing Availability to be less than zero or (ii) the outstanding amount of the Canadian Revolving Loan would cause the Canadian Borrowing Availability to be less than zero; or

(d) after giving pro forma effect to any Advance (or the incurrence of any Letter of Credit Obligation), Aggregate Borrowing Availability would be less than $50,000,000 or the Dollar Equivalent thereof unless Borrowers shall have delivered to Agents a Compliance and Excess Cash Flow Certificate demonstrating that Fixed Charge Coverage Ratio was at least 1.1 to 1.0 for the trailing twelve months ending on the last day of the most recent month for which Financial Statements are available prior to the proposed date of such Advance or the incurrence of such Letter of Credit Obligation.

In addition to the foregoing, no Revolving Lender shall be obligated to fund any Overadvance unless Borrower Representative shall have (i) notified Agent of its intention to draw on the Overadvances pursuant to Section 1.1(a)(iv) and (ii) paid to Agent the Activation Fee (as defined in the GE Capital Fee Letter) on the Closing Date and, if the Borrower Representative chooses to activate the Overadvance in any subsequent Fiscal Year, on April 30 of each such year. Upon receipt of the Activation Fee, Agent shall promptly pay to each Revolving Lender an amount equal to 20 basis points multiplied by the amount of its ratable share of the Overadvance for the applicable period.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers (other than Canadian Borrower) of the cross guaranty provisions set

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forth in Section 10 and of the granting and continuance of Agent’s (or, in the case of Canadian Borrower, Canadian Agent’s) Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1 Assignment and Participations.

(a) Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent (i) shall not be required for assignments to Qualified Assignees described in clause (a) of the definition thereof and (ii) shall not be unreasonably withheld or delayed with respect to any other Qualified Assignee) and the execution of an assignment agreement substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent, that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) any such partial assignment of the Term Loan shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and any such partial assignment of the Revolving Loan shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000, and after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to (x) $1,000,000 in the case of the Term Loan and (y) $5,000,000 in the case of the Revolving Loan and the assigning Lender shall have retained Commitments in an amount at least equal to(x) $1,000,000 in the case of the Term Loan and (y) $5,000,000 in the case of the Revolving Loan; (iv) require a payment to Agent of an assignment fee of $3,500; (v) be on a pro rata basis among all U.S. Revolving Loans, Canadian Revolving Credit Advances and Participating Interests of the Assigning Lender and (vi) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which (i) shall not be required for assignments to Qualified Assignees described in clause (a) of the definition thereof and (ii) in any other case shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within five (5) Business Days following notice thereof to Borrower Representative. Notwithstanding the above, Agent or Canadian Agent, as applicable, may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees (other than Excluded Assignees); provided that, so long as no Event of Default has occurred and is continuing, such assignment shall also require the Borrower Representative’s consent, which consent shall not be unreasonably withheld or delayed. If, after giving effect to any assignment by GE Capital in its capacity as a Lender hereunder, its Revolving Loan Commitment is less than $25,000,000, it shall be obligated to assign its entire Swing Line Commitment to another Lender, which assignment shall, so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which consent shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within five (5) Business Days following

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notice thereof to Borrower Representative. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.” In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or Canadian Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or Canadian Agent, as applicable, or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or Canadian Agent, as applicable, or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (x) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (y) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (z) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Section 8.3, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender.” Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. Neither Agents nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. The provisions of this Section 8.1(b) do not apply to the Participating Interests or the Lenders or their Affiliates in their capacity as holders of the Participating Interests. Any participation sold by a Lender or a participant shall be on a pro rata basis among all Revolving Loans and Participating Interests. Without limiting the foregoing, no participant shall have any rights under Sections 1.10, 1.11 or 9.1.

(c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent or Canadian Agent, as applicable, and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

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(d) In connection with the primary syndication of the Loans to occur within 90 days after the Closing Date, each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a reasonable timetable established by Agent, in its reasonable sole discretion. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials, subject to the qualifications and conditions contained in the Confidential Information Memorandum dated as of May 10, 2006, provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Agent or Canadian Agent, as applicable, shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois (or, in the case of Canadian Agent, 11 King West 1500, Toronto, Ontario ) a “register” for recording the name, address, commitment and Loans owing to each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agents and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.10(a), increased costs or an inability to fund LIBOR Loans under Section 1.10(b), or withholding or other taxes in accordance with Section 1.11.

(g) Nothing contained in this Section 8 shall require the consent of any party for GE Capital to assign any of its rights in respect of any Swap Related Reimbursement Obligation.

8.2 Agent.

(a) Appointment. GE Capital is hereby appointed to act on behalf of all Lenders and Canadian Agent with respect to the administration of Loans made to U.S. Borrowers and to act as agent on behalf of all Lenders and Canadian Agent with respect to Collateral of U.S. Borrowers and their Domestic Subsidiaries under this Agreement and the other Loan Documents. GE Canada is hereby appointed to act as Canadian Agent on behalf of all Lenders

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with respect to the administration of all Loans made to Canadian Borrower and with respect to all Collateral of Canadian Borrower and its Domestic Subsidiaries under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent (or, in the case of the Canadian Revolving Loan, Canadian Agent) to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent and Canadian Agent are authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders’ consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2. The provisions of this Section 8.2 are solely for the benefit of Agents and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and Canadian Agent and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. In performing its functions and duties under this Agreement, Canadian Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Agents may perform any of their duties hereunder, or under the Loan Documents, by or through its agents or employees.

(b) Nature of Duties. The duties of Agents shall be mechanical and administrative in nature. Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent or Canadian Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent or Canadian Agent, as applicable, shall send notice thereof to each Lender. Agent or Canadian Agent, as applicable, shall promptly notify each Lender any time that the Requisite Lenders, Requisite Revolving Lenders or Supermajority Revolving Lenders have instructed Agent or Canadian Agent, as applicable, to act or refrain from acting pursuant hereto.

(c) Rights, Exculpation, Etc. Neither Agents nor any of their officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agents shall be liable to the extent of their own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agents shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined

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to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agents be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing their functions and duties hereunder, Agents shall exercise the same care which they would in dealing with loans for their own accounts, but neither Agents nor any of their agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agents may at any time request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents they are permitted or required to take or to grant. If such instructions are promptly requested, Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until they shall have received such instructions from the Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agents as a result of Agents acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable, Agents shall have no obligation to take any action if they believe, in good faith, that such action is deemed to be illegal by Agents or exposes Agents to any liability for which they have not received satisfactory indemnification.

(d) Quebec. Without limiting any of the foregoing provisions in favor of Agent or Canadian Agent, for the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, Canadian Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fondé de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each present and future Lender. By executing an Assignment Agreement, each future Lender shall be deemed to ratify the power of attorney (fondé de pouvoir) granted herein. Canadian Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of Legal Persons (Quebec), Canadian Agent may, as the Person holding the power of attorney of Lenders, acquire and or be the pledgee of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Credit Party to the Canadian Agent pursuant to the laws of the Province of Quebec.

(e) Reliance. Agents shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram)

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believed by them in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agents shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agents in their sole discretion.

(f) Indemnification. Lenders will reimburse and indemnify Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agents under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agents’ gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agents for any purpose shall, in the opinion of Agents, be insufficient or become impaired, Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(f) shall survive the payment in full of the Obligations and the termination of this Agreement.

(g) GE Capital and GE Canada Individually. With respect to their Commitments hereunder, GE Capital and GE Canada shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Requisite Lenders”, “Requisite Revolving Lenders”, “Supermajority Revolving Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital and GE Canada in their individual capacities as Lenders or one of the Requisite Lenders, Requisite Revolving Lenders, or Supermajority Revolving Lenders. GE Capital and GE Canada, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if they were not acting as Agents pursuant hereto and without any duty to account therefor to Lenders. GE Capital and GE Canada, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(h) Successor Agent.

(i) Resignation. Either Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least twenty (20) Business Days’ prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

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(ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent or Canadian Agent, as applicable, which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers (or, in the case of Canadian Agent, Canadian Borrower). If a successor Agent or Canadian Agent, as applicable, shall not have been so appointed within the twenty (20) Business Day period referred to in clause (i) above, the retiring Agent or Canadian Agent, as applicable, upon notice to Borrower Representative, shall then appoint a successor Agent or Canadian Agent, as applicable, who shall serve as Agent or Canadian Agent, as applicable, until such time, if any, as Requisite Lenders appoint a successor Agent or Canadian Agent, as applicable, as provided above.

(iii) Successor Agent. Upon the acceptance of any appointment as Agent or Canadian Agent, as applicable, under the Loan Documents by a successor Agent or Canadian Agent, as applicable, such successor Agent or Canadian Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Canadian Agent, as applicable, and the retiring Agent or Canadian Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s or Canadian Agent’s, as applicable, resignation as Agent or Canadian Agent, as applicable, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent or Canadian Agent, as applicable.

(i) Collateral Matters.

(i) Release of Collateral. Lenders hereby irrevocably authorize each of Agent and Canadian Agent, at its option and in its discretion, to release any Lien granted to or held by Agent or Canadian Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to Agent or Canadian Agent, as applicable, that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent or Canadian Agent, as applicable, may rely in good faith conclusively on any such certificate, without further inquiry).

(ii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent’s or Canadian Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(i)(i)), each Lender agrees to confirm in writing, upon request by Agent or Canadian Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent or Canadian Agent under clauses (x) and (y) of Section 8.2(i)(i). Upon at least seven (7) Business Days’ prior written request by Borrower Representative, Agent or Canadian Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent or Canadian Agent upon such Collateral; provided, however, that (x) Agent or Canadian Agent shall not be required to execute any such document on terms which, in Agent’s or Canadian Agent’s opinion, would expose Agent or Canadian Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations

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or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii) Absence of Duty. Agents shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agents in this Section 8.2(i) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agents may act in any manner they may deem appropriate, in their discretion, given Agents’ own interest in property covered by the Collateral Documents as one of the Lenders and that Agents shall have no duty or liability whatsoever to any of the other Lenders, provided that Agents shall exercise the same care which they would in dealing with loans for its own account.

(j) Agency for Perfection. Agents and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agents’ security interest in assets which, in accordance with the Code or PPSA in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent or Canadian Agent) obtain possession or control of any such assets, such Lender shall notify Agents thereof, and, promptly upon Agents’ request therefor, shall deliver such assets to Agent or Canadian Agent, as appropriate, or in accordance with Agents’ instructions or transfer control to Agent or Canadian Agent in accordance with Agents’ instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agents in writing, it being understood and agreed that such rights and remedies may be exercised only by Agents.

(k) Notice of Default. Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent (or in the case of Canadian Borrower, Canadian Agent) for the account of Lenders unless Agent or Canadian Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agents will use reasonable efforts to notify each Lender of its receipt of any such notice. Agents shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agents have received any such request, Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable or in the best interests of Lenders.

(l) Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders. With

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respect to any action by Agents to enforce the rights and remedies of Agents and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent or Canadian Agent to the extent necessary to enforce the rights and remedies of Agents for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

8.3 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent or Canadian Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent (or in the case of Canadian Borrower, Canadian Agent) for the benefit of all Lenders in accordance with their Pro Rata Shares.

8.4 Disbursement of Funds. Each Borrower hereby irrevocably authorizes Agent or Canadian Agent, as applicable, to disburse the proceeds of each Loan requested, or deemed to be requested, under Section 1.1 as follows (i) the proceeds of each U.S. Revolving Credit Advance shall be disbursed by Agent in Dollars, as requested by Borrower Representative and (ii) by Canadian Agent in Dollars or Canadian Dollars, as requested by Borrower Representative on behalf of the Canadian Borrower. Each Lender shall reimburse Agent after the Canadian Loan Refunding Date on demand for all funds disbursed on its behalf by Agent or Canadian Agent, as applicable, or if Agent so requests, each Lender will remit to Agent or Canadian Agent, as applicable, its Pro Rata Share of any Loan before Agent or Canadian Agent, as applicable, disburses same to Borrowers. If Agent or Canadian Agent, as applicable, elects to require that each Lender make funds available to Agent or Canadian Agent, as applicable, prior to a disbursement by Agent or Canadian Agent, as applicable, to Borrowers, Agent or Canadian Agent, as applicable, shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrower Representative no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent or Canadian Agent, as applicable, such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s or Canadian Agent’s account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s or Canadian Agent’s demand, Agent or Canadian Agent, as applicable, shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent or Canadian Agent, as applicable. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement

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or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent or Canadian Agent, as applicable, to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Canadian Agent, as applicable, or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

8.5 Disbursements of Advances; Payment.

(a) Advances; Payments.

(i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Revolving Lender’s Pro Rata Share of such U.S. Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to U.S. Borrowers as designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind. If Revolving Loans are provided to Canadian Borrower after the Canadian Loan Refunding Date, Canadian Agent shall notify Revolving Lenders promptly after receipt of a Notice of Revolving Credit Advance requesting a Revolving Credit Advance for Canadian Borrower and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received by fax, telephone or other similar form of transmission. Each Revolving Lender shall make available to Canadian Agent such Revolving Lender’s Pro Rata Share of such Canadian Revolving Credit Advance in same day funds by wire transfer to Canadian Agent’s account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Canadian Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Canadian Agent shall make the requested Canadian Revolving Credit Advance to Canadian Borrower as designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Revolving Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Revolving Lenders with respect to the U.S. Revolving Loan. Provided that each Revolving Lender has funded all payments and Advances required to be made by it and purchased all participations, including, without limitation, Participating Interests, required to be

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purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Revolving Lender such Revolving Lender’s Pro Rata Share of principal, interest and Fees paid by U.S. Borrowers since the previous Settlement Date for the benefit of such Revolving Lender on the U.S. Revolving Loan held by it. Such payments shall be made by wire transfer to such Revolving Lender’s account (as specified by such Revolving Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Revolving Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender’s Pro Rata Share of all payments received from U.S. Borrowers. Prior to the Canadian Loan Refunding Date, Canadian Agent shall send by wire transfer to each Revolving Lender its Participation Fee within one Business Day after the corresponding interest payment has been received by it from Canadian Borrower. From and after the Canadian Loan Refunding Date, the weekly settlement procedures set forth above with respect to Agent and the U.S. Revolving Loan shall also apply and shall be deemed to refer, mutatis mutandis, to Canadian Agent and the Canadian Revolving Loan.

(b) Availability of Revolving Lender’s Pro Rata Share. Agents may assume that each Revolving Lender will make its Pro Rata Share of each U.S. Revolving Credit Advance available to Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and U.S. Borrowers shall immediately repay such amount to Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that U.S. Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to U.S. Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from U.S. Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to U.S. Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of

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such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to U.S. Borrowers or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan or Participating Interest to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or Participating Interest or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.

(e) Canadian Loan Refunding Date. From and after the Canadian Loan Refunding Date, the provisions of Sections 8.5(b) and 8.5(c) with respect to Agent, U.S. Revolving Credit Advances and U.S. Borrowers shall also apply and shall be deemed to refer, mutatis mutandis, to Canadian Agent, Canadian Revolving Credit Advances and Canadian Borrower.

(f) Dissemination of Information. Agents shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agents from, or delivered by Agents to, any Credit Party, with notice of any Event of Default of which Agents have actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agents shall not be liable to any Lender for any failure to do so.

(g) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agents or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agents or Requisite Lenders. Agents are authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt.

SECTION 9.

MISCELLANEOUS

9.1 Indemnities. Except for taxes which shall be governed exclusively by Section 1.11, Borrowers agree, jointly and severally, to indemnify, pay, and hold Agents, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed

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on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Borrowers shall have no obligation to an Indemnitee hereunder in respect of (A) any liabilities (i) to the extent that the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee, (ii) arising from a breach of such Indemnitee’s obligations under this Agreement, or (iii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of any Credit Party or any Credit Party’s affiliates and that is brought by an Indemnitee against any other Indemnitee, or (B) any settlement entered into by such Indemnitee without the Borrower Representative’s written consent (such consent not to be unreasonably withheld or delayed); provided however, that the foregoing indemnity will apply to any such settlement in the event that the Borrower Representative was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2 Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the U.S. Borrowing Base or Canadian Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.7 and 1.8, shall be effective unless the same shall be in writing and signed by Agent, with respect to the U.S. Borrowing Base, or Canadian Agent, with respect to the Canadian Borrowing Base, or both Agents with respect to the criteria in Sections 1.7 and 1.8, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 7.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

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(c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent (or Canadian Agent in the case of the Canadian Revolving Loan) and each Lender directly affected thereby: (i) increase the principal amount of such Lender’s Commitment (which action shall require the consent of Requisite Lenders including those Lender’s whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend or waive any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) release any Guaranty or, except as otherwise permitted in Section 3.7, release Collateral with a book value exceeding five percent (5%) of the book value of all assets in the aggregate in any one (1) year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) change the final sentence of Section 1.5(a); and (viii) change the order of payment application provisions of Section 6.5; and (ix) amend or waive this Section 9.2 or the definitions of the terms “Requisite Lenders”, “Requisite Revolving Lenders” or “Supermajority Revolving Lenders” insofar as such definitions affect the substance of this Section 9.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuers, or of GE Capital in respect of any Swap Related Reimbursement Obligations, under this Agreement or any other Loan Document, including any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuers or GE Capital, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent or Canadian Agent, as applicable, to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail (if such communication is initiated in the United States) or with Canada Post (if such communication is initiated in Canada) and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail or Canada Post, four (4) Business Days after deposit with postage prepaid and properly addressed.

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Notices shall be addressed as follows:

If to Borrower Representative:	UNITED AGRI PRODUCTS, INC.
7251 W. 4th Street
Greeley, Colorado 80634
ATTN: Chief Financial Officer
Fax: (970) 347-1560

If to Agent or GE Capital:	GENERAL ELECTRIC CORPORATION
500 West Monroe Street
Chicago, Illinois 60661
ATTN: United Agri Products, Inc.
Account Officer
Fax: (312) 463-3848

If to Canadian Agent or GE Canada:	GE CANADA FINANCE HOLDING COMPANY c/o General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
ATTN: United Agri Products, Inc.
Account Officer
Fax: (312) 463-3848

In each case, with a copy to:	GENERAL ELECTRIC CAPITAL CORPORATION 777 Long Ridge Road
Stamford, Connecticut 06927-5100
ATTN: Corporate Counsel
Commercial Finance – Equity Sponsor Group
Fax: (203) 316-7196

and

GENERAL ELECTRIC CAPITAL CORPORATION
299 Park Avenue, 6th Floor
New York, NY 10171
ATTN: Corporate Counsel
Commercial Finance – Equity Sponsor Group
Fax: (212) 983-8766

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

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9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agents or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5 Marshaling; Payments Set Aside. Neither Agents nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or Agents enforce their Liens or Agents or any Lender exercises their right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7 Lenders’ Obligations Several; Independent Nature of Lenders’ Rights. The obligations of each Lender, Agent and Canadian Agent hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders.

9.11 No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrowers by Agents or any Lender. Borrowers agree that neither Agents nor any

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Lender shall have liability to Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agents nor any Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12 Construction. Agents, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agents, each Lender, Borrowers and each other Credit Party.

9.13 Confidentiality. Agents and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees, participants or prospective derivatives counterparties or to Persons employed by or engaged by Agents, a Lender or a Lender’s assignees, participants or prospective derivatives counterparties including Affiliates of a Lender with a need to know such information, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services all of whom shall be notified of the confidential nature of such information and be instructed to keep the same confidential in accordance with this Section 9.13. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required by law, (ii) required to be made by Agents or any Lender to any regulatory or governmental agency or pursuant to legal process or (iii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agents and Lenders under this Section 9.13 shall supersede and replace the obligations of Agents and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agents or any Lender prior to the date hereof.

9.14 CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENTS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS

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AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENTS FROM BRINGING SUIT OR OTHER LEGAL ACTION IN ANY JURISDICTION OR TO REALIZE ON COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENTS.

9.15 WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(e), 1.10, 1.11 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Disclosure Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19 Replacement of Lenders.

(a) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.10 or 1.11 or, as

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provided in this Section 9.19(a), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Requisite Revolving Lenders Supermajority Revolving Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrowers may, at their option, notify Agent (or, in the case of Canadian Borrower, Canadian Agent) and such Affected Lender of its intention to do one of the following:

(i) Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent). In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1 (it being understood that no signature or other consent of the Affected Lender shall be required), provided, that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or 1.11, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.10 or 1.11 through the date of such sale and assignment; or

(ii) Borrowers may, with Agent’s (or, in the case of Canadian Borrower, Canadian Agent) consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitments and Pro Rata Share of the Term Loan Commitment, in which case the Revolving Loan Commitment and Term Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment and Term Loan Commitment.

(b) In the case of a Non-Funding Lender pursuant to Section 8.5(d), at Borrower Representative’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Loans, Participating Interests and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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(c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a “Non-Consenting Lender”),

(ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained,

(iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or

(iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, each Non-Consenting Lender shall be deemed to be an Affected Lender, and Borrowers may obtain, at Borrowers’ expense, one or more Replacement Lenders for such Affected Lender, pursuant to Section 9.19(a)(i).

9.20 Delivery of Termination Statements and Mortgage Releases. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agents shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations. In addition, in connection with any transaction permitted under Sections 3.7 or 3.16, the Agent or Canadian Agent, as applicable, shall promptly release its Liens on all assets sold, conveyed, leased, subleased, transferred or otherwise disposed of in accordance with such sections.

9.21 English Language. The parties hereby confirm their express wish that this Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English only. Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement, y compris les avis, soient rédigés en langue anglaise seulement.

9.22 Patriot Act Notice. Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Credit Parties that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Credit Parties, including the name and address of each Credit Party and other information allowing such Lender to identify the Credit Parties in accordance with such act, and each Credit Party agrees to comply with each such Lender’s request for such information.

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SECTION 10.

CROSS-GUARANTY

10.1 Cross-Guaranty. Each U.S. Borrower hereby agrees that it is liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agents and Lenders by each other Borrower. Each U.S. Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations guaranteed hereunder has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by,

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agents and Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agents and Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each U.S. Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

10.2 Waivers by U.S. Borrowers. Each U.S. Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agents or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations guaranteed hereunder before proceeding against, or as a condition to proceeding against, such U.S. Borrower. It is agreed among each Borrower, Agents and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agents and Lenders would decline to enter into this Agreement. Each U.S. Borrower also expressly waives the benefits of division and discussion under the Civil Code of Quebec.

10.3 Benefit of Guaranty. Each U.S. Borrower agrees that the provisions of this Section 10 are for the benefit of Agents and Lenders and their respective successors, transferees,

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endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agents or Lenders, the obligations of any Credit Party under the Loan Documents.

10.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each U.S. Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each U.S. Borrower acknowledges and agrees that this waiver is intended to benefit Agents and Lenders and shall not limit or otherwise affect such U.S. Borrower’s liability hereunder or the enforceability of this Section 10 in its entirety, and that Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.

10.5 Election of Remedies. If Agents or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agents or such Lender a Lien upon any Collateral, whether owned by any U.S. Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agents or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10 in its entirety. If, in the exercise of any of its rights and remedies, Agents or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any U.S. Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each U.S. Borrower hereby consents to such action by Agents or such Lender and waives any claim based upon such action, even if such action by Agents or such Lender shall result in a full or partial loss of any rights of subrogation that each U.S. Borrower might otherwise have had but for such action by Agents or such Lender. Any election of remedies that results in the denial or impairment of the right of Agents or any Lender to seek a deficiency judgment against any other Person shall not impair any other Borrower’s obligation to pay the full amount of the Obligations (subject to Section 10.7, in the case of Canadian Borrower and its Subsidiaries). In the event Agents or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agents or such Lender may bid all or less than the amount of the Obligations guaranteed hereunder and the amount of such bid need not be paid by Agents or such Lender but shall be credited against the Obligations guaranteed hereunder. The amount of the successful bid at any such sale, whether Agents, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations guaranteed hereunder shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10 in its entirety, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

10.6 Liability Cumulative. The liability of U.S. Borrowers under this Section 10 in its entirety, is in addition to and shall be cumulative with all liabilities of each U.S. Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such U.S. Borrower is a party or in respect of any Obligations or obligation of Canadian Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

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10.7 Canadian Borrower and Its Subsidiaries. Notwithstanding any provision contained in this Section 10 in its entirety to the contrary, none of Canadian Borrower or any other Credit Party organized under the laws of Canada or any Province thereof are guarantors of the Obligations of the U.S. Borrowers or otherwise obligated or liable for any of the Obligations other than those related to or arising from the Canadian Revolving Loan and those covenants, representations and warranties, agreements and other terms and conditions set forth herein and in the other Loan Documents applicable to Canadian Borrower or such other Canadian Credit Party, or their respective assets or operations.

SECTION 11.

RESTATEMENT OF EXISTING CREDIT AGREEMENT

11.1 Restatement of Existing Credit Agreement. The parties hereto agree that on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a) The Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b) All Existing Obligations shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder;

(c) The guaranties and Liens in favor of Agents for the benefit of the Existing Lenders securing payment of the Existing Obligations shall remain in full force and effect and shall be continuing with respect to the Obligations; and

(d) All references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.

The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement and the Notes with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement, the Notes and the other Loan Documents.

(Signature pages follow)

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:

UNITED AGRI PRODUCTS CANADA INC., as Canadian Borrower

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President & Secretary

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President, Secretary and General Counsel

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President and Secretary

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President and Secretary

Second Amended and Restated Credit Agreement

CREDIT PARTIES:

UAP HOLDING CORP.

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President, Secretary and General Counsel

LOVELAND INDUSTRIES, INC.

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President & Secretary

PLATTE CHEMICAL CO.

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President & Secretary

SNAKE RIVER CHEMICALS, INC.

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President & Secretary

TRANSBAS, INC.

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President & Secretary

UAP TIMBERLAND, LLC

By:	/s/ Todd Suko
Name:	Todd Suko
Title:	Vice President and Secretary

Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, an L/C Issuer and a Lender

By:	/s/ Ken A. Brown
Name:	Ken A. Brown
Title:	Its Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as Canadian Agent

By:	/s/ Jack F. Morrone
Name:	Jack F. Morrone
Title:	Senior Vice President, GE Canada Finance Holding Company

Second Amended and Restated Credit Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ William W. Archer
Name:	William W. Archer
Title:	Managing Director

c/o Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, New Jersey 07302
Attn:	SBD Operations
Pedro Ramirez
Fax:	212-357-4597

With a copy to:

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attn:	Katherine Onishi
Fax:	212-902-3000

Second Amended and Restated Credit Agreement

DEERE CREDIT, INC., as a Lender

By:	/s/ Raymond L. Murphey
Name:	Raymond L. Murphey
Title:	Senior Account Credit Manager

6400 NW 86th Street
P.O. Box 6650
Dept. 142
Johnson, Iowa 50131
Attn:	Raymond Murphey
Fax:	515-267-4020

Second Amended and Restated Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Vice President

70 East 55th Street, 14th Floor
New York, New York 10022
Attn:	Brian Conway
Fax:	212-303-0060

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Seiden
Name:	Adam Seiden
Title:	VP-Sr Client Manager

Bank of America Business Capital
335 Madison Avenue 6th Floor
New York, NY 10017
Attn:	Adam Seiden
VP-Sr Client Manager
Fax:	(212)-503-7330

Second Amended and Restated Credit Agreement

COOPERATIVE CENTRALE RAIFFEISEN-BOERELEENBANK B.A., “RABOBANK INTERNATIONAL” NEW YORK BRANCH, as a Lender

By:	/s/ John L. Church
Name:	John L. Church
Title:	Executive Director

By:	/s/ Andrew Sherman
Name:	Andrew Sherman
Title:	Associate General Counsel

c/o Rabobank International
123 N. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attn:	John L. Church
Executive Director
Phone:	312-408-8249
Fax:	312-408-8240

Second Amended and Restated Credit Agreement

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender

By:	/s/ Richard Holston
Name:	Richard Holston
Title:	Vice President

225 Liberty Street, 5th Floor
New York, New York 10281
Attn:	Richard Holston
Vice President
Phone:	212-236-1272
Fax:	212-236-0048

Second Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

677 Washington Boulevard
Stamford, CT 09612
Attn:	Alfred Scoyni
Fax:	203-719-5259

Second Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Lender

By:	/s/ Ben Ciallella
Name:	Ben Ciallella
Title:	Vice President

By:	/s/ Jean R. Elie
Name:	Jean R. Elie
Title:	V. P.

111 West Monroe, 5C
Chicago, Illinois 60603
Attn:	Frida Burgonio
Account Administrator
Fax:	312-765-1641

Second Amended and Restated Credit Agreement

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Disclosure Schedules or Annexes of or to the Agreement:

“Acceleration of the Obligations” has the meaning ascribed to it in Section 6.3.

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” means: (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Borrowers’ certified public accountants and implemented by any Borrower; and (c) changes in carrying value of any Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (FASB 141 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

“Accounts” means all “accounts,” as such term is defined in the Code or the PPSA or “claims,” as such term is defined under the Civil Code of Quebec, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code, PPSA or Civil Code of Quebec), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition” means the purchase by Holdings from Con Agra pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Stock Purchase Agreement dated as of October 29, 2003 by and among Holdings, Con Agra and UAP (as in effect on the date thereof).

“Acquisition Pro Forma” has the meaning ascribed to it in Section 3.6.

“Acquisition Projections” has the meaning ascribed to it in Section 3.6.

“Advances” means any U.S. Revolving Credit Advance (including Overadvances), Canadian Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 9.19(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 3.8, an Affiliate of Borrowers shall include any Person that directly or indirectly owns more than ten percent (10%) of any class of the capital stock of Holdings and shall not include an Apollo Operating Company. Notwithstanding the foregoing, ConAgra shall not be deemed to be an Affiliate of any Credit Party or any Subsidiary of a Credit Party so long as ConAgra does not own at any time an aggregate amount greater than 15% of the outstanding capital stock of UAP entitled to vote in the election of directors. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for itself, the Lenders and as agent for Canadian Agent, or its successor appointed pursuant to Section 8.2.

“Agents” means Agent and Canadian Agent.

“Aggregate Borrowing Availability” means as of any date of determination the sum of Canadian Borrowing Availability and U.S. Borrowing Availability.

“Agreement” means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable Leverage Ratio” means, with respect to each period set forth below, the corresponding amount in the column labeled “Ratio”;

Period	Ratio
Period #8	5.25 to 1.00
Period #9	5.00 to 1.00
Period #10	5.00 to 1.00
Period #11	5.25 to 1.00
At all other times	4.50 to 1.00

The dates encompassed in each Period shall be as set forth on Schedule 1.1(a)(iv).

“Applicable Margins” means collectively the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Overadvance Margins, the Applicable Term Loan Index Margin, the Applicable Term Loan LIBOR Margin and the Applicable Unused Line Fee Margin.

“Applicable Overadvance Index Margin” means the per annum interest rate payable in addition to the Index Rate applicable to Overadvances, as determined by reference to Section 1.2(a).

“Applicable Overadvance LIBOR Margin” means the per annum interest rate payable in addition to the LIBOR Rate applicable to Overadvances, as determined by reference to Section 1.2(a).

“Applicable Overadvance Margins” means the Applicable Overadvance LIBOR Margin and Applicable Overadvance Index Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Credit Advances (other than Overadvances), as determined by reference to Section 1.2(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Credit Advances (other than Overadvances), as determined by reference to Section 1.2(a).

“Applicable Term Loan Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.2(a).

“Applicable Term Loan LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.2(a).

“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.3(b), which fee is determined by reference to Section 1.2(a).

“Apollo” means Apollo Management V, L.P., a Delaware limited partnership and its Affiliates.

“Apollo Operating Company” means a Person engaged in the business of producing goods or services that is controlled by Apollo.

“Appraisal” means an appraisal delivered by Borrower Representative to Agent prior to the Closing Date and semi-annually thereafter pursuant to Section 4.3(e) setting forth the

Net Orderly Liquidation Value of Inventory of each Borrower, in form and substance and prepared by an independent appraiser reasonably acceptable to Agent.

“Asset Disposition” means the disposition, whether by sale, lease, transfer or otherwise, of (a) any of the Stock or other equity or ownership interest of any of UAP’s Subsidiaries, (b) any or all of the assets of Borrowers or any of their Subsidiaries, in each case other than: (1) sales of Inventory in the ordinary course of business, (2) customary sales, assignments and other dispositions of delinquent Accounts and payment rights for collection, (3) sales, assignments or other dispositions of other assets so long as the purchase price of the assets sold, assigned or otherwise disposed of is less than $3,000,000 or the Dollar Equivalent thereof in the aggregate in any Fiscal Year, (4) sales, transfers and other dispositions from a Credit Party to another Credit Party, (5) issuances of capital Stock by a Credit Party to another Credit Party, (6) sales or other dispositions of cash or Cash Equivalents, (8) sales or grants of licenses to use Borrowers’ or any of their Subsidiaries’ patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology, (9) sales of assets received by Borrowers or any of their Subsidiaries upon the foreclosure by it on a Lien, and (10) agreements or arrangements involving, relating to or otherwise facilitating, requirement contracts, tolling arrangements or the reservation or presale of production capacity of the any Borrower or any of their Subsidiaries by one or more third parties.

“Assignment Agreement” has the meaning ascribed to it in Section 8.1(a).

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., Insolvency Laws or other applicable bankruptcy, insolvency or similar laws.

“Borrowers” has the meaning ascribed to it in the Preamble.

“Borrower Representative” means UAP in its capacity as Borrower Representative pursuant to the provisions of Section 1.12.

“Borrowing Base Certificate” has the meaning ascribed to it in Section 4.3(d).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, or with respect to Canadian Revolving Loan, the Province of Ontario, and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Canadian Acquisitions” means a subcategory of Permitted Acquisitions involving assets, at least 90% of which are located in Canada, or a Target that is organized under the laws of Canada or some political subdivision thereof at least 90% of the assets of which are located in Canada.

“Canadian Agent” means GE Canada Finance Holding Company in its capacity as Canadian Agent for itself and Lenders, or its successor appointed pursuant to Section 8.2).

“Canadian Benefit Plans” means all material employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect of their employees or former employees in Canada.

“Canadian Borrower” has the meaning ascribed to it in the Preamble.

“Canadian Borrowing Availability” means as of any date of determination the lesser of (i) the Canadian Sub-Limit or (ii) the Dollar Equivalent of the Canadian Borrowing Base, in each case, less the sum of (a) the Dollar Equivalent of the Canadian Revolving Loan then outstanding, and (b) the amount of the U.S. Revolving Loan outstanding in excess of $655,000,000.

“Canadian Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) 85% of the book value of Canadian Borrower’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Accounts (other than Extended Accounts) at such time;

(b) 75% of the book value of Canadian Borrower’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Extended Accounts; and

(c) the lesser of (i) 55% (65% during Period #2 through Period #5 of each Fiscal Year (as specified in Schedule 1.1(a)(iv)) of the book value of such Canadian Borrower’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% multiplied by the most recently determined Net Orderly Liquidation Value Factor multiplied by the book value of Canadian Borrower’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Inventory.

“Canadian Disbursement Account” has the meaning ascribed to it in Section 1.1(e).

“Canadian Dollars” means the lawful currency of the country of Canada.

“Canadian Loan Refunding Date” means the date of any Notice of Canadian Revolving Loan Refunding.

“Canadian Overadvance” has the meaning ascribed to it in Section 1.1(a)(ii).

“Canadian Pay Down” has the meaning ascribed to it in Section 1.1(a)(ii).

“Canadian Pension Plans” means all plans, programs or arrangements which are considered to be a pension plan for the purposes of any applicable pension benefits standards or tax statute and/or regulation in Canada established, maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect of their Canadian employees or former employees but does not include the Canada

Pension Plan or Quebec Pension Plan maintained by the Government of Canada or Quebec, respectively.

“Canadian Revolving Loan” means, at any time, the aggregate amount of Canadian Revolving Credit Advances outstanding to Canadian Borrower.

“Canadian Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(ii).

“Canadian Security Agreement” means that certain Security Agreement dated as of November 24, 2003 entered into by and among Canadian Agent, on behalf of itself and Lenders and Canadian Borrower and that certain Security Agreement dated as of November 24, 2003 entered into by and among Canadian Agent, on behalf of itself and Lenders and 2326396 Canada Inc, as each may from time to time be amended, restated, modified or supplemented.

“Canadian Sub-Limit” means the sum of $20,000,000.

“Capital Expenditures” means, with respect Holdings and its Subsidiaries on a consolidated basis, for any fiscal period all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by Holdings and its Subsidiaries on a consolidated basis during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, excluding any amounts spent on the Acquisition or other Permitted Acquisitions.

“Capital Lease” means, with respect to Holdings and its Subsidiaries on a consolidated basis, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canadian government or (B) issued by any agency of the United States or Canadian government the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state or territory of the United States of America or any province or territory of Canada or any political subdivision of any such state, or province or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province or territory thereof that is at least

(A) ”adequately capitalized” (or the equivalent, in each case as defined in the regulations of its primary banking regulator) and (B) has Tier 1 capital (or the equivalent, in each case as defined in such regulations) of not less than $250,000,000 or the Dollar Equivalent thereof, in each case maturing within one year after issuance or acceptance thereof; (v) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iv) above and (vi) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above or is otherwise reasonably acceptable to Agent, (B) has net assets of not less than $500,000,000 or the Dollar Equivalent thereof and (C) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.11(c).

“Change of Control” means any event, transaction or occurrence as a result of which (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date), other than Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully-diluted basis of the economic and/or voting rights associated with ownership of Holdings’ Stock having the right to vote for the election of members of its Board of Directors under ordinary circumstances and Permitted Holders shall own less than such Person or “group” on a fully-diluted basis of the economic and voting rights associated with the ownership of Holdings’ Stock having the right to vote for the election of members of its Board of Directors under ordinary circumstances or (b) Holdings ceases to own and control (directly or indirectly) all of the economic and voting rights associated with all of the outstanding Stock of Borrowers.

“Charges” means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code or PPSA, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means June 1, 2006.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or

Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s, Canadian Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that if such foreign personal property security laws do not contain a definition that is used in another Loan Document, the definition that is used in such other Loan Document shall have the meaning given to it in the Code as though the references to the words “or such foreign personal property security laws” in the second proviso of this definition do not exist.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent or Canadian Agent to secure the Obligations or any portion thereof.

“Collateral Audit” has the meaning ascribed to it in Section 2.3.

“Collateral Documents” means the Security Agreement, the Canadian Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

“Collection Accounts” has the meaning ascribed to it in Section 1.4.

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Term Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Eight Hundred Fifty Million Dollars and Zero Cents ($850,000,000.00) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

“Commitment Termination Date” means the earliest of (a) June 1, 2011, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) payment in full by Borrowers of the Revolving Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(f), and (iii) the permanent reduction of the Revolving Loan Commitments to zero dollars ($0).

“Compliance and Excess Cash Flow Certificate” has the meaning ascribed to it in Section 4.3(k).

“ConAgra” means ConAgra Foods, Inc., a Delaware corporation.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (if positive) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or to the extent converted into cash) to the specified Person or a Wholly-Owned Subsidiary of the Person; (2) (a) the Net Income (but not loss) of any Subsidiary of the specified Person will, in each case, be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the declaration or payment of dividends or similar distributions have been legally waived; (3) the cumulative effect of a change in accounting principles shall be excluded; (4) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded; (5) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Subsidiaries shall be excluded; (6) accruals and reserves that are established within twelve months after November 24, 2003 and that are so required to be established in accordance with GAAP shall be excluded and (7) any expenses (including redemption premiums) paid with the proceeds of the Related Transactions in an amount not to exceed $15,000,000 plus the aggregate amount of the expenses incurred in connection with the repurchase and purchase, cancellation and redemption and/or defeasance of the Senior Notes and the Senior Discount Notes, shall be excluded for Consolidated Net Income.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation of the type specified in clauses (i), (ii) and (iv) shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

“Control Agreement” means an agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Holdings, Borrowers, and each Wholly-Owned Domestic Subsidiary (i) which executes a Guaranty or this Agreement as a Borrower, (ii) which grants a Lien on all or substantially all of its assets to secure the Obligations and (iii) all of the Stock of which has been pledged to secure all or part of the Obligations.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

“Current Asset Collateral” has the meaning ascribed to it in Section 6.5.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan.

“Customer Deposit Reserve” for any Borrower means a reserve against Eligible Inventory in an amount equal to the product of (A) the positive excess, if any, of (w) deposits by customers of such Borrower and its Wholly-Owned Domestic Subsidiaries for the future purchase of Inventory over (x) ineligible Accounts of such Borrower and its Wholly-Owned Domestic Subsidiaries under Section 1.7(j) with respect to such customers for such deposits (to the extent actually determined and deducted from Eligible Accounts of such Borrower and its Wholly-Owned Domestic Subsidiaries) and (B) the percentage equal to (y) 100% minus (z) the Gross Margin for the Borrowers and their Subsidiaries for the most recent trailing twelve-month period for which monthly financial statements are available on or prior to the date of determination.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.2(d).

“Design” means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents, other designs and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

“Design License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Schedules 2.1 through 5.18 in the index to the Agreement.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollar Equivalent” means the amount of Dollars as of any date of determination into which Canadian Dollars shall be converted in accordance with Section 1.13(a).

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means, (i) with respect to UAP or a Domestic Subsidiary of UAP, any direct Subsidiary of UAP or of a Domestic Subsidiary of UAP, that, in either case, is incorporated (or otherwise formed) under the laws of the United States of America, any State thereof or the District of Columbia and (ii) with respect to Canadian Borrower or a Domestic Subsidiary of Canadian Borrower, any direct Subsidiary of Canadian Borrower or of a Domestic

Subsidiary of Canadian Borrower that, in either case, is incorporated (or otherwise formed) under the laws of Canada or any province or territory of Canada.

“EBITDA” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any fiscal period, without duplication, an amount equal to (a) Consolidated Net Income of Holdings and its Subsidiaries for such period, minus in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period, (without duplication) (b) the sum of (i) income tax credits, (ii) interest income (on cash or cash equivalents), (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by Holdings and its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) and (v) any other non-cash gains (except those arising from reversals of write-downs, write-offs or reserves taken with respect to Inventory previously deducted in the calculation of EBITDA within twelve (12) months following any such write-down, write-off or reserve, (y) with respect to write-downs, write-offs and reserves taken in connection with Inventory, if not within such twelve (12) month period, in an aggregate annual amount not to exceed $7,500,000 and (z) write-downs, write-offs or reserves taken with respect to Accounts, so long as any such write-downs, write-offs or reserves are the result of receipt of payments of specific Accounts (in each case, which reversals have been approved by Borrower’s Board of Directors or Audit Committee)), plus (without duplication) (c) the sum of (i) any provision for taxes based on income or profits of Holdings, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) any aggregate net loss during such period arising from the sale, exchange or other disposition of any assets (other than Accounts or Inventory), (vi) any costs (including, without limitation, severance costs) incurred in the transition of Borrowers and their Subsidiaries from Subsidiaries of ConAgra to independent operating companies, (vii) any accruals, reserves, and income adjustments required under GAAP in connection with purchase accounting adjustments during the first twelve months following the Acquisition, (viii) expenses and adjustments related to the Acquisition or the Related Transactions, provided that such expenses are disclosed and reasonably acceptable to Agent, (ix) losses from extraordinary items for such period, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period, and (xi) any other non-cash losses (excluding non-cash losses resulting from write-downs, write-offs or reserves taken with respect to Accounts or Inventory). Notwithstanding any provision of this definition to the contrary, normal accruals of Supplier Rebates shall be included in EBITDA. In addition, EBITDA will be calculated giving effect to clauses (1) - (5) of the last sentence of the definition of Fixed Charge Coverage Ratio.

“Eligible Accounts” has the meaning ascribed to it in Section 1.7.

“Eligible Extended Accounts” means Extended Accounts that otherwise meet all criteria to be Eligible Accounts.

“Eligible Inventory” has the meaning ascribed to it in Section 1.8.

“Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.) (“FIFRA”); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Food Quality Protection Act of 1996 (7 U.S.C. §§ 136 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.); the Oil Pollution Act of 1990 (33 U.S.C. § § 2701 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.); the Pest Control Product Act (Canada); the Fertilizers Act (Canada); the Seeds Act (Canada); the Pesticides Act (Ontario); the Environmental Protection Act (Ontario); the Ontario Water Resources Act, and any and all regulations promulgated thereunder and all analogous state, provincial, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which notice is waived under applicable regulations); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (e) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (f) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (h) the loss of a Qualified Plan’s qualification or tax exempt status; or (i) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Excess Cash Flow” has the meaning ascribed to it in Schedule 4 to Exhibit 4.3(k).

“Excluded Assignees” shall mean the financial institutions designated by the Borrower Representative, a list of which shall be delivered to the Agent on or prior to the Closing Date.

“Excluded Taxes” has the meaning ascribed to it in Section 1.11.

“Existing Credit Agreement” has the meaning ascribed to it in the Preamble.

“Existing Lenders” shall mean the “Lenders” as defined in the Existing Credit Agreement.

“Existing Obligations” shall mean the “Obligations” as defined in the Existing Credit Agreement.

“Extended Account” means any Account the payment terms of which provide that payment is not due within 60 days after the original date of the invoice with respect to such Account.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agents or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Statements” means the consolidated and consolidating (if applicable) income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 4.3.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on each three-month anniversary of the end of a Fiscal Year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on a date set forth in the table below or on such other date as Borrowers may select in accordance with Section 3.10.

Fiscal Year	Last Day of Fiscal Year
2006	February 26, 2006
2007	February 25, 2007
2008	February 24, 2008
2009	February 22, 2009
2010	February 28, 2010
2011	February 27, 2011
2012	February 26, 2012

“Fixed Asset Collateral” has the meaning ascribed to it in Section 6.5.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or payable in cash during such period, plus (b) scheduled payments of principal with respect to all Indebtedness during such period, plus (c) any management fees paid to Apollo pursuant to the Management Consulting Agreement during such period.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of (i) EBITDA, plus to the extent deducted in the calculation of EBITDA for such period, any management fees paid to Apollo pursuant to the Management Consulting Agreement, minus income and franchise taxes paid in cash during such period, minus the unfinanced portion of Capital Expenditures made during such period to (ii) Fixed Charges.

In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable reference period.

In addition, for purposes of calculating the Leverage Ratio, Specified Leverage Ratio, Fixed Charge Coverage Ratio and EBITDA:

(1)	acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period as a result of the acquisition and to be achieved by such Person as a result of the acquisition, all as determined in good faith by a responsible financial or accounting officer, to the extent that Borrower Representative delivers to Agent (a) a certificate of such officer setting forth such expense and cost reductions, adjustments and other operating improvements or synergies and (b) information and calculations supporting in reasonable detail such estimated expense and cost reductions, adjustments and other operating improvements or synergies) as if they had occurred on the first day of the reference period;

(2)	the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4)	any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period; and

(5)	any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period.

“Fixtures” means all “fixtures” as such term is defined in the Code and all fixtures, facilities and equipment howsoever affixed or attached to real property, now owned or hereafter acquired by any Credit Party.

“Fronting Fee” has the meaning ascribed to it in Section 1.3(f).

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations (including Letter of Credit Obligations).

“Funding Date” has the meaning ascribed to it in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GE Capital” has the meaning ascribed to it in the Preamble.

“GE Canada” has the meaning ascribed to it in the Preamble.

“GE Capital Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“General Intangibles” means “general intangibles,” as such term is defined in the Code and “intangibles” as defined in the PPSA, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Margin” means, as to the Borrowers and their Subsidiaries, for any period, gross profit as a percentage of net sales for such period.

“GSCP” means Goldman Sachs Credit Partners L.P. in its individual capacity as a Lender.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such

Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the Holdings Guaranty, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means Holdings, each direct or indirect Subsidiary of Holdings that is not a Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent (or Canadian Agent), for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Holdings” means UAP Holding Corp., a Delaware corporation.

“Holdings Guaranty” means the guaranty dated as of November 24, 2003 executed by Holdings in favor of Agent, on behalf of itself and Lenders, as the same may from time to time be amended, restated, modified or supplemented.

“Holdings Pledge Agreement” means the Pledge Agreement dated as of November 24, 2003 executed by Holdings in favor of Agent, on behalf of itself and Lenders, pledging the Stock of UAP, as the same may from time to time be amended, restated, modified or supplemented.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) ”earnouts” and similar payment obligations, and (j) the Obligations. Notwithstanding the foregoing, however, Indebtedness shall not include (i) any obligations under the Acquisition Agreement or any agreement, instrument or other document attached thereto as an exhibit or schedule (including, without limitation, the Transition Services Agreements, the Letter Agreement regarding Apollo repurchase obligations, the Letter Agreement regarding ConAgra’s limited preemptive rights, the Indemnification Agreement, Fertilizer Supply Agreement, International Supply Agreement, Buyer Release, and ConAgra Release) to pay Supplier Rebates or estimated or final purchase price adjustments to ConAgra Foods, Inc. or any of its Affiliates, (ii) advances or deposits paid to U.S. Borrowers, Canadian Borrower or any of their respective Subsidiaries by their respective customers in the ordinary course of business or (iii) competitive allowances given by U.S. Borrowers, Canadian Borrower or any of their respective Subsidiaries to their respective customers in the ordinary course of business.

“Indemnitees” has the meaning ascribed to it in Section 9.1.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Insolvency Laws” means any of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), and the Companies Creditors’ Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Instruments” means all “instruments,” as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Designs, Copyrights, Trademarks, and the goodwill associated with such Trademarks, trade secrets and customer lists.

“Interest Expense” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any fiscal period, interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person, less the sum of (a) amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense during such period, (b) amortization of any original discount attributable to any Funded Debt or warrants included in interest expense during such period, and (c) interest paid in kind and included in interest expense during such period.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments or Term Loan Commitments, as applicable, have been terminated and the Revolving Loans or the Term Loan, as applicable, have been paid in full and (y) the Commitment Termination Date or Term Loan Termination Date, as applicable, shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrowers against fluctuations in interest rates entered into between Borrowers and any Lender or any third party.

“International Acquisition” means any Permitted Acquisition other than a U.S. Acquisition or Canadian Acquisition.

“Inventory” means any “inventory,” as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Investment Property” means all “investment property,” as such term is defined in the Code and “securities” as defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“ITA” means the Income Tax Act (Canada) as the same may from time to time be in effect.

“Judgment Conversion Date” has the meaning ascribed to it in Section 1.14.

“Judgment Currency” has the meaning ascribed to it in Section 1.14.

“L/C Issuer” means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Sublimit” has the meaning ascribed to it in Section 1.1(d)(i).

“Lenders” means GE Capital, GE Canada, and their respective successors under Section 8.2(h), the other Lenders named on the signature pages of the Agreement, their respective successors, and, if any Lender shall assign all or any portion of the Obligations in accordance with Section 8.1, such term shall include any such assignee of such Lender and such assignee’s successors.

“Letters of Credit” means documentary or standby letters of credit issued for the account of U.S. Borrowers by L/C Issuers, and bankers’ acceptances issued by U.S Borrowers, for which Agent and Lenders (excluding GE Canada) have incurred Letter of Credit Obligations. This term does not include a Swap Related L/C.

“Letter of Credit Fee” has the meaning ascribed to it in Section 1.3(c).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(d) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Leverage Ratio” means, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (calculated based on the average daily closing balance of the Revolving Loans less cash on hand for the twelve months preceding and including any date of determination), to (b) the sum of EBITDA for the twelve months ending as of the last day of the most recent Fiscal Month for which Financial Statements are available prior to that date of determination (the “Leverage Ratio Measuring Period”). Furthermore, for purposes of calculating the Leverage Ratio, the EBITDA attributable to any Permitted Acquisition occurring during or after the Leverage Ratio Measuring Period (but on or prior to the date of determination) shall be included in EBITDA as if such Permitted Acquisition had been consummated on the first day of the Leverage Ratio Measuring Period, in accordance with the definition of EBITDA.

“LIBOR Breakage Cost” means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost (excluding loss of Applicable Margins) in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(d), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(d).

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loans” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative, pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative’, irrevocable notice to Agent as set forth in Section 1.2(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of “Commitment Termination Date” or the Term Loan Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) Borrower Representative shall select LIBOR Periods so that there shall be no more than thirteen (13) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent (or Canadian Agent in the case of Canadian Revolving Loan).

“License” means any Copyright License, Patent License, Design License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, for greater certainty, deemed trusts arising pursuant to applicable Canadian pension benefit standards legislation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the

Code, the PPSA or comparable law of any jurisdiction); provided, that, in no event shall any operating lease, option or other agreement to sell be deemed a Lien.

“Litigation” has the meaning ascribed to it in Section 4.3(i).

“Loan Account” has the meaning ascribed to it in Section 1.9.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, Canadian Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, Canadian Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Canadian Revolving Loan, the U.S. Revolving Loan, the Swing Line Loan and the Term Loan.

“Loveland Products” has the meaning ascribed to it in the Preamble.

“Management Consulting Agreement” means the “Managing Consulting Agreement” delivered to Agent prior to the date hereof.

“Master Documentary Agreement” means that certain Master Agreement for Documentary Letters of Credit Terms and Conditions dated as of November 24, 2003 among General Electric Capital Corporation as L/C Issuer and Borrower Representative, as the same may from time to time be amended, restated, modified or supplemented.

“Master Standby Agreement” means that certain Master Agreement for Standby Letters of Credit Terms and Conditions dated as of November 24, 2003 among General Electric Capital Corporation as L/C Issuer and Borrower Representative, as the same may from time to time be amended, restated, modified or supplemented.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition and business of the Credit Parties, taken as a whole or (b) the Collateral, taken as a whole.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.2(f).

“Maximum Overadvance” has the meaning ascribed to it in Section 1.1(a)(iv).

“Moody’s” means Moody’s Investor’s Services, Inc.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders with respect to the Real Estate.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Disposition; or (b) without duplication, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (2) any extraordinary gain or loss and any nonrecurring gains, losses, income or expenses (including, without limitation, expenses related to the Acquisition and any severance and transition expenses incurred as a direct result of the transition the Borrowers and their Subsidiaries to independent operating companies in connection with the Acquisition), in each case together with any related provision for taxes on such items; provided, that with respect to any such nonrecurring loss or expense, Holdings or the Borrowers deliver to the Agents an officer’s certificate specifying and quantifying such item.

“Net Orderly Liquidation Value” means, with respect to Inventory, the orderly liquidation value, if any, of such Inventory (less estimated liquidation expenses, taking into account, without duplication, the regulatory costs (if any) of selling Inventory that includes FIFRA registered inventory that may be sold only to licensed distributors), as determined by reference to the most recent Appraisal thereof delivered to Agent pursuant to Section 4.3(e), which is reasonably satisfactory to Agent.

“Net Orderly Liquidation Value Factor” means the ratio of the Net Orderly Liquidation Value of Inventory to the book value of Inventory, expressed as a percentage based on a comparison of the book value of Inventory to the Net Orderly Liquidation Value thereof as the date of the Appraisal most recently received prior to any date of determination. The Net Orderly Liquidation Value Factor shall be determined as of the Closing Date based on the Appraisal delivered prior to the Closing Date and shall be updated semi-annually as new Appraisals are received.

“Net Proceeds” means cash proceeds received by Borrowers or any of their Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) out-of-pocket costs incurred in connection with such Asset Disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Non-Consenting Lender” has the meaning ascribed to it in Section 9.19(c).

“Non-Funding Lender” has the meaning ascribed to it in Section 8.5(a).

“Non-Resident Canadian Participant” has the meaning ascribed to it in Section 1.11(d).

“Notes” means, collectively, the Revolving Notes, the Swing Line Note and the Term Notes.

“Notice of Canadian Revolving Loan Refunding” has the meaning ascribed to it in Section 1.15.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.2(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligation Currency” has the meaning ascribed to it in Section 1.14.

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Letter of Credit Obligations, owing by any Credit Party to Agent, Canadian Agent (or fondé de pouvoir, as the case may be) or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy or any similar proceeding, whether or not allowed in such case or proceeding), Fees, Swap Related Reimbursement Obligations, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Offering” means the firm commitment underwritten public offering of common stock of Holdings pursuant to the Registration Statement.

“Other Lender” has the meaning ascribed to it in Section 8.5(d).

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iv).

“Overadvance Amount” means the sum of Overadvances outstanding to U.S. Borrowers; provided that the aggregate sum of Overadvances outstanding to U.S. Borrowers shall not at any time exceed the Maximum Overadvance.

“Participating Interest” means, with respect to each Lender, such Lender’s obligation to fund its Pro Rata Share of the Canadian Revolving Loan as set forth in Section 1.15.

“Participation Fee” has the meaning ascribed to it in Section 1.3(f).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, the Canadian Patent Office or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Period” means an accounting period of Borrowers as set forth on Schedule 1.1(a)(iv).

“Permitted Acquisition” has the meaning ascribed to it in Section 3.6.

“Permitted Acquisition Debt” has the meaning ascribed to it in Section 3.6.

“Permitted Distributions” has the meaning ascribed to it in Section 3.5.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, excluding federal income tax Liens, Liens in favor of the PBGC under ERISA and Liens arising under applicable Canadian pension legislation; (b) Liens in respect of property or assets of the Borrowers or any of their Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their Subsidiaries or (2) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (c) Liens created by or pursuant to this Agreement, the Collateral Documents or the other Loan Documents; (d) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on Schedule 3.2, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default, provided that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $10,000,000 or the Dollar Equivalent thereof in the aggregate at any time; (f) Liens (other than any Lien imposed by ERISA or arising under applicable Canadian pension legislation) (1) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by the Borrowers and their Subsidiaries, (2) incurred or deposits made in the ordinary course of business of the Borrowers and their Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security (provided, that the obligations relating thereto are not past due), (3) to secure the performance by the Borrowers and their Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, (4) to secure the performance by the Borrowers and their Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, (5) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, and (6) other deposits not to exceed $15,000,000 in the aggregate; (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of their Subsidiaries; (i) Liens arising from precautionary UCC financing statements regarding operating leases; (j) Liens created pursuant to or in connection with leases or Capital Leases permitted pursuant to this Agreement, provided that (1) such Liens only serve to secure the payment of rent or Indebtedness arising under such leases or Capital Leases and (2) the Liens encumbering the assets leased or purported to be leased under such leases or Capital Leases do not encumber any other assets of the Borrowers or any of their Subsidiaries (other than letters of credit, payment undertaking agreements, guaranteed investment contracts, deposits of cash or Cash Equivalents and other credit support arrangements, in each case having an aggregate value not exceeding the fair market value of the assets leased or purported to be leased under such leases or Capital Leases (each of such values determined at the time when the lease agreement relating to the relevant lease or Capital Lease is signed and delivered)); (k) (1) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Agent or insured against by title insurance, (2) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Agent, (3) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (4) general real estate taxes and assessments not yet delinquent, (5) any Lien that would be disclosed on a true, correct and complete survey of the Real Property that does not materially affect the use or enjoyment of the Real Property as it is currently being used, and (6) such other similar items as the Agent may consent to (such consent not to be unreasonably withheld); (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within ninety (90) days after the respective purchase) of assets acquired after the Closing Date, provided that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed one hundred percent (100%) of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (3) the Indebtedness secured thereby is permitted to be incurred pursuant to this Agreement; (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrowers in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that (1) any Indebtedness that is secured by such Liens is permitted to exist hereunder, and (2) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrowers or any of their Subsidiaries; (n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business; (o) additional Liens incurred by the Borrowers and their Subsidiaries, so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $15,000,000 or the Dollar Equivalent thereof at any one time outstanding; and (p) Liens securing Indebtedness or leases that refinance, refund, extend, renew and/or replace Indebtedness or leases secured by Liens described in clauses (a) through (o) above.

“Permitted Holders” means Apollo and any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date) of which Apollo (or any Person falling within the definition of “Apollo”) is part.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, provincial, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreements” means the Holdings Pledge Agreement, the UAP Pledge Agreement, the Subsidiary Pledge Agreement and any other pledge agreement entered into after the Closing Date by any Credit Party.

“Post-Closing Matters Agreement” means that certain Post-Closing Matters Agreement dated as of the date hereof by and among Borrowers, the other Credit Parties and Agents.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Canadian Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with the Canadian Agent’s security interests (or the applicable equivalent of such Liens) against all or part of the Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, realty taxes, business taxes, workers’ compensation, Quebec corporate taxes, pension plan or fund obligations and overdue rents.

“Pro Forma” means the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of April 23, 2006 after giving pro forma effect to the Related Transactions.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan (including Overadvances), the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender (including Participating Interests) by (ii) the aggregate Revolving Loan Commitments of all Lenders (including Participating Interests), (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender (including Participating Interests) by (ii) the aggregate Commitments of all Lenders (including Participating Interests), and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 8.1. GE Capital’s Pro Rata Share shall be deemed to include that portion of the Canadian Revolving Loan held by GE Canada in which other Lenders do not hold Participating Interests.

“Projections” means Credit Parties’ forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; (d) capitalization statements and (e) Aggregate Borrowing Availability, consistent with the historical Financial Statements of Credit Parties, together with appropriate supporting details and a statement of underlying assumptions.

“Proposed Change” has the meaning ascribed to it in Section 9.19(c).

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, and in the case of an assignee of a portion of the Revolving Loan Commitment, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender, and which, through its applicable lending office, is capable of lending to the applicable Borrowers without the imposition of any withholding or similar taxes and (c) with respect to any Canadian Lender (i) any Canadian Lender, any Affiliate of any Canadian Lender and, with respect to any Canadian Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Canadian Lender or by an Affiliate of such investment advisor, and (ii) any commercial bank or other entity existing under the laws of Canada or a province thereof that engages in the lending of money in Canada, provided that so long as no Event of Default has occurred and is continuing, each Person described under clause (i) or (ii) shall not be a non-resident of Canada or shall be deemed to be a resident in Canada (which may be under Section 212 (13.3) of the ITA), in each case, for the purpose of the ITA in respect of amounts paid or credited under this Agreement or such Person shall not be entitled to receive Canadian withholding tax gross-up payments under Section 1.11 in respect of interest, fees or other consideration paid in respect of the credit made available under the Canadian Revolving Loan to Canadian Borrower; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee and no Excluded Assignee shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Real Estate” has the meaning ascribed to it in Section 5.12.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Registration Statement” means the registration statement, dated as of November 29, 2004 on Form S-1 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, pursuant to which the Offering was effected.

“Related Transactions” means (a) the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, (b) the solicitation of consents to amend the indentures governing the Senior Notes and Senior Discount Notes (collectively, the “Existing Notes”), the offer to purchase the Existing Notes, the acceptance of the tenders of the Existing Notes and related consents to amend the related indentures, the repurchase and purchase, cancellation and redemption and/or defeasance of the Senior Notes and the Senior Discount Notes, either through debt tender offers, open market purchases, or actions under the pertinent Indentures, from time to time, (c) the Offering, the repurchase, prepayment or redemption by Holdings of the Holdings

Series A Redeemable Preferred Stock, the automatic vesting of stock and option of Holdings beneficially owned by management, payment of a transaction fee to Apollo and the termination of the Management Consulting Agreement all of which have been consummated prior to the Closing Date, and (d) the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents; provided, that, the items in clause (c) and related fees, costs, expenses and Related Transactions Documents are not applicable to Sections 5 and 7.1 hereof.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 9.19(a).

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans, including Participating Interests; provided that so long as there are more than three Lenders, Requisite Lenders shall also include Agent and at least two other Lenders.

“Requisite Revolving Lenders” means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

“Reserves” means, such reserves against Eligible Accounts or Eligible Inventory that Agent (or, in the case of Eligible Accounts or Eligible Inventory owned by Canadian Borrower and its Wholly-Owned Domestic Subsidiaries, Canadian Agent) may, in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent after the Closing Date), establish from time to time upon at least five (5) days’ notice to Borrower Representative (without duplication of ineligible items and without duplication of reserves deducted in computing book value). Credit Parties acknowledge that as of the Closing Date Agent has imposed Customer Deposit Reserves and Reserves for dilution, sales tax accruals, landlord Liens (not to exceed, for any landlord lien, the book value of Eligible Inventory encumbered by such Lien), Prior Claims, customs duties, and short payments, each of which is deemed to be a reasonable exercise of Agent’s (or Canadian Agent’s) credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s

Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, and any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; provided, however, that dividends by issuances of Stock, Stock splits, and other payments, distributions and transfers consisting of Stock of any Credit Party (including, without limitation, the issuance of warrants or options and the delivery of Stock upon the exercise of warrants or options) shall not constitute Restricted Payments.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for material continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC.

“Revolving Credit Advances” means Canadian Revolving Credit Advances and U.S. Revolving Credit Advances.

“Revolving Lenders” means those Lenders having Revolving Loan Commitments.

“Revolving Loans” means, at any time, the sum of the outstanding U.S. Revolving Loan and the Canadian Revolving Loan.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances (or fund its Participating Interest) or, solely with respect Lenders, incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or, solely with respect to Lenders, incur Letter of Credit Obligations, which aggregate commitment shall be Six Hundred Seventy Five Thousand Million Dollars and Zero Cents ($675,000,000.00) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Notes” has the meaning ascribed to it in Section 1.1(a).

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Security Agreement” means the Security Agreement dated as of November 24, 2003 entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as the same may from time to time be amended, restated, modified or supplemented.

“Senior Discount Notes” means those certain 10 3/4% Senior Discount Notes issued by Holdings, due 2012 in the aggregate original principal amount at maturity of $125,000,000.

“Senior Notes” means those certain 8 1/4% Senior Notes issued by UAP, due 2011 in the aggregate original principal amount of $225,000,000.

“Settlement Date” has the meaning ascribed to it in Section 8.5(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means (a) with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital and (b) with respect to any Person on a particular date that is subject to the Insolvency Laws of Canada, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due, and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Specified Leverage Ratio” means, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) the sum of EBITDA for the twelve months ending as of the last day of the most recent Fiscal Month for which Financial Statements are available prior to that date of determination (the “Specified Leverage Ratio Measuring Period”). Furthermore, for purposes of calculating the Specified Leverage Ratio, the EBITDA attributable to any Permitted Acquisition occurring during or after the Specified Leverage Ratio Measuring Period (but on or prior to the date of determination) shall be included in EBITDA as if such Permitted Acquisition had been consummated on the first day of the Specified Leverage Ratio Measuring Period, in accordance with the definition of EBITDA.

“Statement” has the meaning ascribed to it in Section 4.3(b).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means Indebtedness of any Credit Party on terms and conditions and subordinated to the Obligations in a manner and form (i) with respect to high yield senior subordinated notes issued under Rule 144A or a registered offering, which is consistent with typical subordination provisions in indentures for such notes and (ii) with respect to any other subordinated Indebtedness, subordinated in a manner and form reasonably satisfactory to Agent in its reasonable sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of November 23, 2004 executed by one or more Domestic Subsidiaries of Borrowers in favor of Agent, on behalf of itself and Lenders.

“Subsidiary Pledge Agreements” means collectively (i) the Pledge Agreement dated as of November 23, 2004 executed by GAC 26, Inc., a Nebraska corporation in favor of Agent, on behalf of itself and Lenders, pledging all Stock of UAP 27, Inc., a Delaware corporation and (ii) the Pledge Agreement dated as of November 23, 2004 executed by Loveland Products, Inc., a Colorado corporation in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Genmarks, Inc., a Delaware corporation.

“Supermajority Revolving Lenders” means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

“Supplemental Real Estate” means that Real Estate for which the Credit Parties have not delivered to Agent a Mortgage on the Closing Date.

“Supplier Rebates” means rebates received by Credit Parties from suppliers of Inventory in the ordinary course of business.

“Swap Related L/C” means a letter of credit or other credit enhancement provided by GE Capital to the extent supporting the payment obligations by U.S. Borrowers under an interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans, and which agreement or transaction U.S. Borrowers entered into as the result of a specific referral pursuant to which GE Capital, GE Corporate Financial Services, Inc. or any other Affiliate of GE Capital had arranged for U.S. Borrowers to enter into such agreement or transaction. The term includes a Swap Related L/C as it may be increased from time to time fully to support U.S. Borrowers’ payment obligations under any and all such interest rate protection or hedging agreements or transactions.

“Swap Related Reimbursement Obligation” has the meaning ascribed to it in Section 1.2A.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to U.S. Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c).

“Target” has the meaning ascribed to it in Section 3.6.

“Tax Return” means any report, return, statement or other information required, or permitted, by law to be filed or supplied to a Governmental Authority (or otherwise so filed or supplied) in connection with any taxes and all claims for refunds of taxes.

“Termination Date” means the date on which (a) the Loans have been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(f), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

“Term Lenders” means those Lenders having Term Loan Commitments.

“Term Loan” has the meaning ascribed to it in Section 1.1(b).

“Term Loan Commitment” means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex B to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be One Hundred Seventy Five Million Dollars and Zero Cents ($175,000,000.00) on the Closing Date. After advancing the Term Loan, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Term Loan.

“Term Loan Termination Date” means the earliest of (a) June 1, 2012, (b) the date of termination of Lenders’ obligations to permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of payment in full by Borrowers of the Term Loan.

“Term Note(s)” has the meaning ascribed to it in Section 1.1(b).

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Transition Services Agreements” means (i) that certain Seller Transition Services Agreement dated as of November 23, 2004 by and among ConAgra Foods, Inc., a Delaware corporation, Holdings, UAP and the other companies listed on the signature pages thereto and (ii) that certain Buyer Transition Services Agreement dated as of November 23, 2004 by and between ConAgra Foods, Inc., a Delaware corporation and Holdings.

“UAP” has the meaning ascribed to it in the Preamble.

“UAP Distribution” has the meaning ascribed to it in the Preamble.

“UAP Pledge Agreement” means the Pledge Agreement dated as of November 23, 2004 executed by UAP in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

“U.S. Acquisitions” means a subcategory of Permitted Acquisitions involving assets, at least ninety percent (90%) of which are located in the United States, or a Target that is organized under the laws of the United States or some political subdivision thereof at least 90% of the assets of which are located in the United States.

“U.S. Borrower” or “U.S. Borrowers” has the meaning ascribed to it in the Preamble.

“U.S. Borrowing Availability” means as of any date of determination the lesser of (i) the Maximum Amount, less the Dollar Equivalent of the Canadian Revolving Loan then outstanding or (ii) the U.S. Borrowing Base, plus, if applicable, the Maximum Overadvance, in each case, less the U.S. Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations, the Swing Line Loan and the Overadvance Amount).

“U.S. Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) 85% of the book value of Borrower Representative’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Accounts (other than Extended Accounts) at such time;

(b) 75% of the book value of Borrower Representative’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Extended Accounts; and

(c) the lesser of (i) 55% (60% during Period #8 through Period #11 of each Fiscal Year and 65% during Period #2 through Period #5 of each Fiscal Year (as specified in Schedule 1.1(a)(iv)) of the book value of Borrower Representative’s and its Wholly-Owned Domestic Subsidiaries’ Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% (90% during Period #8 through Period #11 of each Fiscal Year (as specified in Schedule 1.1(a)(iv)) multiplied by the most recently determined Net Orderly Liquidation Value Factor multiplied by the book value of Borrower Representative’s and its Wholly-Owned Domestic Subsidiaries’ and its Eligible Inventory.

“U.S. Disbursement Account” has the meaning ascribed to it in Section 1.1(e).

“U.S. Loans” means the U.S. Revolving Loan and the Term Loan.

“U.S. Overadvance” has the meaning ascribed to it in Section 1.1(a)(i).

“U.S. Pay Down” has the meaning ascribed to it in Section 1.1(a)(i).

“U.S. Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“U.S. Revolving Loan” means, at any time, the sum of (i) the aggregate amount of U.S. Revolving Credit Advances outstanding to U.S. Borrowers (including Swing Line Advances) plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of U.S. Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the U.S. Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Unused Line Fee” has the meaning ascribed to it in Section 1.3.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

“Wholly-Owned” means, as to a Subsidiary of any Person, that 100% of the Stock of such Subsidiary is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

“Working Capital” means the average of Holdings’ and its Subsidiaries’ Current Assets less Current Liabilities for each of the twelve Periods of the relevant Fiscal Year.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Disclosure Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Disclosure Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance.

ANNEX B (from Annex A – Commitments definition)

to

CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Revolving Loan Commitments	Lender(s)
$330,000,000	GE Capital, as a Lender
(including a Swing Line Commitment of $50,000,000)
$90,000,000	Cooperative Centrale Raiffeisen-Boereleenbank B.A., “Rabobank International” New York Branch
$75,000,000	Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
$50,000,000	Bank of America, N.A.
$50,000,000	UBS Loan Finance LLC
$35,000,000	Bank of Montreal
$25,000,000	PNC Bank National Association
$20,000,000	Deere Credit, Inc.

Term Loan Commitments:	Lenders:
$155,000,000	GE Capital
$10,000,000	Cooperative Centrale Raiffeisen-Boereleenbank B.A., “Rabobank International” New York Branch
$10,000,000	Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

B-1

ANNEX C

to

CREDIT AGREEMENT

CLOSING CHECKLIST

[See attached]

C-1

CLOSING CHECKLIST

for

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

UNITED AGRI PRODUCTS, INC.

UNITED AGRI PRODUCTS CANADA INC.

UAP DISTRIBUTION, INC. and

LOVELAND PRODUCTS, INC.

as Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent, L/C Issuer and a Lender,

GE CANADA FINANCE HOLDING COMPANY

as Canadian Agent,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders,

GECC CAPITAL MARKETS GROUP, INC.

as Co-Lead Arranger and Co-Book Runner,

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Co-Lead Arranger, Co-Book Runner and Syndication Agent,

COOPERATIEVE CENTRALE

RAIFFEISEN-BOERELEENBANK B.A.,

“RABOBANK INTERNATIONAL” NEW YORK BRANCH

as Co-Documentation Agent

and

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH

BUSINESS FINANCIAL SERVICES INC.

as Co-Documentation Agent

Closing Date: June 1, 2006

PARTIES TO THE TRANSACTION

Agents

General Electric Capital Corporation, a Delaware corporation (“Agent” or “GECC”)

GE Canada Finance Inc., an entity organized under the federal laws of Canada (“Canadian Agent” and, collectively with Agent, the “Agents”)

Credit Parties

Borrowers:

United Agri Products, Inc., a Delaware corporation (“UAP”)

UAP Distributions, Inc., a Delaware corporation (“UAPD”)

Loveland Products, Inc., a Colorado corporation (“Loveland Products” and, together with UAP and UAPD, the “U.S. Borrowers”)

United Agri Products Canada Inc., an entity organized under the federal laws of Canada (“UAP Canada” or “Canadian Borrower” and, together with U.S. Borrowers, the “Borrowers”)

Guarantors:

UAP Holding Corp., a Delaware corporation (“Holdings”)

Loveland Industries, Inc., a Colorado corporation (“Loveland Industries”)

Platte Chemical Co., a Nebraska corporation (“Platte Chemical”)

Snake River Chemicals, Inc., an Idaho corporation (“Snake River Chemicals”)

Transbas, Inc., a Tennessee corporation (“Transbas”)

UAP Timberland, LLC, a Delaware limited liability company (“Timberland”)

Co-Lenders

Goldman Sachs Credit Partners L.P. (“GSCP”)

[other Co-Lenders to be listed]

Counsels

Akin, Gump, Strauss, Hauer & Feld LLP (“Akin Gump”), as counsel to Credit Parties

Latham & Watkins (“L&W”), as counsel to Agents

Osler, Hoskin & Harcourt LLP (“Osler”), as Canadian counsel to Agents

Goodmans LLP (“Goodmans”), as Canadian counsel to Credit Parties

LOAN DOCUMENTS

1.	Second Amended and Restated Credit Agreement

Annexes to Credit Agreement

(a)	Annex A – Definitions

(b)	Annex B – Pro Rata Shares and Commitment Amounts

(c)	Annex C – Closing Checklist

(d)	Annex D – Pro Forma

(e)	Annex E – Lenders’ Bank Accounts

Exhibits to Credit Agreement

(a)	Exhibit 1.1(a)(i) – Notice of Revolving Credit Advance

(b)	Exhibit 1.1(a)(iii)(1) –Revolving Note

(c)	Exhibit 1.1(a)(iii)(2) –Revolving Note (Canadian)

(d)	Exhibit 1.1(b) – Swing Line Note

(e)	Exhibit 1.2(e) –Notice of Continuation/Conversion

(f)	Exhibit 2.6(a) – Form of Landlord Agreement

(g)	Exhibit 2.6(b) – Form of Bailee Letter

(h)	Exhibit 2.6(c) – Form of Mortgagee Waiver

(i)	Exhibit 2.11(b) – Form of Mortgage/Deed of Trust

(j)	Exhibit 4.3(d) – Form of Borrowing Base Certificate

(k)	Exhibit 4.3(k) – Compliance and Excess Cash Flow Certificate

(l)	Exhibit 8.1 – Assignment Agreement

Disclosure Schedules

(a)	Schedule 1.1(a)(iv) – Accounting Periods of each Fiscal Year

(b)	Schedule 2.7 – Corporate and Trade Names

(c)	Schedule 3.1 – Indebtedness

(d)	Schedule 3.2 – Liens

(e)	Schedule 3.3 – Investments

(f)	Schedule 3.4 – Contingent Obligations

(g)	Schedule 3.8 – Affiliate Transactions

(h)	Schedule 5.4(a) – Jurisdictions of Organization and Qualifications

(i)	Schedule 5.4(b) – Capitalization

(j)	Schedule 5.6 – Intellectual Property

(k)	Schedule 5.7 – Investigations and Audits

(l)	Schedule 5.8 – Employee Matters

(m)	Schedule 5.10 – Litigation

(n)	Schedule 5.12 – Real Estate

(o)	Schedule 5.13 – Environmental Matters

(p)	Schedule 5.14(a) – ERISA

(q)	Schedule 5.14(b) – Canadian Benefit Plans and Canadian Pension Plans

(r)	Schedule 5.16 – Deposit and Disbursement Accounts

(s)	Schedule 5.18 – Insurance

NOTES

2.	Revolving Notes by U.S. Borrowers

(a)	GECC

(b)	Deere Credit, Inc.

(c)	PNC Bank National Association

(d)	Bank of America, N.A.

2

(e)	Cooperative Centrale Raiffeisen-Boereleenbank B.A., “Rabobank International” New York Branch

(f)	Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

(g)	UBS Loan Finance LLC

(h)	Bank of Monteal

3.	Term Notes by U.S. Borrowers

(a)	GECC

(b)	Cooperative Centrale Raiffeisen-Boereleenbank B.A., “Rabobank International” New York Branch

(c)	Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

4.	Swing Line Note by U.S. Borrowers in favor of GECC

U.S. SECURITY DOCUMENTS

5.	Amended and Restated Security Agreement executed by UAP and Guarantors

(a)	Schedule I – Filing Jurisdictions

(b)	Schedule II – Instruments, Chattel Paper and Letter of Credit Rights

(c)	Schedule III-A – Officers, Locations of Collateral and Records Concerning Collateral of UAP

(d)	Schedule III-B – Officers, Locations of Collateral and Records Concerning Collateral of Holdings

(e)	Schedule III-C – Officers, Locations of Collateral and Records Concerning Collateral of Loveland Industries

(f)	Schedule III-D – Officers, Locations of Collateral and Records Concerning Collateral of Loveland Products

(g)	Schedule III-E – Officers, Locations of Collateral and Records Concerning Collateral of Platte Chemical

(h)	Schedule III-F – Officers, Locations of Collateral and Records Concerning Collateral of Snake River Chemicals

(i)	Schedule III-G – Officers, Locations of Collateral and Records Concerning Collateral of Transbas

3

(j)	Schedule III-H – Officers, Locations of Collateral and Records Concerning Collateral of UAPD

(k)	Schedule III-I – Officers, Locations of Collateral and Records Concerning Collateral of Timberland

(l)	Schedule IV – Patent, Trademarks and Copyrights

(m)	Exhibit A – Power of Attorney

6.	Power of Attorney executed by U.S. Borrowers and each Guarantor

7.	Second Master Reaffirmation and Amendment with respect to the following Security Documents:

(a)	Trademark Security Agreement executed by Loveland Industries

(b)	Trademark Security Agreement executed by UAP

(c)	Trademark Security Agreement executed by Platte Chemical

(d)	Trademark Security Agreement executed by Loveland Products

(e)	Trademark Security Agreement executed by UAPD

(f)	Patent Security Agreement executed by Platte Chemical

(g)	Patent Security Agreement executed by Snake River Chemicals

(h)	Pledge Agreement executed by UAP re Stock of US Subsidiaries

(i)	Pledge Agreement executed by UAP re Stock of UAP Canada

(j)	Pledge Agreement executed by Holdings

(k)	Guaranty executed by Holdings

(l)	Each other Loan Document

Schedules to Master Reaffirmation Agreement

(m)	Schedule I to the Trademark Security Agreement executed by Loveland Industries

(n)	Schedule II to the Trademark Security Agreement executed by UAP

(o)	Schedule III to the Trademark Security Agreement executed by Platte Chemical

(p)	Schedule IV to the Trademark Security Agreement executed by Loveland Products

4

(q)	Schedule V to the Trademark Security Agreement executed by UAPD

(r)	Schedule VI to the Patent Security Agreement executed by Platte Chemical

(s)	Schedule VII Patent Security Agreement executed by Snake River Chemicals

(t)	Schedule VIII to the Pledge Agreement executed by UAP re Stock of US Subsidiaries

(u)	Schedule IX Pledge Agreement executed by UAP re Stock of UAP Canada

(v)	Schedule X to the Pledge Agreement executed by Holdings

8.	Evidence of trademark assignment by each of Balcom Chemical, Loveland Industries and Platte Chemical to Loveland Products

9.	Amended and Restated Guaranty executed by Guarantors (other than Holdings)

10.	Supplement to Trademark Security Agreement by UAP

(a)	Schedule I

11.	Supplement to Trademark Security Agreement by UAP Distibution

(a)	Schedule I

12.	Supplement to Trademark Security Agreement by Loveland Products

(a)	Schedule I

13.	Supplement to Patent Security Agreement by Platte Chemical

(a)	Schedule I

CANADIAN SECURITY DOCUMENTS

14.	Acknowledgement and Confirmation With Respect To Canadian Security Documents and Schedules thereto

(a)	A copy of correspondence with the Canadian Intellectual Property Office requesting recordal of the Canadian Security Agreement against certain trademarks listed in a schedule thereto

(b)	Official confirmation from the Canadian Intellectual Property Office with respect to the recording referred to above

5

SEARCHES AND FILINGS

15.	UCC Searches as described on Exhibit A hereto

16.	Evidence of Amendment to UCC filing listing UAP as debtor and Leaf Funding, Inc. as secured party

17.	Verification statements confirming registration of a financing change statement against UAP Canada in favour of Canadian Agent, for itself and the Lenders in the personal property security registries in each of the following provinces:

(a)	British Columbia

(b)	Alberta

(c)	Saskatchewan

(d)	Manitoba

(e)	Ontario

(f)	New Brunswick

CORPORATION AND ORGANIZATIONAL DOCUMENTS

18.	Secretary’s Certificate as to each Credit Party as described on Exhibit B hereto

19.	Officer’s Certificate as to each Credit Party to the following:

(a)	Certification of no Material Adverse Effect since February 26, 2006

(b)	Certification as to that the corporate structure of the Credit Parties has not been modified from the structure disclosed to Agents in any respect that is materially adverse to the interests of the Agents

(c)	Certification as to that since February 26, 2006, no action, proceeding, investigation, regulation or legislation has been instituted, threatened or proposed before any court, governmental agency or legislative body which could reasonably be expected to have a Material Adverse Effect

(d)	Certification that the Borrowers (giving effect to the Related Transactions) are Solvent

6

OPINION OF COUNSEL

20.	Legal Opinion of Akin Gump

21.	Legal Opinion of Colorado local counsel

REAL ESTATE DOCUMENTS

22.	Documents listed on the Real Estate Closing Checklist attached as Exhibit C hereto

BANK ACCOUNTS

23.	Lockbox Agreements for each of the accounts listed on Exhibit D hereto

24.	Blocked Account Agreements for each of the accounts listed on Exhibit E hereto

MISCELLANEOUS CLOSING DOCUMENTS

25. Financial Statements

(a)	The consolidated balance sheets at February 26, 2006 and the related statement of income of Holdings and its subsidiaries, for the Fiscal Year then ended, audited by Deloitte & Touche LLP

(b)	The consolidated balance sheet at April 23, 2006 and the related statement of income of Holdings and its subsidiaries for the two (2) months then ended

(c)	Updated Projections of Holdings and its Subsidiaries for the forthcoming five (5) Fiscal Years, month by month for the first Fiscal Year and on annual basis thereafter

7

26.	Notice of U.S. Revolving Credit Advance (if any)

27.	Letter of Direction to Agent and Funds Flow Memorandum

28.	Fee Letter

29.	Amended and Restated Master Agreement for Standby Letters of Credit

30.	Amended and Restated Master Agreement for Documentary Letters of Credit

31.	Evidence of tender for the Senior Notes and the Senior Discount Notes

32.	Post Closing Matters Agreement

8

Exhibit A

DEBTOR	JURISDICTION	TYPE OF SEARCH
United Agri Products, Inc.	Delaware Secretary of State	UCC and federal tax lien
United Agri Products Canada Inc.	District of Columbia Recorder of Deeds	UCC and federal tax lien
Loveland Products, Inc.	Colorado Secretary of State	UCC and federal tax lien
Loveland Industries, Inc.	Colorado Secretary of State	UCC and federal tax lien
Platte Chemical Co.	Nebraska Secretary of State	UCC and federal tax lien
Snake River Chemicals, Inc.	Idaho Secretary of State	UCC, federal and state tax lien
Transbas, Inc.	Tennessee Secretary of State	UCC
UAP Distribution, Inc.	Delaware Secretary of State	UCC and federal tax lien
UAP Holding Corp.	Delaware Secretary of State	UCC and federal tax lien
UAP Timberland, LLC	Delaware Secretary of State	UCC and federal tax lien

Exhibit A - 1

Exhibit B

Secretary’s Certificates

SECRETARY’S CERTIFICATE

UAP

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Delaware

(c)	Resolutions

Holdings

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Delaware

(c)	Resolutions

Loveland Industries

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Colorado

(c)	Resolutions

Loveland Products

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Colorado

(c)	Resolutions

Platte Chemical

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Nebraska

(c)	Resolutions

Snake River Chemicals

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Idaho

(c)	Resolutions

Transbas

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Tennessee

(c)	Resolutions

UAPD

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Delaware

(c)	Resolutions

Exhibit B - 1

SECRETARY’S CERTIFICATE

UAP Canada

(a)	Certificatication as to Certificate of Incorporation, Bylaws and Incumbency

(b)	Good Standing Certificate: Canada

(c)	Resolutions

Timberland

(a)	Certificatication as to Certificate of Formation, Operating Agreement and Incumbency

(b)	Good Standing Certificate: Delaware

(c)	Resolutions

Exhibit B - 2

Exhibit C

GECC/UNITED AGRI PRODUCTS (FIRST MODIFICATION): PROPERTY-SPECIFIC CLOSING CHECKLIST

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status
1.	25324 Huntsville Brownsferry Rd., Madison: Limestone Cty, AL 35756

	Mortgage (doc 1152304) / Signature Page (1152744)	UAP successor-by-merger to	UAP/GA AG CHEM Inc.	(previous doc 840747).

	Mortgage tax payment confirmation ($890.19) Confirmed in 2003			Mortgage Recording Tax

2.	2303 East City Rd., Blytheville: Mississippi Cty, AR 72315

	Mortgage (doc 1148964) /Signature Page (1151685)	UAP successor-by-merger to	Tri-State Delta Chemicals, Inc.	(previous doc 840850).

3.	3173 S. Chestnut, Fresno: Fresno Cty, CA 93725

	Deed of Trust (doc 1148310)/ Signature Page (1151737)		Loveland Industries, Inc.	(previous doc 842288).

4.	2900 Gravenstein Hwy. North, Sebastopol: Sonoma Cty, CA 95427

	Deed of Trust (doc 1151905) /Signature Page (1151915)		United Agri Products, Inc.	(previous doc 842301).

5.	928 Garden Hwy., Yuba City: Sutter Cty, CA 95991

	Deed of Trust (1152899) original deed of trust must re-record ( no modification)- original never recorded : bounced in 2003 Signature Page (1152510)		Loveland Industries, Inc.	(previous doc 842303).

6.	419 18th St., Greeley: Weld Cty, CO 80632

Exhibit C - 1

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status
	Deed of Trust (doc 1148329) Signature Pages (1151742)	UAP Distribution, Inc., successor-by-merger to	Balcom Chemicals, Inc.

7.	14520 Weld County Road 84, Greeley: Weld Cty, CO 80632

	Deed of Trust (1148625) Signature page (1151740)		Loveland Industries, Inc.	(previous doc 840326)

	Title Insurance Commitment ($1,325,131.14)- in 2003 deal			Rec’d

	Survey- in 2003 deal			Ordered

8.	240 22nd St., 80631, Greeley: Weld Cty, CO

	Deed of Trust (1148715) Signature Page (1151745)	UAP Distribution, Inc., successor-by-merger to	Balcom Chemicals, Inc.	(previous doc 842447).

9.	2100 Moores Lane, Mulberry: Polk Cty, FL 33860

	Mortgage (doc 1149004) Signature Page (1151761)	UAP Distribution, Inc., successor-by-merger to	United Agri Products – Florida, Inc.	(previous doc 840852).

	Mortgage tax payment confirmation ($5,874.40) Confirmed in 2003			Mortgage Recording Tax

10.	1215 South Center St., Wall Lake: Sac Cty, IA 51466

	Mortgage (doc 1149302) Signature Page (1151762)	UAP Distribution, Inc., successor-by-merger to	Midwest Agriculture Warehouse Co.	(previous doc 840854).

11.	303 SW Arch, Atlanta: Logan Cty, IL 61723

Exhibit C - 2

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status

	Mortgage (doc 1149109) Signature Page (1151764)	UAP Distribution, Inc. successor-by-merger to	HACO, Inc.	(previous doc 840943).

12.	1076 Corregidor Rd., Dixon: Lee Cty, IL 61021

	Mortgage (doc 1149130) Signature Page (1151766)	UAP Distribution, Inc. successor-by-merger to	Grower Service Corporation	(previous doc 842307).

13.	601 Industrial Rd., Hwy 9, Concordia: Cloud Cty, KS 66901

	Mortgage (doc 1149250) Signature Page (1151916)	UAP Distribution, Inc. successor-by-merger to	Pueblo Chemical & Supply Co.	(previous doc 842452).

Affidavit

	Mortgage tax payment confirmation ($62.92) Confirmed in 2003			Mortgage Recording Tax

14.	2025 S Old 83 Hwy, Garden City: Finney Cty, KS 67846

	Mortgage (doc 1149253) Signature Page (1151921)	UAP Distribution, Inc. successor-by-merger to	Pueblo Chemical & Supply Co.	(previous doc 840863).

Affidavit

	Mortgage tax payment confirmation ($57.77) Confirmed in 2003			Mortgage Recording Tax

15.	343 Hwy 80 East, Tallulah: Parish of Madison, LA 71282

Exhibit C - 3

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status

	Mortgage (doc 1152385) Signature Page (1152746)	UAP Distribution, Inc. successor-by-merger to	Tri-State Delta Chemicals, Inc.	(previous doc 840356).

16.	9755 W. Grand Ledge Hwy, Sunfield: Eaton Cty, MI 48891

	Mortgage (doc 1149255) Signature Page (1151924) (Sunfield Retail and Sunfield Hub combined)	UAP Distribution, Inc. successor-by-merger to	Grower Service Corporation	(previous doc 840399).

17.	1358 Hwy 65, Mora (Sauk City?): Kanabec Cty, MN 55051

	Mortgage (doc 1149259) Signature Page (1151926)	UAP Distribution, Inc. successor-by-merger to	Midwest Agriculture Warehouse Co.	(previous doc 840865).

	Mortgage tax payment confirmation ($921.24) Confirmed in 2003			Mortgage Recording Tax

18.	179 Lynn Circle, Cooter: Pemiscot Cty, MO 63839

	Deed of Trust (doc 1148912) Signature Page (1151928)	UAP Distribution, Inc., successor- by-merger to	Tri-State Delta Chemicals, Inc.	(previous doc 840465)

19.	18267 US Hwy 61 South, Sikeston: Scott Cty, MO 63801

	Deed of Trust (doc 1147765) Signature Page (1151929)	UAP Distribution, Inc., successor-by-merger to	Tri-State Delta Chemicals, Inc.	(previous doc 842308).

20.	917 Platte Rd., Greenville: Washington Cty, MS 38704

	Deed of Trust (doc 1148034) Signature Page (1151930)		Platte Chemical Co.	(previous doc 840301).

Exhibit C - 4

Location Name Street, City: Cty, State, Zip Owner	Signatory	Notes/ Status
Title Insurance Commitment ($6,341,345.24)- in 2003 deal

Survey- in 2003 deal		Rec’d draft

Exhibit C - 5

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status
20.A	917 Platte Rd., Greenville: Washington Cty, MS 38704

	Deed of Trust (doc 1148072): [ diff. recording info] Signature Page (1151931)		Platte Chemical Co.	(previous doc 840301).

21.	1505 Lockwood Rd., Billings: Yellowstone Cty, MT 59107

	Deed of Trust (doc 1147948) Signature Page (1151932)	UAP Distribution, Inc. successor-by-merger to	Cropmate Company	(previous doc 841632)

22.	1525 Lockwood Rd, Billings: Yellowstone Cty, MT 59103

	Deed of Trust (doc 1148017) Signature Page (1151934)		Transbas, Inc.	(previous doc 842455).

	Title Insurance Commitment ($1,010,284.92)- in 2003 deal			Rec’d

	Survey- in 2003 deal			Rec’d draft

23.	1230 40th St. NW, Fargo: Cass Cty, ND 58102

	Mortgage (doc 1149260) Signature Page (1151935)	UAP Distribution, Inc. successor-by-merger to	Ostlund Chemical Company	(previous doc 840645).

24.	16260 37r St. SE, Mapleton: Cass Cty, ND 58059

	Mortgage (doc 1149288) Signature Page (1151937)	UAP Distribution, Inc. successor-by-merger to	Ostlund Chemical Company	(previous doc 842309).

Exhibit C - 6

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status
25.	3328 Old Hwy 10, Valley City: Barnes Cty, ND 58072

	Mortgage (doc 1149428) Signature Page (1151938)	UAP Distribution, Inc. successor-by-merger to	Ostlund Chemical Company	(previous doc 842310).

26.	Hwy 2 West, Williston: Williams Cty, ND 58802

	Mortgage (doc 1149312) Signature Page (1151939)	UAP Distribution, Inc. successor-by-merger to	Cropmate Company	(previous doc 842311).

27.	1720 West 16th St., Kearney: Buffalo Cty, NE 68848

	Deed of Trust (doc 1148089) Signature Page (1151940)	UAP Distribution, Inc. successor-by-merger to	Balcom Chemicals, Inc.	(previous doc 840600)

28.	3560 Hindsburg Rd., Fancher: Orleans Cty, NY 14452

	Mortgage (doc 1149306) Signature Page (1151941)	UAP Distribution, Inc., successor-by-merger to	AG CHEM, Inc.	(previous doc 841099).

255 Affidavit

	Mortgage tax payment confirmation ($4,949.68) Confirmed in 2003			Mortgage Recording Tax

29.	701 Kaderly Dr., Columbus: Franklin Cty, OH 43228

	Mortgage (doc 1149297) Signature Page (1151942)	UAP Distribution, Inc., successor-by-merger to	Grower Service Corporation	(previous doc 842313).
30.	24333 Deshler Rd., Deshler: Wood Cty, OH 43516

	Mortgage (doc 1152373) Signature Page (1152747)	UAP Distribution, Inc., successor-by-merger to	Grower Service Corporation	(previous doc 840887).

Exhibit C - 7

	Location Name Street, City: Cty, State, Zip Owner		Signatory	Notes/ Status

31.	1076 Crosscreek Rd., Orangeburg: Orangeburg Cty, SC 29115

	Mortgage (doc 1149467) Signature Page (1151943)	UAP Distribution, Inc., successor-by-merger to	UAP/GA AG CHEM Inc.	(previous doc 841080).

32.	598 East Liberty, Covington: Tipton Cty, TN 38019

	Deed of Trust (doc 1148232) Signature Page (1151944)	UAP Distribution, Inc., successor-by-merger to	Tri-State Delta Chemicals, Inc.	(previous doc 841156)

	Mortgage tax payment confirmation ($314.53) Confirmed in 2003			Mortgage Recording Tax

Mortgage tax affidavit ($6847.62) Confirmed in 2003

33.	1500 Seagraves Hwy, Brownfield: Terry Cty, TX 79316

	Deed of Trust (doc 1148145) Signature Page (1151945)	UAP Distribution, Inc., successor-by-merger to	Tri State Chemicals, Inc.	(previous doc number 841123)

Exhibit C - 8

SOLD PROPERTIES

	Location Name Street, City: Cty, State, Zip Owner	Signatory	Notes/Status
34	2010 Norris Rd., Bakersfield: Kern Cty, CA 93308 – NOT IN DEAL — SOLD

	Deed of Trust (doc 1152899) / Signature Page (1151733)	Loveland Industries, Inc.	Partial Release (previous doc 840342)

35	311 Evans St., Caldwell: Canyon Cty, ID 83605 – NOT IN DEAL — SOLD

	Mortgage (doc 1152351)	Snake River Chemicals, Inc.	(previous doc 840520).

	Title Insurance Commitment ($216,086.23)- in 2003		Rec’d

	Survey- in 2003		Ordered

— —	Inactive – Dalhart (UAP no. 383; value rank B1.3M) 4 Miles (North on Hwy 87) Dalhart: Dallam Cty, TX 79022 Tri-State Chemicals, Inc.

Exhibit C - 9

Exhibit D

Lockbox Accounts

BANK OF AMERICA	3752191345	LOVELAND PRODUCTS, INC.	Image Lockbox
BANK OF AMERICA	3750967513	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751836261	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3752170586	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751782001	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751757971	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751743105	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751754657	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3752184284	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751781992	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751836258	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3751868886	UAP Distribution, Inc.	Image Lockbox
BANK OF AMERICA	3756311655	UAP Distribution, Inc.	Image Lockbox

Exhibit D - 1

Exhibit E

Blocked Accounts

MELLON BANK	1366194	UAP ADMINISTRATION	Local Depositories

WELLS FARGO BANK	9014716543	UAP DISTRIBUTION, INC.	Local Depositories

BANK OF AMERICA	3756641590	UNITED AGRI PRODUCTS, INC.	Lockbox Concentration Account

BANK OF AMERICA	3752198636	United Agri Products, Inc. (will be renamed to UAP Distribution, Inc.)	Concentration

Disbursemnet/Payroll Accounts (Blocked/Pledged Account Agreement no required):

Depository Institution	Acct_Num	UAP Entity	Acct_Type
BANK OF AMERICA	0101174572	LOVELAND PRODUCTS INC.	Disbursement
BANK OF AMERICA	3299943862	PLATTE CHEM - GREENVILLE	Disbursement
BANK OF AMERICA	0101174390	TRANSBAS, INC.	Disbursement
BANK OF AMERICA	0101175413	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101175009	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	3299949836	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101174911	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101171693	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101173590	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101173491	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101175116	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101173194	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	0101175819	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	3299111825	UAP Distribution, Inc.	Disbursement
BANK OF AMERICA	3752200430	UAP Holding, Inc.	Disbursement
BANK OF AMERICA	3750614031	UAP Distribution, Inc.	Payroll
BANK OF AMERICA	3299115818	UNITED AGRI PRODUCTS, INC.	Payroll

Depository Institution	Acct_Num	UAP Entity	Acct_Type
Royal Bank of Canada	03212 1023134	United Agri Products Canada, Inc.	Disb – CAD
Royal Bank of Canada	03212 4006243	United Agri Products Canada, Inc.	Disb – USD
Royal Bank of Canada	03212 1023142	UAP dba Access Distribution Services	Disb – CAD
Royal Bank of Canada	03212 1023118	United Agri Products Canada, Inc.	Dep – CAD
Royal Bank of Canada	03212 4006235	United Agri Products Canada, Inc.	Dep – USD
Royal Bank of Canada	03212 1023126	UAP dba Access Distribution Services	Dep – CAD

Exhibit E - 1

ANNEX D

to

CREDIT AGREEMENT

PRO FORMA

[See attached]

D-1

ANNEX E

to

CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

Name:	General Electric Capital Corporation
Bank:	Deutsche Bank Trust Company Americas
Jersey City, New Jersey
ABA #:	021001033
Account #:	50232854
Account Name:	GECC/CAF Depository
Reference:	CFN 5339

Name:	GE Canada Finance Holding Company
Bank:	Royal Bank of Canada
Toronto, Ontario
Transit #:	00002
Bank #:	003
Account #:1	1209329
Account Name:	GE Canada Finance Holding Company Receipts
Reference:	Treasury Code M649 and United Agri Products Canada, Ltd.

Name:	UBS Investment Bank - ABL Group
Bank:	UBS AG, Stamford Branch
ABA #:	026-007-993
Account #:	WD 897400-001
Account Name:	BPS Loan Finance
Reference:	United Agri Products

Name:	Merrill Lynch Capital
Bank:	LaSalle Bank NA
ABA #:	071-000-505
Account #:	580-039-3182
Account Name:	MLBFS – Corporate Finance
Reference:	United Agri Products

Name:	Rabobank Nederland
Bank:	Bank of New York
ABA #:	021-000-018
Account #:	802-6002-533
Account Name:	Rabobank International
Reference:	United Agri

E-1

Name:	Fleet Capital Corporation
Bank:	Fleet National Bank
ABA #:	011-900-571
Account #:	936-933-7536
Account Name:	Fleet Capital Corporation
Reference:	FCC/United Agri

Name:	PNC Business Credit
Bank:	PNC Bank NA
ABA #:	031-207-607
Account #:	196-0399-58730
Account Name:	PNC Business Credit
Reference:	United Agri Products

Name:	Deere Credit, Inc.
Bank:	Bank One, NA
ABA #:	071-000-013
Account #:	51-52135
Account Name:	LS2 Incoming Money Transfer Account
Reference:	United Agri Products/Loan # 90210170401

Name:	Bank of Montreal
Bank:	Harris N.A.
ABA #:	071000288
Account #:	1833201
Account Name:	Bank of Montreal, Chicago Branch
Reference:	United Agri Products, Inc./$850,000,000 Senior Secured Credit Facility

E-2

EXHIBIT 1.1(a)(i)

EXHIBIT 1.1(a)(i)

to

CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

___________, _____

General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders

500 West Monroe Street

Chicago, Illinois 60661

Attention:	United Agri Products, Inc.
Account Manager

Ladies and Gentlemen:

The undersigned, United Agri Products, Inc., in its capacity as Borrower Representative refers to the Second Amended and Restated Credit Agreement, dated as of June 1, 2006 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the undersigned, the other Credit Parties signatory thereto, General Electric Capital Corporation for itself, as a Lender, and as Agent, GE Canada Finance Holding Company, for itself, as a Lender, and as Canadian Agent, and the other Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

(i)	The date of the requested Revolving Credit Advance is __________, ____.

(ii)	The aggregate amount of the requested Revolving Credit Advance is $ .

(iii)	The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of ________].

(iv)	The requested Revolving Credit Advance is to be sent to:

[Name of Bank]

[City of Bank]

Beneficiary:

Account No.: [number]

ABA No.: [number]

Attn: [name]

Exhibit 1.1(a)(i)-1

Borrower Representative hereby certifies that all of the following statements are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect to the requested Revolving Credit Advance: [(i) no representation or warranty by any Credit Party contained in the Credit Agreement or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date,] [(ii) no Default or Event of Default has occurred and is continuing or would result after giving effect to the requested Revolving Credit Advance,] [(iii)] after giving effect to the requested Revolving Credit Advance, [increase in the amount of the aggregate U.S. Revolving Loan will not exceed remaining U.S. Borrowing Availability/ the outstanding amount of the Canadian Revolving Loan will not exceed the remaining Canadian Borrowing Availability] and [(iv)] after giving effect to the requested Revolving Credit Advance, Aggregate Borrowing Availability will not be less than $40,000,000 or the Dollar Equivalent thereof or Borrowers have delivered to Agents a Compliance and Excess Cash Flow Certificate demonstrating that the Fixed Charge Coverage Ratio was at least 1.1 to 1.0 for the trailing twelve months ending on the last day of the most recent month for which Financial Statements are available prior to the proposed date of the requested Revolving Credit Advance. [Clauses (i) and/or (ii) may be adjusted or deleted; provided, however, that Agent (or in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders may require clause (i) and/or (ii) as a condition to funding pursuant to Section 7.2 of the Credit Agreement].

UNITED AGRI PRODUCTS, INC., as Borrower Representative

By:
Name:
Title:

Exhibit 1.1(a)(i)-2

EXHIBIT 1.1(a)(iii)(1)

to

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

(Multi-Borrower)

Chicago, Illinois

$_______________

FOR VALUE RECEIVED, each of the undersigned (each individually a “U.S. Borrower” and collectively, the “U.S. Borrowers”), HEREBY PROMISES TO PAY to the order of _____ (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 299 Park Avenue, 6th Floor, New York, NY 10171, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of the Dollar Equivalent of __________________________________ ($__________________) or, if less, the aggregate unpaid amount of all U.S. Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 by and among U.S. Borrowers, the other Persons named therein Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each U.S. Revolving Credit Advance made by Lenders to U.S. Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of U.S. Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the U.S. Revolving Credit Advances made by Lender to U.S. Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day

Exhibit 1.1(a)(iii)(1)-1

and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by U.S. Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[To be used when this Revolving Note replaces an existing Revolving Note: This Revolving Note is issued in [full/partial] substitution for and replacement of, but not in payment of the Revolving Note of U.S. Borrowers dated _______, payable to the order of ___________ in the original principal amount of _________ DOLLARS and ___ CENTS ($________).]

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:
Name:
Title:

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

Exhibit 1.1(a)(iii)(1)-2

EXHIBIT 1.1(a)(iii)(2)

to

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

Chicago, Illinois

$20,000,000

FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”), HEREBY PROMISES TO PAY HEREBY PROMISES TO PAY to the order of GE CANADA FINANCE HOLDING COMPANY (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 299 Park Avenue, 6th Floor, New York, NY 10171, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of the Dollar Equivalent of TWENTY MILLION DOLLARS AND NO CENTS ($20,000,000.00) or, if less, the aggregate unpaid amount of all Canadian Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 by and among Canadian Borrower, the other Persons named therein as Credit Parties, Agent, Canadian Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Canadian Revolving Credit Advance made by Lenders to Canadian Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Canadian Agent on its books; provided, that the failure of Canadian Agent to make any such recordation shall not affect the obligations of Canadian Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Canadian Revolving Credit Advances made by Lender to Canadian Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

Exhibit 1.1(a)(iii)(2)-1

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Canadian Borrower), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[To be used when this Revolving Note replaces an existing Revolving Note: This Revolving Note is issued in [full/partial] substitution for and replacement of, but not in payment of the Revolving Note of Canadian Borrower dated _______, payable to the order of ___________ in the original principal amount of _________ DOLLARS and ___ CENTS ($________).]

UNITED AGRI PRODUCTS CANADA INC., as Canadian Borrower

By:
Name:
Title:

Exhibit 1.1(a)(iii)(2)-2

EXHIBIT 1.1(b)(i)

to

CREDIT AGREEMENT

FORM OF TERM NOTE

Chicago, Illinois

$__________________

FOR VALUE RECEIVED, each of the undersigned (each individually, a “U.S. Borrower” and collectively, the “U.S. Borrower”), HEREBY PROMISES TO PAY to the order of _____ (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 299 Park Avenue, 6th Floor, New York, NY 10171, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________________________ ($________________) under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Term Note is one of the Term Notes issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 by and among U.S. Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of U.S. Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and,

Exhibit 1.1(b)(i)-1

with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by U.S. Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[To be used when this Term Note replaces an existing Term Note: This Term Note is issued in [full/partial] substitution for and replacement of, but not in payment of the Term Note of U.S. Borrower dated _______, payable to the order of ___________ in the original principal amount of _________ DOLLARS and ___ CENTS ($________)]

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:
Name:
Title:

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

Exhibit 1.1(b)(i)-2

EXHIBIT 1.1(c)

to

CREDIT AGREEMENT

FORM OF SWING LINE NOTE

(Multi-Borrower)

Chicago, Illinois

$_____

FOR VALUE RECEIVED, each of the undersigned (each individually a “U.S. Borrower” and collectively, the “U.S. Borrowers”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 299 Park Avenue, 6th Floor, New York, NY 10171, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of __________________________________($_____) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 by and among U.S. Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to U.S. Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of U.S. Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to U.S. Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day

Exhibit 1.1(c)-1

and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by U.S. Borrowers), be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[To be used when this Swing Line Note replaces an existing Swing Line Note: This Swing Line Note is issued in [full/partial] substitution for and replacement of, but not in payment of the Swing Line Note of U.S. Borrowers dated _______, payable to the order of ___________ in the original principal amount of _________ DOLLARS and ___ CENTS ($________)]

UNITED AGRI PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

UAP DISTRIBUTION, INC., as a U.S. Borrower

By:
Name:
Title:

LOVELAND PRODUCTS, INC., as a U.S. Borrower

By:
Name:
Title:

Exhibit 1.1(c)-2

EXHIBIT 1.2(e)

to

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 by and among the undersigned in its capacity as Borrower Representative, the other Person named therein as a Borrower, the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”), GE Canada Finance Holding Company and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its request to:

[(a) on [ date ] convert $[            ] of the aggregate outstanding principal amount of the [            ] Loan, bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [            ] month(s);]

[(b) on [ date ] continue $[            ] of the aggregate outstanding principal amount of the [            ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [            ] month(s)].

Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate accounts of [Canadian Borrower/U.S. Borrowers] in the following amount: $            .]

Borrower Representative hereby (i) certifies that all of the following statements are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto: [(a) no representation or warranty by any Credit Party contained in the Credit Agreement or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date,] [(b) no Default or Event of Default has occurred and is continuing or would result after giving effect to the requested conversion/continuation,] [(c)] after giving effect to the requested conversion/continuation, [increase in the amount of the aggregate U.S. Revolving Loan will not exceed remaining U.S. Borrowing Availability/the outstanding amount of the Canadian Revolving Loan will not exceed the remaining Canadian Borrowing Availability] and [(d)] after giving effect to the requested conversion/continuation, Aggregate Borrowing Availability will not be less than $40,000,000 or the Dollar Equivalent thereof or Borrowers have delivered to Agents a Compliance and Excess Cash Flow Certificate demonstrating that the Fixed Charge Coverage Ratio was at least 1.1 to

Exhibit 1.2(e)-1

1.0 for the trailing twelve months ending on the last day of the most recent month for which Financial Statements are available prior to the proposed date of the requested conversion/continuation [Clauses (a) and/or (b) may be adjusted or deleted; provided, however, that Agent (or in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders may require clause (a) and/or (b) as a condition to funding pursuant to Section 7.2 of the Credit Agreement] and (ii) reaffirms [the cross-guaranty provisions set forth in Section 10 of the Credit Agreement and] the granting and continuance of [Canadian] Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

UNITED AGRI PRODUCTS, INC., as Borrower Representative

By:
Name:
Title:

Exhibit 1.2(e)-2

EXHIBIT 2.6(a)

to

CREDIT AGREEMENT

FORM OF LANDLORD AGREEMENT

[See attached]

Exhibit 2.6(a)-1

FORM OF LANDLORD’S SUBORDINATION AND CONSENT

                                    , 200_

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

ATTN: United Agri Products, Inc. Account Officer

Facsimile: (312) 463-3848

Ladies and Gentlemen:

The undersigned,                          (“Landlord”), is the owner of the real property commonly known as                                  (the “Premises”).

Landlord has entered into that certain Lease Agreement dated                          (together with all amendments and modifications thereto and waivers thereof, the “Lease”) with                                 , a                      corporation* (“Company”), with respect to the Premises.

☐	The term of such Lease is month-to-month	☐	The Lease expires ___________________ (the “Lease Expiration Date”)

Landlord understands that GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (“Agent”)1 and the lenders (“Lenders”) from time to time party thereto have previously entered or are about to enter into a Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with Company, and to secure the obligations arising under such Credit Agreement, Company has granted to Agent, for its own benefit and the ratable benefit of Lenders, a security interest in and lien upon certain assets of Company, including, without limitation, all of Company’s cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems) (collectively, the “Collateral”).

In consideration of any financial accommodations extended by Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.

*	Please insert name of applicable Credit Party/Tenant.

[1]	This should be General Electric Capital Canada Inc. for properties leased by Canadian Borrower.

2. Landlord will use its best efforts to provide Agent with a copy of any written notice of any default by Company under the Lease resulting in termination of the Lease (a “Default Notice”) simultaneously with providing such Default Notice to Company.

3. Landlord acknowledges the validity of Agent’s lien on the Collateral and, until such time as the obligations of Company to Lenders are indefeasibly paid in full, Landlord subordinates any liens or interests it may have in the Collateral to the liens in favor of Agent and agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distrain or other claim against the Collateral for any reason.

4. Landlord agrees that the Collateral consisting of trade fixtures such as equipment bolted to the floor shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.

5. Prior to a termination of the Lease, Agent or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral, including, without limitation, by public auction or private sale pursuant to the provisions of paragraph 7 below.

6. Upon a termination of the Lease, Landlord will permit Agent and its representatives and invitees to occupy and remain on the Premises; provided, that (a) such period of occupation (the “Disposition Period”) shall not exceed up to 90 days following receipt by Agent of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder), up to 30 days following (i) Agent’s receipt of written notice of Company’s failure to expressly renew the Lease if the term of such Lease is month-to-month or (ii) the Lease Expiration Date; provided, however, that the Company and the Landlord shall promptly notify the Agent, in writing, of any change to the Lease Expiration Date, and (b) for the actual period of occupancy by Agent, Agent will pay to Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month, and shall provide, retain and/or maintain liability and property insurance coverage, electricity, heat and/or other utilities to the extent required by the Lease, and (c) such amounts paid by Agent to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Company remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits Agent from removing the Collateral, the commencement of the Disposition Period will be deferred until such injunction or stay is lifted or removed.

7. During any Disposition Period, (a) Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Agent may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without unreasonable interference by Landlord, and (b) Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If Agent conducts a public auction or private sale of

2

the Collateral at the Premises, Agent shall notify Landlord first and hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

8. Agent shall promptly repair, at Agent’s expense, or reimburse Landlord for any physical damage to the Premises actually caused by Agent, its representatives or agents generally or by the conduct of such auction or sale or any removal of Collateral by or through Agent. Neither Agent nor any Lender shall be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and neither Agent nor any Lender shall have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company.

9. All notices hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy, to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing.

10. This letter agreement may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the State of New York, and shall inure to the benefit of Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of the Premises).

“LANDLORD”

Attention:
Telephone:	By:
Facsimile:	Title:

General Electric Capital Corporation	AGREED AND ACCEPTED BY: “AGENT”
500 West Monroe Street
Chicago, Illinois 60661
ATTN: United Agri Products, Inc. Account Officer	GENERAL ELECTRIC CAPITAL CORPORATION
Facsimile: (312) 463-3848
Facsimile: (212) 983-8766	By:
Title:
	Its:	Duly Authorized Signatory

3

EXHIBIT 2.6(b)

to

CREDIT AGREEMENT

FORM OF BAILEE LETTER

[See attached]

Exhibit 2.6(b)-1

BAILEE LETTER

General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

ATTN: United Agri Products, Inc.

Account Officer

                    , 200_

[Insert address of Bailee]

___________________

___________________

Re:	[Name of Credit Party]* (“Company”)

Ladies and Gentlemen:

Company, from time to time, has and will deliver inventory or other goods owned by the Company (the “Goods”) to you for storage at your facilities at the address shown above.

Company has entered into certain financing arrangements with General Electric Capital Corporation (“Agent”) and various other lenders (collectively, “Lenders”) and, as a condition precedent to the extension of credit and other financial accommodations to Company, Agent, in its capacity as Agent for itself and the other Lenders (in such capacity, “Agent”), requires, among other things, that Company grant liens in favor of Agent in all of the tangible and intangible personal property of Company, including, without limitation, the Goods.

The Agent’s security interest in the Goods shall be senior to all liens, claims and interests other than any lien you may have on any Goods for any accrued and unpaid storage and/or processing charges for the actual storage and/or processing of such Goods. To protect the Agent’s security interest in the Goods, if you issue storage receipts or other documents of title which evidence any Goods now or hereafter delivered to you, please make those documents non-negotiable and note on them that they have been issued to or for the account of Agent.

*	Please insert name of applicable Credit Party.

Until further notice, you may release any Goods to any authorized agent of Company or upon Company’s request and you may issue non-negotiable warehouse receipts or non-negotiable documents of title to Company. However, upon written direction of Agent, you agree not to deliver any further Goods to Company or its designated recipient, but to hold all Goods subject to Agent’s further direction and, upon receipt of such written direction, you will issue no further warehouse receipts or other documents of title, except as directed by Agent.

Company agrees that you shall have no liability to Company if you comply with Agent’s written direction as described above. Company further agrees that it will continue to pay all storage expenses related to the storage of the Goods and will reimburse you for all reasonable costs and expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

Please confirm receipt of this letter and your agreement to delivery instructions contained herein by signing a copy of this letter as indicated and return it as soon as possible to: Latham & Watkins LLP, Attention: Dave Crumbaugh, telephone (312) 876-7700, facsimile (312) 993-9767.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Its duly authorized signatory

2

ACKNOWLEDGED AND AGREED
this day of , 200_:

[BAILEE]

By:
Title:

[CREDIT PARTY]*

By:
Title:

*	Please insert name of applicable Credit Party.

EXHIBIT 2.6(c)

to

CREDIT AGREEMENT

FORM OF MORTGAGEE WAIVER

[See attached]

Exhibit 2.6(c)-1

FORM OF MORTGAGEE WAIVER

WHEREAS, UNITED AGRI PRODUCTS, INC., a Delaware corporation (“UAP”), UAP DISTRIBUTION, INC., a Delaware corporation (“UAP Distribution”), LOVELAND PRODUCTS, INC., a Colorado corporation (“Loveland Products” and together with UAP and UAP Distribution are sometimes referred to herein as the “U.S. Borrowers” and individually as a “U.S. Borrower”) and UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”) have entered into that certain Second Amended and Restated Credit Agreement dated as of June             , 2006 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Borrowers, the other parties signatory thereto as Credit Parties, General Electric Capital Corporation, a Delaware corporation (“Agent”) and the other lenders party thereto (“Lenders”) and other Loan Documents (as such term is defined in the Credit Agreement) pursuant to which, among other things, Agent and the Lenders have agreed to provide certain loans and advances, and                             , a                          (“Company”) has granted a security interest in and lien upon certain assets of Company, including, without limitation, all of Company’s cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems) (collectively, the “Personal Property”);

WHEREAS, the Personal Property has or may become affixed to or be located on, wholly or in part, the certain real estate located at                                                                                                                                             (hereinafter “Premises”); and

WHEREAS, the undersigned has an interest in the Premises as mortgagee or beneficiary of a deed of trust or similar agreement (any such mortgage, deed of trust or similar agreement, hereinafter the “Mortgage”).

NOW, THEREFORE, in consideration of any financial accommodation extended by Agent and Lenders to Company, at any time, and other good and valuable considerations, the undersigned agrees as follows:

(a) That it is not aware of any existing default under the Mortgage, and agrees to give written notice to Agent in the event it acquires an ownership or possessory interest in the Premises pursuant to the exercise of its rights under the Mortgage or any other document executed by Company or under applicable law;

(b) That the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property;

(c) That it acknowledges the existence of Agent’s lien on the Personal Property and, until such time as the obligations of Company to Agent and the Lenders are indefeasibly paid in full, it waives any interest in the Personal Property and agrees not to distrain or levy upon any Personal Property or to assert any lien, right of distraint or other claim against the Personal Property for any reason;

(d) That it acknowledges that Agent or its representatives or invitees may enter upon the Premises at any time without any interference by the undersigned to inspect, repossess, remove or otherwise deal with the Personal Property, and Agent may advertise and conduct public auctions or private sales of the Personal Property at the Premises, in each case without interference by the undersigned or liability of Agent or any Lender to the undersigned provided Agent promptly repairs, at Agent’s expense, any physical damage to the Premises actually caused by the conduct of such auction or sale and any removal of Personal Property by or through Agent (ordinary wear and tear excluded). Agent shall not be liable for any diminution in value of the Premises caused by the absence of the Personal Property actually removed or by any necessity of replacing the Personal Property, and Agent shall have no duty or obligation to remove or dispose of any Personal Property or any other property left on the Premises by Company;

(e) That it agrees to give notice in writing by certified or registered mail of any default by Company of any of the provisions of said Mortgage upon the Premises held by the undersigned to:

GENERAL ELECTRIC CAPITAL CORPORATION

500 West Monroe Street

Chicago, Illinois 60661

Fax: (312) 463-3848

Attn: United Agri Products, Inc., Account Officer

Upon receipt of said notice, Agent shall thereupon have the right, but not the obligation, to cure said default within ten (10) days thereafter. Any payment made or act done by Agent to cure any such default shall not constitute an assumption of such Mortgage or any obligations of Company thereunder.

This waiver may not be changed or terminated orally and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Agent and the successors and assigns of Agent.

Dated this      day of                     , 200__

Mortgagee:

[Insert Name of Mortgagee]

By:
Title:

By:
Title:

EXHIBIT 2.11(b)

to

CREDIT AGREEMENT

FORM OF MORTGAGE/DEED OF TRUST

[See attached]

Exhibit 2.11(b)

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

by

[UNITED AGRI PRODUCTS, INC.]

Mortgagor

for the benefit of

GENERAL ELECTRIC CAPITAL CORPORATION

Mortgagee

as of                     , 2006

Property address:

Prepared by and record and return to:

Leah R. Fang

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Tel:	(212) 906-1257
Fax:	(212) 751-4864

1.	DEFINITIONS		1

2.	GRANT		3

3.	WARRANTIES, REPRESENTATIONS AND COVENANTS		3
	3.1	Title to Mortgaged Property and Lien of this Instrument	3
	3.2	First Lien Status	3
	3.3	Payment and Performance	3
	3.4	Replacement of Fixtures and Personalty	3
	3.5	Prohibited Liens; Prohibited Transfers	3
	3.6	Other Covenants	4
	3.7	Condemnation Awards and Insurance Proceeds	4

4.	DEFAULT AND FORECLOSURE		4
	4.1	Remedies	4
	4.2	Separate Sales	5
	4.3	Remedies Cumulative, Concurrent and Nonexclusive	5
	4.4	Release of and Resort to Collateral	5
	4.5	Waiver of Redemption, Notice and Marshalling of Assets	6
	4.6	Discontinuance of Proceedings	6
	4.7	Application of Proceeds	6
	4.8	Occupancy After Foreclosure	6
	4.9	Additional Advances and Disbursements; Costs of Enforcement	6
	4.10	No Mortgagee in Possession	7

5.	ASSIGNMENT OF RENTS AND LEASES		7
	5.1	Assignment	7
	5.2	No Obligation	7
	5.3	Right to Apply Rents	7
	5.4	No Merger of Estates	8

6.	SECURITY AGREEMENT		8
	6.1	Security Interest	8
	6.2	Fixture Filing	8

7.	MISCELLANEOUS		8
	7.1	Notices	8
	7.2	Covenants Running with the Land	9
	7.3	Attorney-in-Fact	9
	7.4	Successors and Assigns	10
	7.5	Credit Agreement	10
	7.6	Release	10
	7.7	Waiver of Stay, Moratorium and Similar Rights	10
	7.8	Governing Law	10
	7.9	Headings	10
	7.10	Entire Agreement	10

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EXHIBIT A: Legal Description

INDEX OF DEFINED TERMS

Credit Agreement	1
Fixtures	1
Improvements	1
Indebtedness	1
Land	1
Leases	2
Lender	1
Lenders	1
Loan Documents	1
Mortgage	1
Mortgaged Property	1
Mortgagee	1
Mortgagor	1
Obligations	2
Permitted Encumbrances	2
Personalty	2
Plans	2
Property Agreements	2
Rents	2
UCC	2

ii

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

This Mortgage, Security Agreement and Fixture Filing (this “Mortgage”) is executed as of                         , 2006, by [UNITED AGRI PRODUCTS, INC.], a [Delaware] corporation (“Mortgagor”), having an office at [7251 West 4th Street, Greeley, CO 80634], for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Mortgagee”), having an office at 500 West Monroe St., Chicago, IL 60661, Attn: United Agri Products, Inc. – Account Officer.

1.	DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Indebtedness”: The sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts that may hereafter be loaned by the Lenders, their successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument that, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to the Lenders under documents that recite that they are intended to be secured by this Mortgage.

“Lender” or “Lenders”: All entities so designated pursuant to the terms of the Credit Agreement.

“Loan Documents”: The (1) Second Amended and Restated Credit Agreement dated as of June     , 2006 among United Agri Products, Inc., UAP Distribution, Inc., Loveland Products, Inc., and United Agri Products Canada Inc. (each, a “Borrower” and collectively, “Borrowers”); the other persons party thereto that are designated as Credit Parties thereunder; Mortgagee, as Agent, L/C Issuer and a Lender; GE Canada Finance Holding Company, as Canadian Agent; the other financial institutions party thereto, as Lenders (the “Credit Agreement”) which amended and restated that certain Amended and Restated Credit Agreement dated as of November 29, 2004 among United Agri Products, Inc., United Agri Products Canada Inc., the other Credit Parties, Agent, Canadian Agent and Lenders party thereto, which amended and restated that certain Credit Agreement, dated as of November 24, 2003 among United Agri Products, Inc., United Agri Products Canada Inc., the other Credit Parties, Agent, Canadian Agent and Lenders party thereto; (2) Revolving Notes, Term Notes and Swing Line Note (each as defined in the Credit Agreement) dated as of June     , 2006, each executed by a Borrower, payable to the order of one or more Lender; (3) the Collateral Documents (including without limitation this Mortgage), and the GE Capital Fee Letter (each as defined in the Credit Agreement); (4) all other documents now or hereafter executed by Mortgagor or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations; and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Mortgaged Property”: (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (14) all of Mortgagor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. The term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to the Lenders, Mortgagee or others as set forth in the Loan Documents.

“Permitted Encumbrances”: As defined in the Credit Agreement.

“UCC”: The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of any other state, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

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In addition, all capitalized terms used in this Mortgage but not defined herein shall have the meanings given to them in the Credit Agreement.

2.	GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

3.	WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly upon obtaining notice thereof, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

3.3 Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed, in each case subject to the terms and conditions of the Credit Agreement.

3.4 Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, not to be unreasonably withheld or delayed, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value (unless Mortgagor, in its reasonable business judgment, determines that such item is unnecessary), owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except Permitted Encumbrances and such as may be first approved in writing by Mortgagee, such approval not to be unreasonably withheld or delayed.

3.5 Prohibited Liens; Prohibited Transfers. Except as otherwise permitted in the Credit Agreement, Mortgagor shall not create, suffer, or permit to be created or filed against the

3

Mortgaged Property any Lien superior or inferior to the lien created by this Mortgage. Except as otherwise provided in the Credit Agreement, Mortgagor may not sell, lease or convey all or any part of the Mortgaged Property or any interest therein.

3.6 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference. The covenants set forth in the Credit Agreement include, among other provisions: (a) limitations on the lease, sale or transfer of any of the Mortgaged Property, (b) the obligation to pay when due all taxes on the Mortgaged Property, (c) the obligation to keep the Mortgaged Property insured and (d) the obligation to comply with all legal requirements with respect to the Mortgaged Property (including environmental laws), all as more particularly described in the Credit Agreement.

3.7 Condemnation Awards and Insurance Proceeds. Mortgagor assigns all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property and all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee, subject to the terms of the Credit Agreement.

Notwithstanding the foregoing, Mortgagee shall make available to Mortgagor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Mortgagor or the borrowers would be entitled to retain such funds under the terms of the Credit Agreement.

4.	DEFAULT AND FORECLOSURE

4.1 Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

4.1.1 Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

4.1.2 Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

4.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

4.1.4 Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that

4

five days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.

4.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

4.1.6 Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant with respect to the Mortgaged Property contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).

4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in

5

and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, and (b) any right to a marshaling of assets or a sale in inverse order of alienation.

4.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

4.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the order contemplated by Section 6.5 of the Credit Agreement, unless otherwise required by applicable law.

4.8 Occupancy After Foreclosure. Subject to applicable law, the purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

4.9 Additional Advances and Disbursements; Costs of Enforcement.

4.9.1 If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage, shall bear interest and shall be payable in accordance with the terms of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Mortgage.

4.9.2 Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of

6

Mortgagee in respect thereof, by litigation or otherwise, in all cases subject to the terms of the Credit Agreement.

4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

5.	ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. Mortgagor hereby assigns to Mortgagee a present, absolute assignment of the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to (a) notify any person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) lease all or any part of the Mortgaged Property; and/or (e) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

5.2 No Obligation. Notwithstanding Mortgagee’s rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Mortgage. Mortgagee shall have no responsibility on account of this Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property other than for its gross negligence or willful misconduct.

5.3 Right to Apply Rents. Mortgagee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Mortgagee may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Mortgage or the rights of Mortgagee hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property. After the payment of all such costs and expenses and after Mortgagee has established such reserves as it, in its reasonable discretion, deems necessary for the proper management of the Mortgaged Property, Mortgagee shall apply all remaining Rents received by it in the manner contemplated by the Credit Agreement.

7

5.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

6.	SECURITY AGREEMENT

6.1 Security Interest. This Mortgage constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreement sent to Mortgagor at least five days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict between this Mortgage and the Security Agreement in connection with the treatment of such property, the Security Agreement shall control.

6.2 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

7.	MISCELLANEOUS

7.1 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Mortgagor: United Agri Products, Inc.

___________________

Greeley, CO

Attn:

Fax: (            )         -

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with a copy to: United Agri Products, Inc.

7251 W. 4th Street

Greeley, CO 80634

Attn:

Fax: (            )         -

and to: Apollo Management, L.P.

1301 Avenue of the Americas

New York, NY 10019

Attn: Joshua Harris

Fax: (212)         -

If to Mortgagee: c/o General Electric Capital Corporation

500 West Monroe Street

Chicago, IL 60661

Attn: United Agri Products, Inc. Account Officer

Fax: (312) 441-6876

with a copy to: General Electric Capital Corporation

777 Long Ridge Road

Stamford, CT 06927-5100

Attn: Corporate Counsel, Commercial Finance – Equity Sponsor Group

Fax: (203) 316-7196

and to: General Electric Capital Corporation

299 Park Avenue, 6th Floor

New York, NY 10171

Attn: Corporate Counsel Commercial Finance – Equity Sponsor Group

Fax: (212) 983-8766

7.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

7.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record

9

financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

7.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

7.5 Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

7.6 Release. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage.

7.7 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

7.8 Governing Law. This Mortgage shall be governed by the laws of the State in which the Land is located.

7.9 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

7.10 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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EXECUTED as of the date first above written.

[UNITED AGRI PRODUCTS, INC.]

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , 200    , by                     ,                      of                     , a                     , on behalf of said corporation.

Notary Public, State of

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EXHIBIT A

[Legal Description]

[owned property deed of trust master form]

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

by

[UNITED AGRI PRODUCTS, INC.]

as Grantor

in favor of

as trustee

for the benefit of

GENERAL ELECTRIC CAPITAL CORPORATION

individually and as agent

as Beneficiary

as of                     , 200

Property Address:

Prepared by and record and return to:

Leah R. Fang

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Tel:	(212) 906-1257
Fax:	(212) 751-4864

1.	DEFINITIONS		1

2.	GRANT		3

3.	WARRANTIES, REPRESENTATIONS AND COVENANTS		3
	3.1	Title to Mortgaged Property and Lien of this Instrument	3
	3.2	First Lien Status	3
	3.3	Payment and Performance	3
	3.4	Replacement of Fixtures and Personalty	3
	3.5	Prohibited Liens; Prohibited Transfers	4
	3.6	Other Covenants	4
	3.7	Condemnation Awards and Insurance Proceeds	4

4.	DEFAULT AND FORECLOSURE		4
	4.1	Remedies	4
	4.2	Separate Sales	5
	4.3	Remedies Cumulative, Concurrent and Nonexclusive	5
	4.4	Release of and Resort to Collateral	6
	4.5	Waiver of Redemption, Notice and Marshalling of Assets	6
	4.6	Discontinuance of Proceedings	6
	4.7	Application of Proceeds	6
	4.8	Occupancy After Foreclosure	6
	4.9	Additional Advances and Disbursements; Costs of Enforcement	7
	4.10	No Mortgagee in Possession	7

5.	ASSIGNMENT OF RENTS AND LEASES		7
	5.1	Assignment	7
	5.2	No Obligation	7
	5.3	Right to Apply Rents	8
	5.4	No Merger of Estates	8

6.	SECURITY AGREEMENT		8
	6.1	Security Interest	8
	6.2	Fixture Filing	8

7.	CONCERNING THE TRUSTEE		8
	7.1	Certain Rights	8
	7.2	Retention of Money	9
	7.3	Successor Trustees	9
	7.4	Perfection of Appointment	9
	7.5	Trustee Liability	9

8.	MISCELLANEOUS		9
	8.1	Notices	9
	8.2	Covenants Running with the Land	11
	8.3	Attorney-in-Fact	11
	8.4	Successors and Assigns	11
	8.5	Credit Agreement	11
	8.6	Release	11
	8.7	Waiver of Stay, Moratorium and Similar Rights	11
	8.8	Governing Law	12
	8.9	Headings	12
	8.10	Entire Agreement	12

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Exhibit A: legal description

INDEX OF DEFINED TERMS

Beneficiary	1
Credit Agreement	1
Deed of Trust	1
Fixtures	2
Grantor	1
Improvements	1
Land	1
Loan Documents	1
Mortgaged Property	1, 2
Obligations	2
Permitted Encumbrances	2
Personalty	2
Plans	2
Property Agreements	2
Rents	2
Trustee	1
UCC	2

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

This Deed of Trust, Security Agreement and Fixture Filing (this “Deed of Trust”) is executed as of _______, 200__, by [UNITED AGRI PRODUCTS, INC., a Delaware corporation] (“Grantor”), whose address is [7251 West 4th Street, Greeley, CO 80634] to ________________________, Trustee (“Trustee”), whose address is ________________________, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Beneficiary”) individually and as Agent for the Lenders under the Credit Agreement more fully described below, whose address is 500 West Monroe St., Chicago, IL 60661, Attn: United Agri Products, Inc. – Account Officer.

1. DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Indebtedness”: The sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts that may hereafter be loaned by the Lenders, their successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument that, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to the Lenders under documents that recite that they are intended to be secured by this Mortgage.

“Lender” or “Lenders”: All entities so designated pursuant to the terms of the Credit Agreement.

“Loan Documents”: The (1) Second Amended and Restated Credit Agreement dated as of June ___, 2006 among United Agri Products, Inc., UAP Distribution, Inc., Loveland Products, Inc., and United Agri Products Canada Inc. (each, a “Borrower” and collectively, “Borrowers”); the other persons party thereto that are designated as Credit Parties thereunder; Beneficiary, as Agent, L/C Issuer and a Lender; GE Canada Finance Holding Company, as Canadian Agent; the other financial institutions party thereto, as Lenders (the “Credit Agreement”) which amended and restated that certain Amended and Restated Credit Agreement dated as of November 29, 2004 among United Agri Products, Inc., United Agri Products Canada Inc., the other Credit Parties, Agent, Canadian Agent and Lenders party thereto, which amended and restated that certain Credit Agreement, dated as of November 24, 2003 among United Agri Products, Inc., United Agri Products Canada Inc., the other Credit Parties, Agent, Canadian Agent and Lenders party thereto; (2) Revolving Notes, Term Notes and Swing Line Note (each as defined in the Credit Agreement) dated as of June ___, 2006, each executed by a Borrower, payable to the order of one or more Lender; (3) the Collateral Documents (including without limitation this Deed of Trust), and the GE Capital Fee Letter (each as defined in the Credit Agreement); (4) all other documents now or hereafter executed by Grantor or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations; and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Mortgaged Property”: (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (14) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. The term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to the Beneficiary or others as set forth in the Loan Documents.

“Permitted Encumbrances”: As defined in the Credit Agreement.

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“UCC”: The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of any other state, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

In addition, all capitalized terms used in this Deed of Trust but not defined herein shall have the meanings given to them in the Credit Agreement.

2. GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, SELLS and CONVEYS the Mortgaged Property to Trustee, subject, however, to Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

[Include only if required by state law: ANYTHING TO THE CONTRARY CONTAINED HEREIN NOTWITHSTANDING, THE MAXIMUM PRINCIPAL AMOUNT SECURED OR THAT UNDER ANY CONTINGENCY MAY BE SECURED HEREBY IS ___________________ DOLLARS ($__________).]

3. WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.2 First Lien Status. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly upon obtaining notice thereof, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed, in each case subject to the terms and conditions of the Credit Agreement.

3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Beneficiary, not to be unreasonably withheld or delayed, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item

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is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value (unless Grantor, in its reasonable business judgment, determines that such item is unnecessary), owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except Permitted Encumbrances and such as may be first approved in writing by Beneficiary, such approval not to be unreasonably withheld or delayed.

3.5 Prohibited Liens; Prohibited Transfers. Except as otherwise permitted in the Credit Agreement, Grantor shall not create, suffer, or permit to be created or filed against the Mortgaged Property any Lien superior or inferior to the lien created by this Mortgage. Except as otherwise provided in the Credit Agreement, Grantor may not sell, lease or convey all or any part of the Mortgaged Property or any interest therein.

3.6 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference. The covenants in the Credit Agreement include, among other provisions: (a) limitations on the lease, sale or transfer of any of the Mortgaged Property, (b) the obligation to pay when due all taxes on the Mortgaged Property, (c) the obligation to keep the Mortgaged Property insured and (d) the obligation to comply with all legal requirements with respect to the Mortgaged Property (including environmental laws), all as more particularly described in the Credit Agreement.

3.7 Condemnation Awards and Insurance Proceeds. Grantor assigns all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property and all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary, subject to the terms of the Credit Agreement.

Notwithstanding the foregoing, Beneficiary shall make available to Grantor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Grantor or the borrowers would be entitled to retain such funds under the terms of the Credit Agreement.

4. DEFAULT AND FORECLOSURE

4.1 Remedies. If an Event of Default exists, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

4.1.1 Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

4.1.2 Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and

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without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

4.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or Trustee in connection therewith in accordance with the provisions of Section 4.7.

4.1.4 Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that five days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.

4.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

4.1.6 Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant with respect to the Mortgaged Property contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including

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the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, and (b) any right to a marshaling of assets or a sale in inverse order of alienation.

4.6 Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

4.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the order contemplated by Section 6.5 of the Credit Agreement, unless otherwise required by applicable law.

4.8 Occupancy After Foreclosure. Subject to applicable law, the purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any

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action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

4.9 Additional Advances and Disbursements; Costs of Enforcement.

4.9.1 If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust, shall bear interest and shall be payable in accordance with the terms of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

4.9.2 Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust or any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise, in all cases subject to the terms of the Credit Agreement.

4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

5. ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. Grantor hereby assigns to Beneficiary a present, absolute assignment of the Leases and Rents. While any Event of Default exists, Beneficiary shall be entitled to (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) lease all or any part of the Mortgaged Property; and/or (e) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

5.2 No Obligation. Notwithstanding Beneficiary’s rights hereunder, Beneficiary shall not be obligated to perform, and Beneficiary does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Deed of Trust. Beneficiary shall have no responsibility on account of this Deed of Trust for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any

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dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property other than for its gross negligence or willful misconduct.

5.3 Right to Apply Rents. Beneficiary shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Beneficiary may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Deed of Trust or the rights of Beneficiary hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property. After the payment of all such costs and expenses and after Beneficiary has established such reserves as it, in its reasonable discretion, deems necessary for the proper management of the Mortgaged Property, Beneficiary shall apply all remaining Rents received by it in the manner contemplated by the Credit Agreement.

5.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

6. SECURITY AGREEMENT

6.1 Security Interest. This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Trustee and Beneficiary, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreement sent to Grantor at least five days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any conflict between this Deed of Trust and the Security Agreement in connection with the treatment of such property, the Security Agreement shall control.

6.2 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

7. CONCERNING THE TRUSTEE

7.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him

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hereunder, believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s gross negligence or willful misconduct hereunder. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties. Grantor’s obligations under this Section shall not be reduced or impaired by principles of comparative or contributory negligence.

7.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

7.3 Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

7.4 Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

7.5 Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

8. MISCELLANEOUS

8.1 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in prerson, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and properly addressed.

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Notices shall be addressed as follows:

If to Grantor: United Agri Products, Inc.

____________________________

Greeley, CO ______

Attn: ______________

Fax: (            ) ___-____

with a copy to: United Agri Products, Inc.

7251 W. 4th Street

Greeley, CO 80634

Attn: _______________

Fax: (            ) ___-____

and to: Apollo Management, L.P.

1301 Avenue of the Americas

New York, NY 10019

Attn: Joshua Harris

Fax: (212) ___-____

If to Beneficiary:

c/o General Electric Capital Corporation

500 West Monroe Street

Chicago, Illinois 60661

ATTN: United Agri Products, Inc. Account Officer

Fax: (312) 463-3848

with a copy to:

General Electric Capital

Corporation

777 Long Ridge Road

Stamford, Connecticut 06927-5100

ATTN: Corporate Counsel

Commercial Finance – Equity Sponsor Group

Fax: (203) 316-7196

and

General Electric Capital

Corporation

299 Park Avenue, 6th Floor

New York, NY 10171

ATTN: Corporate Counsel

Commercial Finance	– Equity Sponsor Group

Fax: (212) 983-8766

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8.2 Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

8.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

8.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

8.5 Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

8.6 Release. Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust.

8.7 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the

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provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

8.8 Governing Law. This Deed of Trust shall be governed by the laws of the State in which the Land is located.

8.9 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

8.10 Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

EXECUTED as of the date first above written.

[UNITED AGRI PRODUCTS, INC.]

By:
Name:
Title:

THE STATE OF _____________	§
§
COUNTY OF ______________	§

This instrument was acknowledged before me on ___________, 200_, by ______________, _________________ of _____________, a __________________, on behalf of said corporation.

Notary Public, State of ________

12

EXHIBIT A

[Legal Description]

EXHIBIT 4.3(d)

BORROWING BASE CERTIFICATE

Date: ____________, ______

This Certificate is given by United Agri Products, Inc., a Delaware corporation, in its capacity as Borrower Representative, on behalf of the [U.S. Borrowers]/[Canadian Borrower] pursuant to subsection 4.3(d) of that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 among Borrower Representative, the other Person named therein as a Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto, General Electric Capital Corporation, as Agent and GE Canada Finance Holding Company as Canadian Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of [U.S. Borrowers]/[Canadian Borrower], in such officer’s official capacity. By executing this Certificate such officer hereby certifies to Agent and Lenders, in such officer’s official capacity, that:

(a)	Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for [U.S. Borrowers]/[Canadian Borrower] as of the above date;

(b)	Based on such schedule, the proposed Borrowing Base as of the above date is:

$__________________ or the Dollar Equivalent thereof

(c)	Attached hereto as Schedule II is a summary of all Accounts and Inventory that do not meet the eligibility criteria in Sections 1.7 and 1.8 of the Credit Agreement.

IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

UNITED AGRI PRODUCTS, INC., as Borrower Representative

By:
Name:
Title:

Exhibit 4.3(d)-1

SCHEDULE 1

TO EXHIBIT 4.3(d)

BORROWING BASE CERTIFICATE OF

[U.S. BORROWERS] / [CANADIAN BORROWER]

BORROWING BASE CALCULATION

	U.S. Borrowing Availability	Canadian Borrowing Availability	Aggregate Borrowing Availability
Accounts
Accounts (a):
Add: Prepayments (to the extent included in the above)

Total Accounts	$0	$0	$0

Less Ineligible Accounts:
Accounts/Extended Accounts Over 60 past due			—
Cross aging			—
Customer allowances			—
Intercompany accounts			—
Short payment accounts			—
Government accounts			—
Foreign accounts			—
Finance charges			—
Employee accounts			—
Bankrupt accounts			—
Restructured/Doubtful accounts			—
Tolling accounts			—
Bill and hold accounts			—
Sales tax accrual			—
Unreconciled Differences			—
Canadian Borrower warehouse accounts (third party warehousing)			—

Schedule 1 to Exhibit 4.3(d)-1

BORROWING BASE CALCULATION

Customer advances			—
Other Reserves			—
Other ineligibles included in Section 1.7 and not reflected above			—

Total Ineligibles	—	—	—

Total Eligible Accounts	$0	$0	$0
Less Extended Term Accounts			—

Total Non-Extended Term Accounts	—	—	—
Less Dilution Reserve	—	—	—

Non-Extended Term Accounts less Dilution	—	—	—
Advance Rate	85%	85%	85%

Available Non-Extended Term Accounts	—	—	—

Extended Term Accounts	—	—	—
Less Dilution Reserve	—	—	—

Extended Term Accounts less Dilution	—	—	—
Advance Rate	75%	75%	75%

Available Extended Term Accounts	—	—	—

Total Extended and Non Extended Accounts Availability	$0	$0	$0

Inventory
Inventory (b)			$0
Add: Negative Inventory (to the extent not included above)			—
Add: In-Transit Inventory (to the extent not included above)			—
Add: Consignment Accrual			—

Total Inventory	$0	$0	$0

Less Ineligible Inventory:
Obsolete/ slow moving Inventory			—
Shrink reserve			—

Schedule 1 to Exhibit 4.3(d)-2

BORROWING BASE CALCULATION

Consigned Inventory from vendor			—
Work-In-Process Inventory			—
Packaging Inventory			—
Supplies/spare parts Inventory			—
Tolling inventory			—
Rework/damaged inventory (Canada)			—
Reconciling items			—
Manufacturing variances			—
Inventory at Locations less than $100,000			—
Rent Reserves (Section 2.6)			—
Other Reserves			—
Other ineligibles included in Section 1.8			—
Customer Advances			—

Total Ineligible Inventory	—	—	—

Total Eligible Inventory	—	—	—
Advance Rate	55%(60% or 65%, as applicable)	55%(60% or 65%, as applicable)	55%(60% or 65%, as applicable)

Book Available Inventory	—	—	—
(1) Net Book Available Inventory	—	—	—

Inventory	—	—	—
Less: Work-In-Process	—	—	—
Less: Packaging	—	—	—

Less: Other deductions itemized in the most recent Appraisal

Eligible Liquidation Inventory	—	—	—
Net Orderly Liquidation Factor

Recovery Value	—	—	—

Schedule 1 to Exhibit 4.3(d)-3

BORROWING BASE CALCULATION

(2) 85% or 90% (as applicable) Multiplied times the Recovery Value	—	—	—

Inventory Availability (Lesser of (1) or (2) above)	$0	$0	$0

Total Borrowing Base (Accounts Availability plus Inventory Availability)	$0	$0	$0

Schedule 1 to Exhibit 4.3(d)-4

EXHIBIT 4.3(k)

COMPLIANCE CERTIFICATE

Date: __________, _____

This Certificate is given by United Agri Products, Inc., a Delaware corporation, in its capacity as Borrower Representative, pursuant to Section 4.3(k) of that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto, General Electric Capital Corporation, as Agent, and GE Canada Finance Holding Company, as Canadian Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative. By executing this Certificate such officer hereby certifies to Agent, Canadian Agent and Lenders in such officer’s official capacity, that:

(a) the financial statements delivered with this Certificate in accordance with Section 4.3(a) and/or 4.3(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings, Borrowers and/or their Subsidiaries as of the dates of such financial statements;

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are taking and propose to take with respect thereto;

(d) except as set forth on Schedule 1 hereto, Borrowers are in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7 and 3.8 and Section 4.2 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

(e) except as set forth on Schedule 2 hereto, subsequent to the date of the most recent Compliance and Excess Cash Flow Certificate submitted by Borrower Representative pursuant to Section 4.3(k) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses

Exhibit 4.3(k)-1

or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

(f) Excess Cash Flow, as demonstrated by the calculation on Schedule 4 hereto, for the Fiscal Year ending ___________ equals $                    . [NOTE TO BORROWERS: THIS CLAUSE IS ONLY REQUIRED TO BE COMPLETED IN CONNECTION WITH THE DELIVERY OF AUDITED FINANCIAL STATEMENTS PURSUANT TO SECTION 4.3(b) OF THE CREDIT AGREEMENT SO LONG AS THE LEVERAGE RATIO EXCEEDS 3.5 TO 1.0]

(g) except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Compliance and Excess Cash Flow Certificate submitted by Borrower Representative pursuant to Section 4.3(k) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

UNITED AGRI PRODUCTS, INC., as Borrower Representative

By
Its

Exhibit 4.3(k)-2

SCHEDULE 1

EXHIBIT 4.3(k)

ALL AMOUNTS IN EXHIBIT 4.3(k) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

INDEBTEDNESS

(Section 3.1)

Intercompany Indebtedness among Borrowers and their Subsidiaries:

Actual in the aggregate	$_______________
Permitted in the aggregate	$25,000,000
Cash equity contributions by U.S. Borrowers to Canadian Borrower	$_______________
In Compliance	Yes/No

Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases:

Actual in the aggregate	$_______________
Permitted in the aggregate	$50,000,000
In Compliance	Yes/No

Performance bonds, surety bonds, appeal bonds, customs bonds:

Actual in the aggregate	$_______________
Permitted in the aggregate	$15,000,000
In Compliance	Yes/No

Unsecured Subordinated Debt used to pay all or a portion of the Purchase Price of a Permitted Acquisition:

Actual in the aggregate	$_______________
Permitted in the aggregate	$100,000,000
In Compliance	Yes/No

Other unsecured debt:

Actual in the aggregate	$_______________
Permitted in the aggregate	$100,000,000
In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-1

INVESTMENTS

(Section 3.3)

Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:

Actual in the aggregate	$_______________

Permitted in the aggregate	$5,000,000

In Compliance	Yes/No

Cash equity contributions by U.S. Borrowers to Canadian Borrower:

Actual in the aggregate	$_______________

Intercompany loans owing to U.S. Borrowers and their Wholly-Owned Domestic Subsidiaries by Canadian Borrower and its Domestic Subsidiaries	$_______________

Total	$_______________

Total Permitted	$25,000,000

Investments in joint ventures

Actual in the aggregate	$_______________

Proceeds actually received in respect of such Investments made pursuant to Section 3.3(m)(i)	$_______________

Permitted in the aggregate	$25,000,000 + Proceeds actually received in respect of such Investments made pursuant to Section 3.3(m)(i)

In Compliance	Yes/No

Initial and follow-up Investments in joint ventures in the agricultural chemical industry which give Credit Parties the option to purchase the majority interests in such joint ventures

Actual in the aggregate	$_______________

Proceeds actually received in respect of Investments made pursuant to Section 3.3(m)(ii)	$_______________

Schedule 1 to Exhibit 4.3(k)-2

Permitted in the aggregate	$20,000,000 + Proceeds actually received in respect of such Investments made pursuant to Section 3.3(m)(ii)

In Compliance	Yes/No

Investments described in Section 3.3(o)

Starting Amount	$25,000,000

Plus 50% of Consolidated Net Income from the period beginning November 24, 2003 (taken as one accounting period) to the Closing Date (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Plus 75% of Consolidated Net Income from the period beginning the Closing Date (taken as one accounting period) to the applicable date or, if Consolidated Net Income is not reasonably determinable, to the end of Borrower Representative’s most recently ended fiscal period for which internal financial statements are available (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Schedule 1 to Exhibit 4.3(k)-3

Plus 100% of the aggregate net cash proceeds and the fair market value of property other than cash received by Holdings or Borrowers since November 24, 2003 as a contribution to its common equity capital or from the issue or sale of Stock of Holdings or Borrowers or from the issue or sale of debt securities of Holdings or Borrowers that have been converted into or exchanged for such Stock (other than Stock (or debt securities) sold to a Subsidiary of Holdings)

$_______________

Plus the net cash proceeds (net of expenses), and the fair market value of property other than cash, received by any Credit Party from the sale or other disposition (other than to a Credit Party) of any investment made under Section 3.3(o) since November 24, 2003 and repurchase and redemptions of such Investments by any Person (other than a Credit Party) and repayment of loans or advances that constituted such an Investment by any Person (other than a Credit Party).

$_______________

Less amounts of Investments described in Section 3.3(o)	$_______________

Less Restricted Payments made pursuant to Section 3.5(k)	$_______________

Schedule 1 to Exhibit 4.3(k)-4

Less prepayments or repurchases of Subordinated Notes pursuant to Section 3.17 (excluding (a) such prepayments or repurchases (including accrued interest, redemption premiums, liquidated damages and related expenses) funded directly or indirectly with proceeds of 9b) repurchases, redemptions, defeasements, or prepayments permitted by Section 3.17(ii)

$_______________

Less Restricted Payments made pursuant to Section 3.5(d)	$_______________

Do Investments made pursuant to Section 3.3(o) exceed the amount of Permitted Distributions pursuant to Section 3.5(d) at the applicable date of determination	Yes/No

Other Investments

Actual in the aggregate (valued at the time of making thereof)	$_______________

Permitted in the aggregate ($45,000,000 plus any proceeds received from Investments made pursuant to Section 3.3(p))	$_______________

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-5

CONTINGENT OBLIGATIONS

(Section 3.4)

Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and customs bonds and other similar obligations:

Actual in the aggregate	$_______________

Permitted in the aggregate	$15,000,000

In Compliance	Yes/No

Other Contingent Obligations not otherwise permitted in Sections 3.4(a) through (h):

Actual in the aggregate	$_______________

Permitted in the aggregate	$25,000,000

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-6

RESTRICTED JUNIOR PAYMENTS

(Section 3.5)

Dividends to Holdings to Repurchase Stock

Actual during current Fiscal Year	$_______________

Plus carry-forward of unused amounts	$_______________

Permitted during current Fiscal Year	$2,500,000, plus carry-forward of unused amounts

Actual in the aggregate	$_______________

Permitted in the aggregate	$12,500,000

In Compliance	Yes/No

Restricted Payments permitted under Section 3.5(d) at the time of such payment

Starting Amount	$25,000,000

Plus 50% of Consolidated Net Income from the period beginning November 24, 2003 (taken as one accounting period) to the Closing Date (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Plus 75% of Consolidated Net Income from the period beginning the Closing Date (taken as one accounting period) to the applicable date or, if Consolidated Net Income is not reasonably determinable, to the end of Borrower Representative’s most recently ended fiscal period for which internal financial statements are available (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Schedule 1 to Exhibit 4.3(k)-7

Plus 100% of the aggregate net cash proceeds (including, without limitation or duplication, net of expenses incurred in connection with the Offering) and the fair market value of property other than cash received by Holdings or Borrowers since November 24, 2003 as a contribution to its common equity capital or from the issue or sale of Stock of Holdings or Borrowers or from the issue or sale of debt securities of Holdings or Borrowers that have been converted into or exchanged for such Stock (other than Stock (or debt securities) sold to a Subsidiary of Holdings)

$_______________

Plus the net cash proceeds (net of expenses) and the fair market value of property other than cash, received by any Credit Party from the sale or other disposition (other than to a Credit Party) of any investment made under Section 3.3(o) since November 24, 2003 and repurchase and redemptions of such Investments by any Person (other than a Credit Party) and repayment of loans or advances that constituted such an Investment by any Person (other than a Credit Party).

$_______________

Less Amount of Investments described in Section 3.3(o)	$_______________

Less Restricted Payments made pursuant to Section 3.5(k)	$______________

Less prepayments or repurchase of Subordinated Notes pursuant to Section 3.17 (excluding (a) such prepayments or repurchases (including accrued interest, redemption premiums, liquidated damages, and related expenses) funded directly or indirectly with proceeds of the Offering, and (b) repurchases, redemptions, defeasements, or prepayments permitted by Section 3.17(ii))

$______________

Schedule 1 to Exhibit 4.3(k)-8

Less Restricted Payment pursuant to Section 3.5(d)	$______________

Aggregate Borrowing Availability is no less than $40,000,000	Yes/No

An Event of Default has occurred and is continuing or would result from giving effect to such Permitted Distribution	Yes/No

Do Restricted Payments, together with the aggregate amount of all other Restricted Payments made by Borrowers and Holdings between November 24, 2003 and the Closing Date pursuant to Section 3.5(d) exceed the amount of Permitted Distributions pursuant to Section 3.5(d) at the time of and after giving effect to such Restricted Payment

Yes/No

Dividends on any Borrower’s common stock (or dividends to Holdings for dividends on Holdings’ common stock)

Aggregate Borrowing Availability is no less than $40,000,000	Yes/No

Dividends on any Borrower’s common stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings’ common stock) following the Offering of up to 7.5% per annum of the amount contributed to Borrowers by Holdings from the proceeds received by Holdings from the Offering.

$_______________

Restricted Payments in respect of such public offering permitted	Yes/No

Schedule 1 to Exhibit 4.3(k)-9

DISPOSAL OF ASSETS

(Section 3.7)

Describe any Asset Dispositions made during Fiscal Year (list each transaction by market value of assets sold):

___________________________________________________________________________________	$______________

___________________________________________________________________________________	$______________

___________________________________________________________________________________	$______________

___________________________________________________________________________________	$______________

Permitted Asset Dispositions in any single Fiscal Year (asset market value)	$40,000,000

In Compliance	Yes/No

Percentage of proceeds in form of cash or Cash Equivalents	______________%

Percentage required compliance	75%

Percentage of proceeds in form of promissory notes	______________%

Percentage required (balance of proceeds)	______________%

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-10

SALE-LEASEBACKS

(Section 3.16)

Sale-leaseback transactions, lease in-lease out transactions and similar transactions

Actual in the aggregate	$_______________

Permitted in the aggregate	$50,000,000

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-11

PREPAYMENTS OF OTHER INDEBTEDNESS

(Section 3.17)

Starting Amount	$25,000,000

Plus 50% of Consolidated Net Income from the period beginning November 24, 2003 (taken as one accounting period) to the Closing Date (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Plus 75% of Consolidated Net Income from the period beginning the Closing Date (taken as one accounting period) to the applicable date or, if Consolidated Net Income is not reasonably determinable, to the end of Borrower Representative’s most recently ended fiscal period for which internal financial statements are available (or if such Consolidated Net Income is a deficit, less 100% of such deficit)

$_______________

Plus 100% of the aggregate net cash proceeds (including, without limitation or duplication, net of expenses incurred in connection with the Offering), and the fair market value of property other than cash received by Holdings or Borrowers since November 24, 2003 as a contribution to its common equity capital or from the issue or sale of Stock of Holdings or Borrowers or from the issue or sale of debt securities of Holdings or Borrowers that have been converted into or exchanged for such Stock (other than Stock (or debt securities) sold to a Subsidiary of Holdings)

$_______________

Schedule 1 to Exhibit 4.3(k)-12

Plus the net cash proceeds (net of expenses) and the fair market value of property other than cash, received by any Credit Party from the sale or other disposition (other than to a Credit Party) of any investment made under Section 3.3(o) since November 24, 2003 and repurchase and redemptions of such Investments by any Person (other than a Credit Party) and repayment of loans or advances that constituted such an Investment by any Person (other than a Credit Party).

$_______________

Less amount of Investments described in Section 3.3(o)	$_______________

Less Restricted Payments made pursuant to Section 3.5(k)	$______________

Less prepayments or repurchase of Subordinated Notes pursuant to Section 3.17 (excluding (a) such prepayments or repurchases (including accrued interest, redemption premiums, liquidated damages, and related expenses) funded directly or indirectly with proceeds of the Offering, and (b) repurchases, redemptions, defeasements, or prepayments permitted by Section 3.17(ii))

$______________

Less Restricted Payments made pursuant to Section 3.5(d)	$______________

Total Prepayment of other Indebtedness	$______________

Do Total Investments pursuant to Section 3.3(o) exceed the amount of Permitted Distributions pursuant to Section 3.5(d)	Yes/No

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-13

MINIMUM FIXED CHARGE COVERAGE RATIO

(Section 4.2)

Aggregate Borrowing Availability	$

Minimum Fixed Charge Coverage Ratio covenant applicable	Yes/No

If yes, Fixed Charge Coverage Ratio measured as of the last day of the most recent month for the 12-month period then ended

Required Fixed Charge Coverage Ratio	1.1 to 1.0

In Compliance	Yes/No

Schedule 1 to Exhibit 4.3(k)-14

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrowers have taken, are taking or propose to take with respect thereto; if no condition or event exists, state “None.”]

Schedule 1 to Exhibit 4.3(k)-15

SCHEDULE 2

Exhibit 4.3(k)

ORGANIZATION/LOCATION CHANGES

[If any Credit Party has (i) changed its name as it appears in official filings in the state of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction or organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any Person, such change shall be specified below; if no such change has been made, state “None.”]

Schedule 2 to Exhibit 4.3(k)-1

SCHEDULE 3

Exhibit 4.3(k)

CAPITALIZATION CHANGES

[If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state “None.”

Schedule 3 to Exhibit 4.3(k)-1

SCHEDULE 4

EXHIBIT 4.3(k)

EXCESS CASH FLOW

(Section 1.5(b))

Excess Cash Flow is calculated for Holdings and its Subsidiaries, and is defined as follows:

EBITDA of Holdings and its Subsidiaries		$___________

Plus:	any decrease in Working Capital during the Fiscal Year versus the prior Fiscal Year	____________

	extraordinary gains which are cash items not included in the calculation of EBITDA (except to the extent such gain consists of Net Proceeds)	____________

Less:	Capital Expenditures of Holdings and its Subsidiaries (excluding the financed portion thereof)	____________

	Interest Expense	____________

	scheduled principal payments paid or payable in respect of Funded Debt	____________

	income taxes paid in cash	____________

	any increase in Working Capital during the Fiscal Year versus the prior Fiscal Year	____________

	losses which are cash items not included in the calculation of EBITDA	____________

	aggregate amounts of all voluntary prepayments of Term Loans	____________

	voluntary prepayments permitted hereunder of term Indebtedness (other than the Term Loan)	____________

	cash consideration paid in respect of a Permitted Acquisition or Investment permitted hereunder (excluding the financed portion thereof)	____________

Schedule 4 to Exhibit 4.3(k)-1

permitted dividends or distributions or repurchases of equity interests paid in cash by U.S. Borrowers to Holdings and permitted dividends paid by any Subsidiary to any one other than the Borrowers or another Subsidiary

___________

Subtotal	$

Required Prepayment Percentage	50%

Excess Cash Flow	$

Schedule 4 to Exhibit 4.3(k)-2

EXHIBIT 8.1

to

CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of _____ by and between _____ (“Assignor Lender”) and _____ (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, UNITED AGRI PRODUCTS, INC., a Delaware corporation (“UAP”), UAP DISTRIBUTION, INC., a Delaware corporation (“UAP Distribution”), LOVELAND PRODUCTS, INC., a Colorado corporation (“Loveland Products” and together with UAP and UAP Distribution are sometimes referred to herein as the “U.S. Borrowers” and individually as a “U.S. Borrower”), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada (“Canadian Borrower”) (U.S. Borrowers and Canadian Borrower are sometimes referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of June 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.	ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in the Loans, Letter of Credit Obligations, Loan Documents and the Collateral as will result in Assignee

Exhibit 8.1-1

Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount		Pro Rata Share
Revolving Loan	$	____________	____	%

Term Loan	$	____________	____	%

1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][_____ __, ____] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.	INITIAL PAYMENT AND DELIVERY OF NOTES

2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 8.1(a) of the Credit Agreement.

2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the

Exhibit 8.1-2

assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f) No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or any Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 1.10(a) of

Exhibit 8.1-3

the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.10(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.10(b) of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement [or from any other inaccuracy in the foregoing].

3.2 Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.	LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

Exhibit 8.1-4

5.	FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.	NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.	AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.	SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.	SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Exhibit 8.1-5

11.	APPLICABLE LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

12.	COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

Exhibit 8.1-6

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Title:

UNITED AGRI PRODUCTS, INC., as Borrower Representative

By:
Title:

Exhibit 8.1-7

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$	_________

Term Loan	$	_________

Subtotal	$	_________

Accrued Interest	$	_________

Unused Line Fee	$	_________

Other + or -$	$	_________

Total	$	_________

All determined as of the Effective Date.

Schedule 2.1-1

Schedule 1.1(a)(iv)

to

CREDIT AGREEMENT

Accounting Periods of each Fiscal Year

Accounting Periods for FY 2007	Period
Period #1	February 27, 2006 to March 26, 2006

Period #2	March 27, 2006 – April 23, 2006

Period #3	April 24, 2006 – May 28, 2006

Period #4	May 29, 2006 - June 25 2006

Period #5	June 26, 2006 – July 23, 2006

Period #6	July 24, 2006 to August 27, 2006

Period #7	August 28, 2006 to September 24, 2006

Period #8	September 25, 2006 – October 22, 2006

Period #9	October 23, 2006 – November 26, 2006

Period #10	November 27, 2006 – December 24, 2006

Period #11	December 25, 2006 – January 21, 2007

Period #12	January 22, 2007 – February 25, 2007

Accounting Periods for FY 2008	Period
Period #1	February 26, 2007 to March 25, 2007

Period #2	March 26, 2007 – April 22, 2007

Period #3	April 23, 2007 – May 27, 2007

Period #4	May 28, 2007 – June 24, 2007

Period #5	June 25, 2007 – July 22, 2007

Period #6	July 23, 2007 to August 26, 2007

Period #7	August 27, 2007 to September 23, 2007

Period #8	September 24, 2007 – October 21, 2007

Period #9	October 22, 2007 – November 25, 2007

Period #10	November 26, 2007 – December 23, 2007

Period #11	December 24, 2007 – January 20, 2008

Period #12	January 21, 2008 – February 24, 2008

Schedule 1.1(a)(iv)-1

Accounting Periods for FY 2009	Period
Period #1	February 25, 2008 to March 23, 2008

Period #2	March 24, 2008 – April 20, 2008

Period #3	April 21, 2008 – May 25, 2008

Period #4	May 26, 2008 – June 22, 2008

Period #5	June 23, 2008 – July 20, 2008

Period #6	July 21, 2008 to August 24, 2008

Period #7	August 25, 2008 to September 21, 2008

Period #8	September 22, 2008 – October 19, 2008

Period #9	October 20, 2008 – November 23, 2008

Period #10	November 24, 2008 – December 21, 2008

Period #11	December 22, 2008 – January 18, 2009

Period #12	January 19, 2009 – February 22, 2009

Accounting Periods for FY 2010	Period
Period #1	February 23, 2009 to March 22, 2009

Period #2	March 23, 2009 – April 19, 2009

Period #3	April 20, 2009 – May 24, 2009

Period #4	May 25, 2009 – June 21, 2009

Period #5	June 22, 2009 – July 19, 2009

Period #6	July 20, 2009 to August 23, 2009

Period #7	August 24, 2009 to September 20, 2009

Period #8	September 21, 2009 – October 18, 2009

Period #9	October 19, 2009 – November 22, 2009

Period #10	November 23, 2009 – December 20, 2009

Period #11	December 21, 2009 – January 17, 2010

Period #12	January 18, 2010 – February 28, 2010

Schedule 1.1(a)(iv)-2

Accounting Periods for 2011	Period
Period #1	March 1, 2010 to March 28, 2010

Period #2	March 29, 2010 – April 25, 2010

Period #3	April 26, 2010 – May 30, 2010

Period #4	May 31, 2010 – June 27, 2010

Period #5	June 28, 2010 – July 25, 2010

Period #6	July 26, 2010 to August 29, 2010

Period #7	August 30, 2010 to September 26, 2010

Period #8	September 27, 2010 – October 24, 2010

Period #9	October 25, 2010 – November 28, 2010

Period #10	November 29, 2010 – December 26, 2010

Period #11	December 27, 2010 – January 23, 2011

Period #12	January 24, 2011 – February 27, 2011

Accounting Periods for 2012	Period
Period #1	February 28, 2011 to March 27, 2011

Period #2	March 28, 2011 – April 24, 2011

Period #3	April 25, 2011 – May 29, 2011

Period #4	May 30, 2011 – June 26, 2011

Period #5	June 27, 2011 – July 24, 2011

Period #6	July 25, 2011 to August 28, 2011

Period #7	August 29, 2011 to September 25, 2011

Period #8	September 26, 2011 – October 23, 2011

Period #9	October 24, 2011 – November 27, 2011

Period #10	November 28, 2011 – December 25, 2011

Period #11	December 26, 2011 – January 22, 2012

Period #12	January 23, 2012 – February 26, 2012

Schedule 1.1(a)(iv)-3